UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Advanced Medical Optics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1700 E. St. Andrew Place, Santa Ana, CA 92705 (714) 247-8200

April 25, 2008

Dear Stockholder:

We invite you to attend our annual meeting of stockholders on Thursday, May 29, 2008, at 10:00 a.m., to be held at our headquarters located at 1700 E. St. Andrew Place, Santa Ana, California.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and the procedures for the meeting. It also describes how the company’s board of directors operates and gives certain information about the company. In addition, we have enclosed a copy of the Annual Report to Stockholders, which includes the company’s financial statements for 2007.

We hope you will be able to attend our annual meeting. If you need special assistance at the meeting, please contact our Investor Relations department at the address above.

James V. Mazzo

Chairman and

Chief Executive Officer

1700 E. St. Andrew Place, Santa Ana, CA 92705 (714) 247-8200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	May 29, 2008

Time:	10:00 a.m.

Place:	Advanced Medical Optics, Inc.
1700 E. St. Andrew Place
Santa Ana, California 92705

Purpose:	• To elect three directors

• To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008

• To re-approve the Advanced Medical Optics, Inc. 2002 Bonus Plan to enable us to meet tax deductibility requirements of Section 162 (m) of the Internal Revenue Code

•        To approve the 2004 Stock Incentive Plan, which was assumed by AMO with the 2007 acquisition of IntraLase Corp., in order to allow broader utilization of the shares under New York Stock Exchange regulations without increasing overall dilution

• To consider such other business as may properly come before the meeting or any adjournment of the meeting

YOUR VOTE IS IMPORTANT. YOU MAY VOTE YOUR SHARES BY EITHER (1) CALLING THE TOLL-FREE NUMBER SET FORTH ON YOUR PROXY CARD; (2) ACCESSING THE INTERNET AS INDICATED ON YOUR PROXY CARD; OR (3) SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE ITS ARRIVAL IN TIME FOR THE MEETING.

By Order of the Board of Directors

Aimee S. Weisner

Executive Vice President, Administration

and Secretary

April 25, 2008

ADVANCED MEDICAL OPTICS, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, MAY 29, 2008

GENERAL INFORMATION

The approximate date on which the enclosed proxy card and this proxy statement are first being sent to stockholders is April 25, 2008.

Outstanding Shares

On March 31, 2008, 60,782,205 shares of common stock (exclusive of 5,168 shares held in treasury) were outstanding. Each common share has one vote.

Who May Vote

Stockholders of Advanced Medical Optics, Inc. as of the annual meeting record date, March 31, 2008, may vote.

How To Vote

You may vote by proxy or in person at the meeting. To vote by proxy, you may vote in one of the following three ways:

•	Complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope;

•	Call the toll-free number listed on the proxy card; or

•	Access the Internet as indicated on the proxy card.

Even if you plan to attend the meeting, we recommend that you vote by proxy prior to the meeting. You can always change your vote as described below.

Important Notice Regarding the Availability of Proxy Materials

You are encouraged to access and review all of the important information contained in the proxy materials before voting. Our website, http://ir.amo-inc.com, contains the following important documents: the Notice of the Annual Meeting, our Proxy Statement and our 2007 Annual Report to Stockholders.

How Proxies Work

Advanced Medical Optics, Inc.’s board of directors is asking for your proxy. By giving us your proxy, you authorize the proxy holders (members of Advanced Medical Optics management) to vote your shares at the meeting in the manner you direct. If you do not specify how you wish us to vote your shares, your shares will be voted “for” all director candidates, “for” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2008, “for” re-approval of the AMO 2002 Bonus Plan, and “for” approval of the 2004 Stock Incentive Plan. Proxy holders will also vote shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one proxy card depending on how you hold your shares. The shares represented by each card will need to be voted separately. Generally, you need to either call the toll-free number, vote by accessing the Internet, sign and return all of your proxy cards or vote in person at the meeting to vote all of your shares. For example, if you hold shares through someone else, such as a stockbroker, you may get proxy material from them. Shares registered in your name and shares held in the Advanced Medical Optics 401(k) Plan also are covered by a separate proxy card. If a proxy card representing shares in the Advanced Medical Optics 401(k) Plan is not voted, those shares will be voted by the trustee of the 401(k) Plan in accordance with the direction of the company’s corporate benefits committee.

Quorum

In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares that abstain from voting on any proposal, or that are represented by “broker non-votes,” will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists. Shares owned by Advanced Medical Optics (also known as treasury shares) are not voted and do not count for this purpose.

Changing Your Vote

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying the Secretary of Advanced Medical Optics in writing at the address under “Questions?” on page 62.

Votes Needed

Director nominees receiving the largest number of votes cast are elected, up to the maximum number of directors fixed by the board to be elected at the meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors. The ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2008, the re-approval of the AMO 2002 Bonus Plan, the approval of the 2004 Stock Incentive Plan, and any other matter properly brought before the meeting will occur upon the affirmative vote of a majority of shares present and entitled to vote on such matter. Abstentions will be counted as shares present and entitled to vote on these proposals, and thus will have the effect of a negative vote. Broker non-votes are not considered shares entitled to vote and will have no impact on the auditor ratification proposal.

Attending In Person

Only stockholders, their designated proxies and guests of Advanced Medical Optics may attend the meeting.

ELECTION OF DIRECTORS

(Proposal 1)

General

The first proposal to be voted on at the meeting is the election of three directors. Each of these directors is to be elected as a Class III director for a three-year term expiring at the 2011 annual meeting. The board of directors, on the recommendation of the Organization, Compensation and Corporate Governance Committee, which acts as our nominating committee, has nominated Mr. James V. Mazzo, Mr. Robert J. Palmisano and Mr. James O. Rollans for these directorships. Each of these individuals is currently serving as an AMO director. Biographical information about each of the director nominees and the other directors continuing in office is included in “Director Information” below.

The Board of Directors recommends a vote “FOR” all nominees.

The board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the board will either select a substitute nominee or reduce the size of the board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee, in the discretion of the proxy holders.

In accordance with our bylaws, directors are elected by a plurality of the votes of shares represented and entitled to be voted at the meeting. That means the three nominees will be elected if they receive more affirmative votes than any other nominees.

Director Information

Our board of directors is separated into three classes, each with a three-year term. The current term of the Class I directors will expire at the 2009 annual meeting, the current term of the Class II directors will expire at the 2010 annual meeting, and the current term of the Class III directors will expire at the 2008 annual meeting.

Set forth below is biographical and other information about the persons who will make up the board following the annual meeting, assuming election of the nominees named below.

Nominees for Election as Directors—Term Expiring 2011

James V. Mazzo Class III Age: 50 Director since October 2001 Board committees: Science and Technology; Employee Incentive	Mr. Mazzo is our Chairman of the Board and Chief Executive Officer. He has been a member of our Board of Directors since October 2001. Mr. Mazzo has been Chief Executive Officer since our inception and was President from inception until November 2007. Mr. Mazzo became Chairman of the Board in May 2006. Prior to AMO’s spin-off from Allergan in 2002, Mr. Mazzo served in various positions at Allergan, most recently as Allergan’s Corporate Vice President and President, Surgical and CLCP Businesses. From April 1998 to January 2002, Mr. Mazzo was Allergan’s Corporate Vice President and President, Europe/Africa/Middle East Region. From January 2001 to January 2002, Mr. Mazzo also assumed the duties of President of Allergan’s Global Surgical Business, and from May 1998 to January 2001, he was the President of Global Lens Care Products for Allergan. From June 1997 to May 1998, he was Senior Vice President, U.S. Eyecare/Rx Sales and Marketing, and prior to that he served 11 years in a variety of positions at Allergan, including Director, Marketing (Canada), Vice President and Managing Director (Italy) and Senior Vice President, Northern Europe. Mr. Mazzo first joined Allergan in 1980. Mr. Mazzo sits on the boards of directors of Beckman Coulter and AdvaMed (Advanced Medical Technology Association).

Robert J. Palmisano Class III Age: 63 Director since May 2007 Board committees: Science and Technology	Mr. Palmisano is the President, Chief Executive Officer, and a member of the board of directors of ev3 Inc., a global endovascular device company, a position he assumed in April 2008. From November 2007 to April 2008, he was a Venture Partner with SV Life Sciences Advisors, a venture capital advisor and manager making investments in the human life sciences sector. Mr. Palmisano joined SV Life Sciences in November 2007. Prior to that, he was the Chief Executive Officer and a director of IntraLase Corp., which we acquired in April 2007. Mr. Palmisano joined IntraLase Corp. as President, Chief Executive Officer and a director in April 2003. From April 2001 to April 2003, Mr. Palmisano was the President, Chief Executive Officer and a director of MacroChem Corporation, a development stage pharmaceutical corporation. From April 1997 to January 2001, Mr. Palmisano served as President and Chief Executive Officer and a director of Summit Autonomous, Inc., a global medical products company that was acquired by Alcon, Inc. in October 2000. Prior to 1997, Mr. Palmisano held various executive positions with Bausch & Lomb Incorporated, a global eye care company. In addition to ev3 Inc., Mr. Palmisano sits on the board of directors of OsteoTech, Inc. Mr. Palmisano earned his bachelor’s degree in political science from Providence College.

James O. Rollans Class III Age: 64 Director since June 2002 Board committees: Audit and Finance (Chairman); Organization, Compensation and Corporate Governance	Mr. Rollans is the Presiding Director of our Board of Directors. Mr. Rollans retired in 2003 from the Board of Directors of Fluor Corporation and from his position as Fluor’s Group Executive of Investor Relations and Corporate Communications, in which he was responsible for leading the company’s external affairs, including Investor Relations, Corporate Communications, Community and Government Relations functions. Prior to assuming that role in February 2002, Mr. Rollans served as Group Executive of Business Services (from February 2001). Joining Fluor in 1982, Mr. Rollans’ tenure with the company included several positions at the senior executive level, including that of Senior Vice President and Chief Administrative Officer from 1994 to 1998; Senior Vice President and Chief Financial Officer from 1998 to 1999 and from 1992 to 1994; and Vice President of Corporate Communications from 1982 to 1992. He also served as the first President and Chief Executive Officer of Fluor Signature Services, the former business services enterprise of Fluor Corporation, from 1999 to 2001. Fluor is an engineering, procurement, construction and maintenance services company. Mr. Rollans is a member of the board of directors of Flowserve Corporation and Encore Credit Corporation.

Directors Continuing in Office—Term Expiring 2009

William J. Link, Ph.D. Class I Age: 62 Director since June 2002 Board committees: Audit and Finance; Science and Technology (Chairman); Organization, Compensation and Corporate Governance (Alternate)	Dr. Link is Managing Director and a co-founder of Versant Ventures, a venture capital firm located in Newport Beach, California investing in early-stage health care companies. Prior to co-founding Versant Ventures in 1999, Dr. Link was a general partner at Brentwood Venture Capital, where he invested in a number of early-stage companies. From 1986 to 1997, Dr. Link was Chairman and Chief Executive Officer of Chiron Vision, a subsidiary of Chiron Corporation founded by Dr. Link, which specialized in ophthalmic surgical products and which was later sold to Bausch & Lomb in 1997. Prior to Chiron Vision, Dr. Link founded and served as President of American Medical Optics, a division of American Hospital Supply Corporation, which was sold to Allergan in 1986. Before entering the health care industry, Dr. Link was an assistant professor in the Department of Surgery at the Indiana University School of Medicine. Dr. Link earned his bachelor’s, master’s and doctorate degrees in mechanical engineering from Purdue University.

G. Mason Morfit Class I Age: 32 Director since December 2007 Board committees: Science and Technology	Mr. Morfit is a Partner of ValueAct Capital, a private investment partnership and a significant AMO stockholder. Prior to joining ValueAct Capital in January 2001, Mr. Morfit worked in equity research for Credit Suisse First Boston for more than two years. He supported the senior healthcare services analyst, covering fifteen companies in the managed care and physician services industries. Mr. Morfit is a director of Valeant Pharmaceuticals International. MSD Performance, Inc. and a former director of Solexa, Inc. He has a B.A. from Princeton University, and is a CFA charterholder.

Michael A. Mussallem Class I Age: 55 Director since June 2002 Board committees: Organization, Compensation and Corporate Governance (Chairman); Science and Technology; Employee Incentive	Mr. Mussallem is the Chairman of the Board and Chief Executive Officer of Edwards Lifesciences Corporation, a position he has held since 2000, when Edwards Lifesciences was spun off from Baxter International, Inc. Edwards Lifesciences is a medical device company focused on cardiovascular disease treatments. Prior to 2000, Mr. Mussallem held a variety of positions with increasing responsibility in engineering, product development and senior management at Baxter International Inc. In addition to serving on the board of Edwards Lifesciences, Mr. Mussallem serves as chairman of AdvaMed, is a director and former chairman of the California Healthcare Institute, and is a director of the OCTANe Foundation for Innovation.

Deborah J. Neff Class I Age: 55 Director since July 2003 Board committees: Audit and Finance; Science and Technology	Ms. Neff is the President and Chief Executive Officer of Pathwork Diagnostics, Inc. (formerly Predicant Biosciences, Inc. and Biospect, Inc.), which she joined in 2003. Pathwork is focused on applying genomics to unmet clinical needs in oncology. Prior to joining Pathwork, from 1988 to 2003, Ms. Neff held a number of executive positions at Becton Dickinson and Company, a $4 billion global medical technology and device company. Most recently, from 2000 to 2003, she was Worldwide President of Becton Dickinson Biosciences, and from 1995 to 2000, she was President of the Biosciences and Microbiology Systems as well as the Becton Dickinson Immunocytometry Systems. Before joining Becton Dickinson, Ms. Neff held senior management positions with Organon-Teknicka Corporation and CooperBiomedical. In addition to serving on the board of Predicant, Ms. Neff is a member of the advisory board of the Healthcare Businesswomen’s Association, and a member of the board of directors of ForteBio, a private life science company.

Directors Continuing in Office—Term Expiring 2010

Christopher G. Chavez Class II Age: 52 Director since June 2002 Board committees: Organization, Compensation and Corporate Governance; Science and Technology; Audit and Finance (Alternate)	Mr. Chavez is President of Advanced Neuromodulation Systems (ANS), a position he has held since he joined ANS in April 1998 and which he continues to hold following the acquisition of ANS by St. Jude Medical, Inc. in November 2005. From April 1998 to November 2005, Mr. Chavez was also Chief Executive Officer and a Director of ANS. ANS is a medical device company focused on neurostimulation and drug pump technologies. Prior to joining ANS, Mr. Chavez was Vice President of Worldwide Marketing and Strategic Planning for Eastman Kodak’s Health Imaging Division where the division’s five worldwide profit centers reported to him. From 1981 to 1997, Mr. Chavez was with Johnson & Johnson Medical, Inc., a major division of Johnson & Johnson. While with J&J, he progressed through several positions in finance, strategic planning, domestic and international marketing, new business development and general management. His most recent position was Vice President and General Manager of the Infection Prevention Business Unit, one of four worldwide business units with approximately one-half billion dollars in sales. Mr. Chavez currently serves on the board of directors of the Medical Device Manufacturers Association.

Elizabeth H. Dávila Class II Age: 63 Director since May 2005 Board committees: Science and Technology	Ms. Dávila is a retired executive and the former Chairman of the Board of Directors and Chief Executive Officer of VISX, Incorporated, which we acquired in May 2005. Ms. Dávila served on the VISX Board of Directors from 1995 to 2005, and served as its Chairman and Chief Executive Officer from 2001 to 2005. From 1995 to 2001, Ms. Dávila held a number of positions at VISX, including Executive Vice President, President, and Chief Operating Officer. Prior to joining VISX, Ms. Dávila was at Syntex Corporation from 1977 to 1994, where she held senior management positions in its medical device, medical diagnostics, and pharmaceutical divisions. Ms. Dávila serves on the board of directors of Accuray Incorporated. She holds a masters degree in Chemistry from the University of Notre Dame and an M.B.A. from Stanford University.

Daniel J. Heinrich Class II Age: 52 Director Since December 2007 Board Committees: Audit and Finance	Mr. Heinrich has been the Senior Vice President—Chief Financial Officer of Clorox Co. since July 2004. He joined Clorox in March 2001 as vice president—Controller. He was elected Vice President—Chief Financial Officer in October 2003. From October 1996 through February 2001, he was employed by Transamerica Finance Corporation. Prior to that he was employed by Granite Management Corporation, an indirect subsidiary of Ford Motor Company, as Senior Vice President—Treasurer and Controller. He holds a bachelors of science degree in Business Administration from the University of California, Berkeley, and a master’s of Business Administration degree from St. Mary’s College of California.

Attendance at Meetings

Our board of directors met 14 times in 2007. Each of the directors attended more than 75% of the aggregate number of regularly scheduled and special board and applicable committee meetings held during the year, with the exception of Mr. Grant, who passed away in April 2007. In addition, all directors then in office attended the annual meeting of stockholders held on May 22, 2007.

Conduct of Meetings—Executive Sessions

Mr. James V. Mazzo, the Chairman of the Board, presides over each meeting of our board. Mr. James O. Rollans, the Presiding Director and a non-employee member of the board of directors, presides during each executive session, which occurs during each regularly scheduled board meeting. If Mr. Mazzo were not available to attend a meeting of the board, Mr. Rollans would preside over such meeting. If Mr. Rollans were not available to preside during an executive session, a non-employee member of the board would be selected by a majority of the outside directors in attendance at that meeting to preside over such executive session.

Director Compensation

The following table sets forth the compensation paid to our non-employee board members in 2007, and the narrative discussion that follows describes different components of our directors’ compensation. Mr. Mazzo, chairman of our board of directors, is also our chief executive officer, and as such does not receive additional compensation as a board member. For a description of Mr. Mazzo’s compensation, please see “Executive Officers” beginning on page 30.

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Christopher G. Chavez	$9,800	$142,625	$—	$—		$152,425
Elizabeth H. Dávila	44,998	101,446	—	8,817	(4)	155,261
William R. Grant	15,000	83,100	—	—		98,100
Daniel J. Heinrich	3,804	4,090	—	—		7,894
William J. Link, Ph.D.	10,800	148,985	—	—		159,785
G. Mason Morfit	3,669	4,028	—	—		7,697
Michael A. Mussallem	10,800	148,985	—	—		159,785
Deborah J. Neff	15,800	138,719	—	—		154,519
Robert J. Palmisano	17,994	62,812	—	197,388	(5)	278,194
James O. Rollans	23,600	155,362	—	—		178,962

(1)

Cash compensation is composed of annual retainers and fees for meetings attended in person or by telephone between January 2, 2007 and May 22, 2007, at which time meeting fees were discontinued. Prior to each annual meeting of stockholders, directors may elect to receive some or all of their annual retainers in the form of restricted stock units, computed on the basis of the closing price of our common stock on the date of the annual meeting. See footnote (2) and the narrative discussion below.

(2)

Amounts shown in this column reflect our accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards. This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of restricted stock and restricted stock units granted to the directors. The fair value was estimated in accordance with Statement of Financial Accounting Standard 123R (FAS 123R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information and our assumptions made in calculating amounts under FAS 123R, refer to Note 11 of our financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. Stock awards in 2007 were composed of 3,650 restricted stock units that were awarded to each non-employee director on May 22, 2007, the date of our 2007 annual meeting of stockholders, plus such number of units, if any, that were awarded to such directors in lieu of payment in cash of their annual retainers. The grant date fair values for these awards were $217,489 for Mr. Rollans; $210,121 for each of Dr. Link and Mr. Mussallem; $202,754 for each of Mr. Chavez and Ms. Neff; and $153,665 for Ms. Dávila. Mr. Grant received no new awards for 2007. 2007 expense also includes initial grants of restricted stock units to three new directors on their dates of appointment: Mr. Palmisano, May 22, 2007 (7,300 units, grant date fair value $307,330); Mr. Heinrich, December 3, 2007 (6,129 units, grant date fair value $154,573); and Mr. Morfit, December 4, 2007 (6,235 units, grant date fair value $157,683).

(3)

No stock options were awarded to our non-employee directors in 2007. All stock options previously granted to non-employee directors are vested. As of December 31, 2007, the aggregate number of vested stock option awards and unvested restricted stock units outstanding for each of our non-employee directors are set forth below:

	No. of Options	No. of Units
Mr. Chavez	36,000	4,816
Ms. Dávila	322,108	3,650
Mr. Heinrich	—	6,129
Dr. Link	9,500	4,991
Mr. Morfit	—	6,235
Mr. Mussallem	36,000	4,991
Ms. Neff	29,500	4,816
Mr. Palmisano	—	7,300
Mr. Rollans	36,000	5,166

(4)

In fulfillment of the terms of an agreement that Ms. Dávila had with VISX, Incorporated, for which Ms. Dávila was serving as Chief Executive Officer at the time it was acquired by AMO in May 2005, we provide Ms. Dávila with certain health and welfare benefits during a 36-month period expiring in May 2008. The elements of these benefits in 2007, and the expense to AMO of providing them, are as follows: medical and vision insurance coverage ($7,242), dental insurance coverage ($815), life and AD&D insurance coverage ($727) and short-term disability insurance (self-funded, administration fee of $33 per year).

(5)

In fulfillment of the terms of an agreement that Mr. Palmisano had with IntraLase Corp., for which Mr. Palmisano served as President and Chief Executive Officer at the time it was acquired by AMO in April 2007, we provide Mr. Palmisano with certain health and welfare benefits during a 36-month period expiring in April 2010. The elements of these benefits in 2007, and the expense to AMO of providing them, are as follows: medical and vision insurance coverage ($7,242); dental insurance coverage ($815); and life and AD&D insurance coverage ($1,038). In addition, we entered into a consulting agreement with Mr. Palmisano from May to August 2007. In consideration for Mr. Palmisano’s services with respect to potential acquisitions, Mr. Palmisano was paid a total of $175,000, was reimbursed for travel expense ($3,336), and was provided with the use of AMO offices. In addition, we provided temporary administrative assistance to Mr. Palmisano at an expense to AMO of $9,957.

The following are the elements of AMO director compensation effective in May 2007:

•	Annual retainer, paid in cash or restricted stock units at the election of the director, in the following amounts:

•	Chairman of the Audit and Finance Committee: $65,000.

•	Chairman of the Organization, Compensation and Corporate Governance Committee: $57,500.

•	Chairman of the Science and Technology Committee: $57,500.

•	Other Board Members: $50,000.

•	No meeting fees; and

•	Discretionary annual grant of restricted stock units (3,650 units awarded in 2007).

From January to May 2007 (when our board changed the compensation structure), AMO director compensation elements were as follows:

•	Annual retainer, paid in cash or restricted stock, at the election of the director, in the following amounts:

•	Chairman of the Audit and Finance Committee: $40,000.

•	Chairman of the Organization Compensation and Corporate Governance Committee: $35,000.

•	Chairman of the Science and Technology Committee: $35,000.

•	Other Board Members: $30,000.

•	Meeting fees, paid in cash ($1,200 per board meeting, $1,000 per committee meeting); and

•	Discretionary annual grant of restricted stock.

With the exceptions of Ms. Dávila and Mr. Palmisano, as discussed in the table above, we do not provide any perquisites or benefits to our non-employee directors. We do reimburse our directors for their reasonable expenses associated with board service, such as travel expense and telephone charges.

In May 2006, our board designated Mr. Rollans as Presiding Director. Mr. Rollans receives no additional retainer for this role, but our compensation committee has reserved the right to award Mr. Rollans additional sums if the demands of the role so warrant. In May 2007, our board approved a $12,000 cash retainer for the May 2006 to May 2007 period.

Our non-employee directors may forego some or their entire annual cash retainer in exchange for restricted stock units issued under our incentive compensation plans, with a face value equal to the amount of the annual cash retainer foregone. Our non-employee directors have the ability to make this election each year.

All restricted stock units granted in 2007 will lapse on the date of our 2010 annual meeting of stockholders, with the exception of units granted in lieu of cash retainers, which vest on the date of our 2008 annual meeting.

We appointed three new directors in 2007. Each received restricted stock units on the effective dates of their appointments, and these units vest three years from their grant dates.

Our Organization, Compensation and Corporate Governance Committee reviews director compensation periodically and recommends changes, if any, to the board of directors for approval. Our board last adjusted director compensation in May 2007. As one factor in determining the aggregate amount and individual components of such compensation, the committee solicits, reviews and considers analyses and recommendations from the compensation consultant retained by the committee who, among other things, presents peer group and published survey data and recommendations for the committee and the board to consider. In determining the amounts, the board seeks to adequately compensate directors for their time committed to AMO board activity and to align the directors, through grants of restricted stock units, with the long-term interests of our stockholders. From 2002-2004, board members received annual stock option awards pursuant to a pre-set formula set forth in our incentive compensation plan, which was approved by our stockholders. In 2005, we discontinued this program in favor of a restricted stock program because we believe that the primary focus of the directors should be to protect and grow stockholder value and that restricted stock best achieves alignment with this objective and reduces stockholder dilution as compared to stock options. In 2007, we switched from restricted shares to restricted stock units, consistent with our grant methodology and administrative procedures for employees. In 2007, we also replaced meeting fees with higher annual retainers for ease of administration and better alignment with industry practices.

Agreement with Stockholder

Mr. Morfit is a member of ValueAct Capital Management, L.P., which together with its affiliates is a significant stockholder of AMO (the “VAC Holders”). We entered into an agreement with the VAC Holders on December 4, 2007, pursuant to which we agreed to appoint Mr. Morfit (or another designee of the VAC Holders acceptable to us) to our board of directors for an initial term expiring in 2009, and this agreement will remain in effect until the earlier of (a) such time that Mr. Morfit (or successor designee) no longer serves on our board or is not re-nominated for election as a director, (b) the date the VAC Holders beneficially own less than 5% of our outstanding common stock, or (c) a date established by mutual consent of the parties. Mr. Morfit also agreed to sign our policies relating to confidentiality, communications with third parties and trading in our securities. Until the earlier of the date immediately following the 2008 annual meeting or the dates listed in clauses (a), (b) and (c) above, the VAC Holders agreed to vote all of the shares of our common stock beneficially owned by them for each of our nominees for election to the board at the 2008 annual meeting, and in other matters proposed by stockholders at the 2008 annual meeting, if any, in accordance with the recommendation of the board. The VAC Holders further agreed during this time period not to:

•	Solicit proxies or consents from our stockholders to elect persons to the board or to approve stockholder proposals (other than as a director at our request);

•	Make or be the proponent of any stockholder proposal;

•	Seek, alone or with others, to call a meeting of stockholders, seek representation on the board, or seek the removal of any member of the board;

•

Make any publicly disclosed proposal relating to, or publicly disclosed request that, the board consider certain extraordinary matters such as mergers, material asset transfers, board changes, and changes to charter documents; or

•

Request AMO or any of its representatives, directly or indirectly, to release any of the VAC Holders from, amend or waive, or otherwise take any action that is inconsistent with any provision of the agreement.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

From its inception, AMO has been committed to integrity and responsible conduct, as evidenced by our adoption in June 2002 of the Advanced Medical Optics, Inc. Code of Ethics. We believe that AMO’s commitment to ethical conduct is the personal responsibility of each manager and employee of our company, and no other objective shall have a higher priority. In addition, the board of directors has adopted Corporate Governance Guidelines that reflect our board’s commitment to the highest possible standards of corporate governance. These guidelines, which were further updated in May 2006 and May 2007, are being published as Exhibit A to this proxy statement to inform our stockholders of the board’s current thinking with respect to selected corporate governance issues that we believe may be of interest to stockholders. These are guidelines, not rigid rules. The guidelines include, among other things, a description of the manner in which stockholders can send communications to the board of directors, AMO’s policy with regard to board members’ attendance at annual meetings, and which director will preside at executive sessions of the board.

Director Independence

Of the ten persons who served on our board of directors as of December 31, 2007, seven are neither current nor former employees, and we have determined that each of these seven non-employee directors (namely, Mr. Chavez, Mr. Heinrich, Dr. Link, Mr. Morfit, Mr. Mussallem, Ms. Neff and Mr. Rollans) is independent of management and free of any relationship that would interfere with the exercise of his or her independent judgment as a board member. The board has also determined that Ms. Dávila shall be deemed independent in May 2008, upon the third anniversary of AMO’s acquisition of VISX. The basis for these determinations is that each of such non-employee directors meets the criteria for independence set forth under Item 9 in our Corporate Governance Guidelines (published as Exhibit A). We have made inquiries of each of our non-employee board members and have conducted such other inquiries as we have deemed necessary or advisable in order to ascertain whether such persons are independent.

All of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer are required to abide by our Code of Ethics. We also have adopted various other corporate policies and procedures which, taken as a whole, reflect our commitment to business ethics and to the adherence to all laws and regulations applicable to the conduct of our business. We have implemented procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding business ethics, including questionable accounting or auditing matters. Any interested party may communicate directly with the board of directors, the Chairman of the Board, or with any of the non-management directors in writing, mailed or delivered to such person or group in care of the Secretary at our headquarters located at 1700 E. St. Andrew Place, Santa Ana, California 92705.

Both our Corporate Governance Guidelines and our Code of Ethics have been published in the “Investors” section on our Internet site at www.amo-inc.com. Copies of our Corporate Governance Guidelines and our Code of Ethics will be provided without charge to any stockholder upon request. We will promptly disclose any future amendments to, or waivers from, certain provisions of our Code of Ethics on our website.

Certain Relationships and Related Transactions

With the exception noted below, the directors determined that in 2007 we were not a party to any transaction with a related person in which the amount exceeded $120,000 and in which the related person had a direct or indirect material interest. We entered into a consulting relationship with a director, Mr. Palmisano, shortly after AMO’s acquisition of IntraLase, for which we paid him $175,000, reimbursed $3,336 in travel expense, and paid the cost of administrative assistance ($9,957). All other relationships considered by the board were not deemed material. As part of this review, the Board considered the employment by AMO of Dr. Link’s adult daughter, who does not reside with him, AMO’s commercial use of a transportation service owned by Dr. Link, an arms’ length contractual relationship that AMO has with Edwards Lifesciences, and the employment by AMO of Mr. Rollans’ son, who does not reside with him. The board determined that none of these transactions were material to AMO, Dr. Link, Mr. Mussallem or Mr. Rollans, and that none impairs the independence of Dr. Link, Mr. Rollans, or Mr. Mussallem. The board approved or ratified each transaction. We have made no contributions in any fiscal year to a tax exempt organization in which an independent director serves as an executive officer in an amount exceeding $1 million or 2% of such organization’s consolidated gross revenues.

In February 2007, our board of directors approved a written policy pursuant to which all interested transactions with related parties are subject to approval or ratification by our Organization, Compensation and Corporate Governance Committee. Under this policy, which was further updated in November 2007, the committee reviews and either approves or disapproves each interested transaction. If advance approval is not feasible, then the interested transaction is considered and, if appropriate, ratified at the committee’s next regularly scheduled meeting. Also, the chairperson of the committee has the authority to pre-approve or ratify (as applicable) certain interested transactions. In determining whether to approve an interested transaction, the committee will take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances. The committee also will consider the extent of the related person’s interest in the transaction. Under the policy, no director may participate in any discussion or approval of a transaction for which he or she is a related party, other than to provide all relevant information.

Under the policy, an “interested transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which (1) the aggregate amount involved will or may reasonably be expected to exceed $100,000 in any calendar year, (2) the company is a participant, and (3) any related party has or will have a direct or indirect interest. A related party is any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the our common stock, (c) immediate family member of any of executive officer or director, or (d) any corporation, partnership, trust or other entity in which any of the foregoing persons has a controlling interest, whether as an executive officer, director, general partner, manager, or owner of a greater than 10% interest. In addition, the policy specifies certain types of transactions for which standing pre-approval has been given, even if the amount involved will exceed $100,000.

Committees of the Board of Directors

We are managed under the direction of our board of directors. Our board of directors has established four standing committees: an Audit and Finance Committee, an Organization, Compensation and Corporate Governance Committee, a Science and Technology Committee and an Employee Incentive Committee. In addition to its other roles, which are described below, the Organization, Compensation and Corporate Governance Committee performs the functions of a standing nominating committee and a compensation committee.

Audit and Finance Committee

The Audit and Finance Committee is composed of Mr. Heinrich, Dr. Link, Mr. Rollans and Ms. Neff. Mr. Chavez is the designated alternate. Our board has determined that none of the committee members nor the alternate has a relationship to AMO that may interfere with the exercise of his or her independence from management and the company. Consequently, the board has unanimously determined that each of these committee members and the alternate is “independent” under current New York Stock Exchange (NYSE) listing standards and Section 10A(m)(3)(B) of the Securities Exchange Act of 1934. Our board of directors has determined that no member of our Audit and Finance Committee serves on the audit committees of more than three public companies.

Each member of the Audit and Finance Committee and the alternate is financially literate, in accordance with the qualifications set forth by the company’s board of directors in its business judgment. In addition, the Board has unanimously determined that each of the Audit and Finance Committee members, namely Mr. Heinrich, Dr. Link, Mr. Rollans and Ms. Neff, and the alternate, Mr. Chavez, has the requisite accounting or related financial management expertise to qualify as an “audit committee financial expert,” meaning that each has:

•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by AMO’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal control over financial reporting; and

•	an understanding of audit committee functions.

In 2007, the Audit and Finance Committee met seven times.

The board of directors adopted, and in February 2004 amended and restated, a written Charter setting forth the authority and responsibilities of the Audit and Finance Committee. Minor updates to accounting standards set forth in the Audit and Finance Committee Charter were approved by the board of directors on March 1, 2005 and February 7, 2007. The full text of the Audit and Finance Committee Charter has been published in the “Investors” section on our Internet site at www.amo-inc.com. A copy will be provided without charge to any stockholder who requests it. As set forth in its Charter, the Audit and Finance Committee:

•	reviews the scope of the audit by the independent registered public accounting firm;

•	inquires into the effectiveness of our accounting and internal control functions;

•

recommends to the board of directors any changes in the appointment of independent registered public accounting firm that the committee may deem to be in the best interests of the company and its stockholders;

•	assists the board of directors in establishing and monitoring compliance with the ethical business practice standards of the company; and

•	has a finance oversight role, including the periodic evaluation of our finance function, capital structure and debt and equity policies and programs.

Our independent registered public accounting firm and our internal financial personnel have regular private meetings and unrestricted access with this committee.

The report of the committee begins on page 61.

Organization, Compensation and Corporate Governance Committee

The Organization, Compensation and Corporate Governance Committee is composed solely of directors who are independent of management. The current members are Messrs. Mussallem, Chavez and Rollans. Dr. Link is the designated alternate. Each member and the alternate meets the independence criteria for NYSE nominating and compensation committee members in our board of directors’ business judgment. This committee met five times in 2007. As set forth in the written Charter of the Organization, Compensation and Corporate Governance Committee, the committee:

•	determines the compensation of executive officers and outside directors;

•	exercises authority of the board of directors concerning employee benefit plans;

•	advises the board of directors on other compensation and employee benefit matters;

•	makes recommendations to the board of directors regarding candidates for election as directors of the company; and

•	advises the board of directors on board committee structure and membership and corporate governance matters.

The Charter of the Organization, Compensation and Corporate Governance Committee has been published in the “Investors” section on our Internet site at www.amo-inc.com. A copy will be provided without charge to any stockholder who requests it.

The Organization, Compensation and Corporate Governance Committee, which performs the functions of a standing nominating committee, will consider director candidates proposed by stockholders. The board may engage a third party recruiter to identify nominees. The function of the recruiter is to identify and screen nominees who meet AMO’s needs. Candidates, whether proposed by management or stockholders, are selected for their character, judgment, business experience and acumen, and scientific expertise and familiarity with issues affecting AMO are also relevant. To be considered by the committee for the 2009 annual meeting, stockholder submissions must be received at the offices of the company to the attention of the Secretary, Advanced Medical Optics, Inc., 1700 E. St. Andrew Place, Santa Ana, California 92705, between January 22, 2009 and February 21, 2009. When the board seeks new members, the committee reviews the suitability of board candidates, including any recommended by a stockholder, by first screening resumes, and, if there is interest, conducting substantially the following process: (a) set up preliminary interviews, possibly with the aid of an outside recruiting firm, and, if there is continued interest, (b) set up additional interviews with the committee Chair, the Chairman of the Board, the Chief Executive Officer and/or such other persons as may be helpful to the process, and, if there is continued interest, (c) recommend the board candidate to the full board. Mr. Palmisano joined our board in 2007, following our acquisition of IntraLase Corp., where he was chief executive officer, based on the recommendation of the committee and Mr. Mazzo.

Compensation Committee Processes and Procedures. The Organization, Compensation and Corporate Governance Committee, or the board of directors acting as a whole, retains the sole authority to determine the compensation of executive officers and directors. This authority is not delegated to AMO’s management in any way. The committee approves each element, and any changes to, the compensation of our executive officers and directors.

The committee generally considers salary adjustments for executive officers annually. Our chief executive officer and head of human resources make recommendations to the committee, which then meets independently with the compensation consultant selected by the committee. Our compensation committee retains the authority to engage compensation consultants. Currently, our compensation consultant is Ernst & Young. We selected Ernst & Young through a rigorous process involving proposals from, and interviews with, several firms, presentations to the compensation committee, and a committee selection meeting. The nature and scope of the consultant’s assignments vary at the request of the committee but generally include the annual evaluation of all elements of director and executive compensation. For efficiency, the committee has also approved our management’s use of the consultant’s services in providing survey information, tax gross-up calculations, and tax advice for programs related to non-executive positions. The consultant provides the committee with an analysis of competitive data for executives in similar positions at comparator companies. The committee establishes this list of comparator companies, with the assistance of their consultant, and reviews its applicability on an ongoing basis.

The committee sets the performance objectives for the management incentive program early in the year and then measures performance against those objectives in the first quarter of the following year. Based on the performance assessment, the committee decides the extent of the program funding, and then makes individual awards to the executive officers based on considerations of business unit or function performance, as well as individual performance against pre-established performance objectives and milestones.

The committee has considered grants of stock incentives to executives annually at the time of our annual meeting of stockholders. Historically, the compensation committee has made grants on an annual basis but is not bound to do so if, in the judgment of the committee, grants are not warranted or additional grants during the year are deemed prudent. The committee has not altered the date of this grant, and we do not time the disclosure of corporate information around the date of this grant. The grant date of these awards is coincident with the date of the committee’s meeting (or full board meeting if full board approval is sought). In February 2007 the committee also granted performance awards to our executives. The timing of performance-based awards, including stock-based performance awards, is generally at the committee’s first regular meeting of the year, in order to set the performance targets early in the performance period and within the requirements of Section 162(m) of the Internal Revenue Code. Again, we do not time the disclosure of corporate information around the date of this grant, and the grant date is coincident with the meeting date.

The report of the committee begins on page 42.

Science and Technology Committee

Our Science and Technology Committee is composed of Dr. Link, Messrs. Chavez, Mazzo, Morfit, Palmisano and Mussallem, Ms. Dávila and Ms. Neff. The functions of this committee include reviewing our:

•	research and development programs,

•	projects to evaluate investment allocations, and

•	portfolio of strategic patents and major technology-based transactions.

This committee met four times in 2007. The full text of its Charter has been published in the “Investors” section on our Internet site at www.amo-inc.com. A copy will be provided without charge to any stockholder upon request.

Employee Incentive Committee

Our Employee Incentive Committee is composed of Mr. Mazzo (the Chairman of the Board) and Mr. Mussallem (the Chairman of the Organization, Compensation and Corporate Governance Committee). The function of this committee is to review and approve equity incentive awards to employees who are not our executive officers in limited circumstances where it is prudent to approve a grant between regular meetings of the Organization, Compensation and Corporate Governance Committee. The committee’s authority is limited to equity incentive awards for new employees who are not executive officers and for grants to current employees who are not executive officers for retention of key talent. In establishing this committee, the board of directors has defined the terms of the incentive awards and has limited the number of awards that can be made. The Employee Incentive Committee determines who gets an award, the amount of the award, and whether the award is made in stock options, restricted stock or restricted stock units, all within the pre-established limits set by our board of directors.

This committee did not hold meetings in 2007. The full text of its Charter has been published in the “Investors” section on our Internet site at www.amo-inc.com. A copy will be provided without charge to any stockholder upon request.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)

The Audit and Finance Committee, composed of independent members of the Board of Directors, is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The Audit and Finance Committee has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, as our independent registered public accounting firm for the year 2008. In selecting PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008, the Audit and Finance Committee considered whether PricewaterhouseCoopers LLP’s provision of services other than audit services is compatible with maintaining independence as our independent registered public accounting firm. PricewaterhouseCoopers LLP audited our consolidated financial statements for the fiscal year ended December 31, 2007 and our internal control over financial reporting as of December 31, 2007. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Although ratification by stockholders is not a prerequisite to the ability of the Audit and Finance Committee to select PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, we believe such ratification to be desirable. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of independent auditor will be reconsidered by the Audit and Finance Committee; however, the Audit and Finance Committee may select PricewaterhouseCoopers LLP, notwithstanding the failure of the stockholders to ratify its selection. The Audit and Finance Committee believes ratification is advisable and in the best interests of the stockholders. If the appointment of PricewaterhouseCoopers LLP is ratified, the Audit and Finance Committee will continue to conduct an ongoing review of PricewaterhouseCoopers LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace PricewaterhouseCoopers LLP at any time.

The following proposal will be presented at the Annual Meeting:

Action by the Audit and Finance Committee appointing PricewaterhouseCoopers LLP as the Advanced Medical Optics, Inc. independent registered public accounting firm to conduct the annual audit of the consolidated financial statements of Advanced Medical Optics, Inc. and its subsidiaries for the fiscal year ending December 31, 2008 and an audit of our internal control over financial reporting as of December 31, 2008 is hereby ratified, confirmed and approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

Independent Auditor Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2007 and December 31, 2006, by our independent registered public accounting firm are as follows:

Type of Fees	2007	2006
Audit Fees(1)	$3,718,300	$3,071,600
Audit-Related Fees(2)	88,500	241,400
Tax Fees(3)	1,959,200	1,272,800
All Other Fees(4)	3,000	3,000

Total	$5,769,000	$4,588,800

(1)

Represents the aggregate fees billed to us by PricewaterhouseCoopers LLP for professional services rendered to us and our subsidiaries for the audit of our annual consolidated financial statements and for the reviews of the condensed consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, for the audit of our internal control over financial reporting, for audits of our international operations, preparation of comfort letters, review of registration statements and consents.

(2)

Represents the aggregate fees billed to us by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit and review of our and our subsidiaries’ financial statements that are not already reported in Audit Fees. Amounts in 2007 and 2006 include employee benefit plan audits.

(3)	Represents the aggregate fees billed to us by PricewaterhouseCoopers LLP for permissible tax services rendered to us and our subsidiaries for tax planning and advice and review of tax returns.

(4)	Aggregate fees billed for all other services rendered to AMO and its subsidiaries consisted of a subscription fee for an online accounting research tool.

Independent Registered Public Accounting Firm Independence

The Audit and Finance Committee has considered whether the provision of the above noted services is compatible with maintaining the independent registered public accounting firm’s independence and has determined that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

During 2003, the Audit and Finance Committee of our Board of Directors adopted a Pre-Approval Policy. The Audit and Finance Committee reviews and updates the Policy from time to time, most recently in February 2007. The Pre-Approval Policy requires that all audit and non-audit services performed by our independent registered public accounting firm be pre-approved by the committee in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The policy also prohibits the independent registered public accounting firm from providing certain other services. We may not engage our independent registered public accounting firm to render any audit or non-audit service unless the service is approved in advance by the Audit and Finance Committee or the engagement to render the service is entered into pursuant to the policy. At least once per year the committee will consider and pre-approve services that are expected to be provided to AMO by the independent registered public accounting firm during the fiscal year. At the time such pre-approval is granted, the Audit and Finance Committee specifies the pre-approved services and establishes a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. For any pre-approval, the Audit and Finance Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission on auditor independence. Management periodically updates the Audit and Finance Committee on the services performed by and fees paid to the independent auditor during the current fiscal year and previous quarter. The Audit and Finance Committee may delegate pre-approval authority to one or more of its members, but such authority is not delegated to management. A committee member or members to whom such authority is delegated reports any pre-approval decisions to the committee at its next scheduled meeting. All of the audit, audit-related, tax and other services provided by PricewaterhouseCoopers LLP in 2007 and 2006 described above were pre-approved by the Audit and Finance Committee in accordance with its Pre-Approval Policy.

RE-APPROVAL OF THE ADVANCED MEDICAL OPTICS, INC. 2002 BONUS PLAN

Proposal 3

General

Our stockholders approved the Advanced Medical Optics, Inc. 2002 Bonus Plan, regarding annual bonuses to be paid to our management level employees, in 2003. Because stockholder approval is required every five years, we are seeking public stockholder re-approval of the plan to enable us to meet one of the tax deductibility requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”).

The following is a summary of the principal features of the plan. The summary is qualified by and subject to the actual provisions of the plan attached to this proxy statement as Exhibit B.

Summary of the Bonus Plan

The primary purposes of the plan are to attract and retain highly qualified individuals; to obtain from each the best possible performance; and to include in such individual’s compensation package an annual incentive component which is tied to the accomplishment of specific corporate and individual objectives that enhance value for our stockholders. We seek stockholder approval of the plan in order to permit us to deduct from our taxes compensation paid to the CEO and other highly paid executives in the form of bonus. Without stockholder approval of the plan, bonus compensation paid to the CEO and certain other executives will count toward the $1 million tax deductibility limit, and we are likely to lose a substantial tax benefit.

The plan is administered by the Organization, Compensation and Corporate Governance Committee of the board of directors. The plan limits the constituency of the committee to directors who are considered outside directors for purposes of Tax Code Section 162(m). Under the terms of the plan, all regular full-time and part-time employees scheduled to work 20 or more hours per week in salary grades 5E and above (manager level employees in the United States and Puerto Rico) and 7E and above (director level employees outside of the United States and Puerto Rico) are eligible for participation. In total, this represents approximately 535 people.

Incentive compensation under the plan is based on the achievement of performance objectives established by the committee for each plan year. Plan years coincide with calendar years. Until further notice and resubmission to stockholders for approval, the performance objectives will be based on any of the following criteria, either alone or in any combination, and measured either on an absolute basis, relative basis against a pre-established target, and/or peer group, or prior year’s performance as the committee determines:

•	revenue (sales),

•	cash flow,

•	earnings per share (including earnings before interest, taxes and amortization),

•	return on equity,

•	total stockholder return,

•	return on capital,

•	return on assets or net assets,

•	income or net income,

•	operating income or net operating income,

•	operating profit or net operating profit,

•	operating margin, or

•	market share.

No later than 90 days from the beginning of each plan year (or such longer time permitted by Section 162(m)), the Committee will establish, in writing, the specific performance objectives which must be achieved in order for any award to be earned, the objective bonus formula for computing a bonus if the performance objectives are achieved, and targeted bonus for each 162(m) participant for the plan year. The maximum bonus that may be earned by any 162(m) participant in any given calendar year may not exceed $2,000,000.

If the performance objectives are satisfied, the Committee shall certify in writing, prior to the payment of any award, that such objectives were satisfied. Awards under the plan that are based on achieving certain performance objectives, the amount of which are determined by formula, will qualify as performance-based compensation, assuming stockholder approval of the plan is obtained and other Section 162(m) requirements are met. However, the plan does not limit the Committee’s authority to grant additional bonus awards outside of the plan. Any such additional awards would not qualify as performance-based compensation for purposes of Tax Code Section 162(m) and would be subject to the $1 million deduction limitation. Awards under the plan are payable only in cash.

If a change in control occurs during a plan year, participants are paid a bonus prorated to the effective date of the change in control, and all performance objectives will be deemed to be met at the greater of 100% of the target or the actual prorated year-to-date performance. Participants must be employed by us or our successor on the effective date of the change in control in order to receive the prorated payment, unless employment is terminated for retirement, death or disability or otherwise without cause.

New Plan Benefits

At this time, we cannot determine the amount of bonus awards under the 2002 Bonus Plan, if re-approved, that will be granted in the future to specific officers, officers as a group, or non-officers as a group. Grants will be made at the discretion of the compensation committee. Awards under the plan for 2007 are summarized below:

Name and Position	Dollar Value
($)
James V. Mazzo, Chairman and Chief Executive Officer	$550,000
Richard A. Meier, President and Chief Operating Officer	275,000
Holger Heidrich, Corporate Vice President and President, EAM and International Government Affairs(1)	186,832
C. Russell Trenary III, Executive Vice President, Global Public Policy and Medical Education	146,400
Douglas H. Post, Executive Vice President and President, Corneal Refractive Group	155,000
Michael J. Lambert, Executive Vice President and Chief Financial Officer	187,500
Executive Group	1,823,232
Non-Executive Director Group	0
Non-Executive Officer Employee Group	9,735,434

(1)	Dr. Heidrich is paid in euros. The payment was converted to dollars using the 2007 average conversion rate of 1.37.

If stockholders do not approve this proposal, the plan will still remain in effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RE-APPROVAL OF THE ADVANCED MEDICAL OPTICS, INC. 2002 BONUS PLAN.

APPROVAL OF THE 2004 STOCK INCENTIVE PLAN

Proposal 4

General

In April 2007, we acquired IntraLase Corp. At that time, our board of directors adopted the IntraLase Amended and Restated 2004 Stock Incentive Plan (now known as the 2004 Stock Incentive Plan) and amended its terms to align it with our standard terms for incentive awards. The 2004 Stock Incentive Plan (the “Current 2004 Plan”) was approved by the IntraLase stockholders in 2004. We now submit the plan for approval of the AMO stockholders. Approval of the plan does not increase overall dilution, since the shares are currently available for grant. Approval of the AMO stockholders would allow us to amend the plan, as proposed in Exhibit C (the “Amended 2004 Plan”), to allow AMO greater flexibility in granting awards. Under New York Stock Exchange rules, without the approval of our stockholders, awards under the Current 2004 Plan may not be made to anyone employed by AMO or its subsidiaries on the date of our acquisition of IntraLase. As we integrate IntraLase with AMO, we seek your approval to grant awards to all employees under the Amended 2004 Plan, in line with our integrated business. We also believe that with the approval of the Amended 2004 Plan, our stock program will be funded through 2009, assuming our number of eligible participants does not change materially.

At the time we acquired IntraLase, there were an aggregate of 3,233,750 shares of IntraLase common stock reserved and available for issuance under the plan. When we assumed the plan, the number of shares available under the plan was reduced to 2,171,480 according to the formula for share conversion set out by the New York Stock Exchange. Since the closing of the acquisition in April 2007, and as of March 31, 2008, we have issued 181,680 options and 89,419 restricted stock units to participants under the plan, leaving 1,922,381 shares remaining available for grant. We have not issued any awards under the plan to participants who were AMO employees on the date of the acquisition, in accordance with the New York Stock Exchange’s requirements.

Prior to the IntraLase acquisition, we granted incentive awards under our 2005 Incentive Compensation Plan, which our stockholders approved in 2005. Under that plan, we have 1,469,746 shares remaining available for grant as of March 31, 2008.

Our board of directors believes the Amended 2004 Plan is essential to maintain AMO’s balanced and competitive total compensation programs. Approval of the Amended 2004 Plan would enable us to continue to attract and retain participants to promote the financial success of AMO. In the event the Amended 2004 Plan is not approved, we will continue to grant awards under the 2005 Incentive Compensation Plan to participants who were employees of AMO prior to the IntraLase acquisition, and will continue to grant awards under the Current 2004 Plan only to participants who were employees of IntraLase or are new to the organization since the acquisition. As a consequence, our shares available under the 2005 Incentive Compensation Plan would likely be fully utilized in 2008.

Reflecting AMO’s continued commitment to strong governance practices, including those relating to compensation matters, both the Current and Amended 2004 Plans and the 2005 Incentive Compensation Plan prohibit the repricing of stock options, the grant of discounted stock options or reload stock options, and loans to employees to finance a transaction under the plans. A “reload stock option” is one that entitles the optionee to the automatic grant of additional options in connection with an exercise of the original option.

In 1993, Section 162(m) was added to the Internal Revenue Code. Section 162(m) may limit our ability to deduct for United States federal income tax purposes compensation in excess of $1 million paid to each of our Chief Executive Officer and our four other highest paid executive officers in any one fiscal year. Grants of awards under the plan would be subject to the $1 million deduction limitation unless the plan complies with the requirements for “performance-based compensation.” One of the requirements of “performance-based compensation” is that the stockholders approve the material terms of the plan.

The following is a summary of the principal features of the Amended 2004 Plan. The summary is qualified by and subject to the actual provisions of the Amended 2004 Plan, which is attached to this proxy statement as Exhibit C.

Summary of the 2004 Amended Plan

Purpose and Eligibility

The purposes of the plan are primarily:

•

to enhance our ability to attract and retain the services of employees and directors, upon whose judgment, initiative and efforts the successful conduct and development of our business largely depend, and

•

to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of AMO by providing them an opportunity to participate in the ownership of AMO and thereby have an interest in the success and increased value of AMO that coincides with the financial interests of the AMO’s stockholders.

All of our approximately 4,100 regular employees would be eligible to receive incentive awards under the Amended 2004 Plan. Under the Current 2004 Plan, no individual who was an employee of AMO or one of its other subsidiaries at the time of the acquisition of IntraLase is eligible to receive awards. Other than this change in eligibility for AMO employees, the terms of the Amended 2004 Plan are the same as those of the Current 2004 Plan. Our independent directors and certain consultants are also eligible to receive incentive awards.

Administration, Amendment and Termination

The Organization, Compensation and Corporate Governance Committee of our Board of Directors (our compensation committee) is responsible for administering the plan and is composed of two or more persons appointed by our board of directors. All compensation committee members must be both “non-employee” as defined by Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The compensation committee has the authority to interpret the plan, determine the terms and conditions of incentive awards and make all other determinations necessary and/or advisable for the administration of the plan. The compensation committee may, with the consent of a participant, amend the terms of any existing incentive award previously granted to the participant, in a manner consistent with the plan. The compensation committee may not, however, reduce the exercise price of an outstanding stock option without first obtaining approval from our stockholders. The compensation committee also has authority to prescribe, amend and rescind rules and regulations relating to the plan.

Our board of directors may alter, amend, suspend or terminate the plan at any time. However, our board of directors may not take any action to increase the maximum number of shares that may be sold or issued under the plan or alter the class of eligible participants without the approval of our stockholders. The plan will terminate by May 27, 2014.

Types of Awards

Stock Options. Stock options granted under the plan may be incentive stock options, or ISOs, intended to qualify under the provisions of Section 422 of the Internal Revenue Code, or nonqualified stock options which do not so qualify. The compensation committee determines the exercise price of AMO common stock that is subject to an option at the date the option is granted. The exercise price of an option may not be less than the fair market value on the date of grant of the common stock subject to the option. Options may be exercised as determined by the compensation committee, provided that an ISO may not be exercised after ten years from the date of grant.

The plan provides for automatic acceleration of vesting of options in the event of a change in control or an employee’s termination due to death, total disability or job elimination. In the event employment terminates for cause, all options, vested and unvested, expire on the date of termination. In all other situations, options are exercisable upon termination only to the extent vested, unless otherwise determined by the compensation committee.

The compensation committee may grant options to employees or consultants. The board may grant options to independent directors, although our current philosophy is that directors receive only restricted stock units, not stock options.

Dividend Equivalents. The compensation committee may, in its discretion and at no additional cost, grant a holder of restricted stock units an amount payable in cash, common stock or a combination thereof that is equivalent to the amount of dividends paid to AMO stockholders who own an equal number of shares of AMO common stock.

Performance Awards. The compensation committee may grant awards, payable in common stock, restricted stock units, restricted stock or a combination thereof to employees and consultants, with the terms and conditions determined by the compensation committee at the time of grant. The compensation committee will determine the performance criteria to be utilized to calculate the value of the performance awards, the term of the performance awards, the event or events giving rise to the right to payment of a performance award, and the form (common stock and/or restricted stock) and time of payment of performance awards.

The performance criteria may be any of the following:

•	Sales,

•	Revenues,

•	Operating income,

•	Pre-tax income,

•	Earnings before interest, taxes, depreciation and amortization (EBITDA),

•	Gross margin,

•	Return on equity,

•	Return on capital,

•	Earnings per share,

•	Consolidated net income divided by the average consolidated common stockholders equity,

•	Cash and cash equivalents derived from either net cash flow from operations, or net cash flow from operations, financings and investing activities,

•	Adjusted operating cash flow return on income,

•	Cost containment or reduction,

•	Product development,

•	Market share,

•	Customer satisfaction,

•	Employee satisfaction,

•	The percentage increase in the market price of the common stock over a stated period,

•	Strategic transactions, and

•	Individual business objectives.

Restricted Stock and Restricted Stock Units. The compensation committee may award restricted stock and restricted stock units to employees, consultants and independent directors. Shares of restricted stock and restricted stock units are nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in the plan and in any statement evidencing the grant. The compensation committee determines the number of shares of restricted stock or restricted stock units awarded, the purchase price (if any), terms of payment of the purchase price, restrictions upon the restricted stock and restricted stock units and when the restrictions will lapse. Holders of restricted stock units have no rights of a stockholder until shares are issued upon vesting of the units.

Upon termination of a participant’s employment, consultancy or directorship for death or total disability, restrictions on all restricted stock lapse, and all restricted stock units become vested and payable. In the event an employee is terminated for job elimination, restrictions lapse on a prorated number of shares or units. In all other cases, all shares of unvested restricted stock are forfeited and are repurchased by AMO if the participant paid any purchase price, and all unvested restricted stock units expire.

Stock Appreciation Rights. The compensation committee may approve the grant to employees or consultants of a stock appreciation right, or a right to receive a number of shares of AMO common stock or, in the discretion of the compensation committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares subject to the right during a period as specified by the compensation committee (up to ten years). They may be related or unrelated to stock options.

Stock Payments. The compensation committee may approve payments in shares of AMO common stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to any regular employee or consultant in cash.

Securities Subject to Plan

The aggregate number of shares of AMO common stock reserved for issuance under the plan as of March 31, 2008 was 1,922,381. The maximum number of shares AMO common stock available for issuance pursuant to the exercise of ISOs was also 1,922,381 as of March 31, 2008. Shares subject to the unexercised portion of any incentive award that expires, terminates or is canceled and shares issued pursuant to an incentive award that AMO reacquires will again become available for the grant of further incentive awards under the plan.

The plan provides that the maximum number of shares with respect to which incentive awards may be granted to any individual in any given calendar year is 335,750. All shares are currently registered with the Securities and Exchange Commission.

The maximum number of shares issuable under the plan, the number and kind of shares or other securities subject to then outstanding incentive awards, and the price for each share or other unit of any other securities subject to then outstanding incentive awards, will be appropriately and proportionately adjusted to reflect mergers, consolidations, sales or exchanges of all or substantially all of our properties, reorganizations, recapitalizations, reclassifications, stock dividends, stock splits, reverse stock splits, spin-offs or other distributions with respect to our shares of common stock (or any stock or securities received with respect to such common stock) or a reduction in the value of the outstanding shares of common stock by reason of an extraordinary cash dividend.

On March 31, 2008, the last reported sales price of AMO common stock at the end of regular trading hours, as reported on the NYSE, was $20.30 per share.

United States Federal Income Tax Consequences

The following is a brief description of the United States federal income tax treatment which will generally apply to incentive awards made under the plan, based on United States federal income tax laws currently in effect. The exact United States federal income tax treatment of an incentive award will depend on the specific nature of the incentive award. Such an incentive award may, depending on the conditions applicable to the incentive award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Employees that participate in the plan are advised to consult with their tax advisor for particular federal, as well as state and local, income and any other tax advice.

Incentive Stock Options. Pursuant to the plan, employees may be granted options which are intended to qualify as ISOs under the provisions of Section 422 of the Internal Revenue Code. Generally, the optionee is not taxed and we are not entitled to a deduction on the grant or the exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO at any time within (a) one year after the date of transfer of ISO shares to the optionee pursuant to the exercise of the ISO or (b) two years after the date of grant of the ISO, then (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO shares on the date of exercise, over the exercise price of the ISO, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of the ISO over the sales price of the ISO shares, and (4) we will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO shares at any time after the optionee has held the ISO shares for at least (i) one year after the date of transfer of the ISO shares to the optionee pursuant to the exercise of the ISO and (ii) two years after the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of the ISO, and we will not be entitled to any deduction.

The amount by which the fair market value of the ISO shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee’s “alternative minimum taxable income,” or AMTI in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual’s AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

Nonqualified Options. The grant of an option or other similar right to acquire stock which does not qualify for treatment as an incentive stock option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of the option, and we will be entitled to a tax deduction equal to that amount.

Restricted Stock. Incentive awards under the plan may also include the grant or sale of restricted stock. Unless the recipient makes an election within 30 days after the receipt of the restricted stock, the recipient generally will not be taxed on the receipt of restricted stock until the restrictions on the stock expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and we will be entitled to a deduction) in an amount equal to the excess of the fair market value of the stock at that time over the purchase price (if any). However, if the recipient makes an election within 30 days of the receipt of restricted stock, he or she will recognize ordinary income (and we will be entitled to a deduction) equal to the excess of the fair market value of the stock on the date of receipt (determined without regard to vesting restrictions) over the purchase price (if any).

Restricted Stock Units. Recipients of restricted stock units generally do not recognize income upon the grant of such units. The recipient will recognize ordinary income (and we will be entitled to a deduction) in an amount equal to the excess of the fair market value of the stock at the time or times the restricted stock units vest and become payable over the purchase price (if any).

Stock Appreciation Rights. Recipients of stock appreciation rights, or SARs, generally do not recognize income upon the grant of the rights. When a participant elects to receive payment of a SAR, the participant recognizes ordinary income in an amount equal to the cash and fair market value of shares of common stock received, and we are entitled to a deduction equal to that amount.

Performance Awards, Dividends, and Dividend Equivalents. A payment made under a performance award, dividends and dividend equivalent payments are taxable as ordinary income when actually or constructively received by the recipient. As to any performance award paid in common stock, the amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date received. We are entitled to deduct the amount of a performance award, dividends, and dividend equivalent payments when these amounts are taxable as compensation to the recipient.

Miscellaneous Tax Issues. Incentive awards may be granted under the plan that do not fall clearly into the categories described above. The United States federal income tax treatment of these incentive awards will depend upon the specific terms of the awards. Generally, we will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with incentive awards made under the plan. In addition, the American Jobs Creation Act of 2004 may change the tax treatment of incentive awards granted under the plan to the extent the incentive awards contain an element of deferred compensation, thus subjecting them to Section 409A of the Internal Revenue Code. Section 409A places certain restrictions on elections for and distributions of deferred compensation, such as prohibiting acceleration of distributions and limited subsequent deferrals of previously deferred amounts. Violation of these rules would result in tax penalties and interest to the recipient of the incentive awards.

Special rules will apply in cases where a recipient of an incentive award pays the exercise or purchase price of the incentive award or applicable withholding tax obligations under the plan by delivering previously owned shares of common stock or by reducing the amount of shares otherwise issuable pursuant to the incentive award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

The plan generally provides for accelerated vesting or payment of incentive awards in connection with a change in ownership or control. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to these awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any “excess parachute payment” and we will be denied any deduction with respect to the payment. Recipients of incentive awards are advised to consult their tax advisors as to whether accelerated vesting of an incentive award in connection with a change of ownership or control would give rise to an excess parachute payment.

AMO generally obtains a deduction equal to the ordinary income recognized by the recipient of an incentive award. AMO’s deduction for these amounts (including amounts attributable to the ordinary income recognized with respect to options, restricted stock, restricted stock units, SARs, and performance awards) may be limited under Section 162(m) of the Internal Revenue Code to $1 million (per person) annually if this plan is not approved by our stockholders. The $1 million annual limit generally only applies to nonperformance-based compensation paid to AMO’s Chief Executive Officer and its other four most highly compensated officers.

New Plan Benefits

At this time, we cannot determine the amount of incentive awards under the Amended 2004 Plan, if approved, that will be granted in the future. Grants under the plan will be made at the discretion of the compensation committee or the board, and, accordingly, are not yet determinable. In addition, benefits under the plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, it is not possible to determine the benefits that might be received by participants of incentive awards that will be made thereunder during 2008 or the incentive awards that would have been made thereunder during 2007 had the Amended 2004 Plan been in effect.

In 2007, only one officer, Mr. Lambert, and three directors (Messrs. Palmisano, Morfit and Heinrich) were eligible to receive incentive awards under the 2004 Stock Incentive Plan. 2007 awards under the 2004 Stock Incentive Plan are summarized below:

Name and Position	Nonqualified Stock Options	Restricted Stock Units
Michael J. Lambert, Executive Vice President and CFO	50,000	5,000
Executive Group(1)	50,000	5,000
Non-Executive Director Group(2)	0	19,664
Non-Executive Officer Employee Group	110,680	40,905

(1)	Mr. Lambert was the only executive officer who received awards under the 2004 Stock Incentive Plan in 2007.

(2)	Includes 7,300 restricted stock units granted to Mr. Palmisano, a board nominee.

THE AMO BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED 2004 PLAN.

OWNERSHIP OF OUR STOCK

Beneficial Owners of More than 5% of the Company’s Common Stock

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock by each person who is known by us to be the beneficial owner of 5% or more of our common stock:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Class
ValueAct Capital Management, L.P.(2) 435 Pacific Avenue, 4th Floor San Francisco, California 94133	8,811,635	(2)	14.5%

Massachusetts Financial Services Company(3) 500 Boylston Street Boston, Massachusetts 02116	6,970,664	(3)	11.5%

D. E. Shaw & Co., L.P.(4) 120 W. 45th Street, Tower 45, 39th Floor New York, New York 10036	5,727,177	(4)	9.4%

GAMCO Investors, Inc.(5) One Corporate Center Rye, New York 10580	5,096,932	(5)	8.4%

Tremblant Capital Group(6) 767 Fifth Avenue New York, New York 10153	4,157,739	(6)	6.9%

The Guardian Life Insurance Company of America(7) 7 Hanover Square, H-26-E New York, NY 10004	3,523,219	(7)	5.8%

(1)

Beneficial ownership is calculated based on 60,718,078 shares of our common stock outstanding as of February 29, 2008 (excluding treasury shares). Beneficial ownership is determined in accordance with Securities and Exchange Commission rules.

(2)

The amount shown and the following information was provided by ValueAct Capital Management L.P. and affiliated entities and persons in Amendment No. 3 to Schedule 13D filed with the Securities and Exchange Commission on July 11, 2007, indicating ownership as of July 10, 2007. Such amended Schedule 13D was filed jointly by (a) ValueAct Capital Master Fund, L.P. (“ValueAct Master Fund”), (b) ValueAct Capital Master Fund III, L.P. (“ValueAct Master Fund III”), (c) VA Partners, LLC (“VA Partners”), (d) VA Partners III, LLC (“VA Partners III”), (e) ValueAct Capital Management, L.P. (“ValueAct Management L.P.”), (f) ValueAct Capital Management, LLC (“ValueAct Management LLC”), (g) Jeffrey W. Ubben, (h) George F. Hamel, Jr. and (i) Peter H. Kamin (collectively, the “VAC Reporting Persons”). Shares reported in the amended Schedule 13D as beneficially owned by ValueAct Master Fund and ValueAct Master Fund III are also reported as beneficially owned by (i) ValueAct Management L.P. as the manager of each such investment partnership, (ii) ValueAct Management LLC, as General Partner of ValueAct Management L.P. and (iii) Messrs. Ubben, Hamel and Kamin as controlling persons of VA Partners, VA Partners III and ValueAct Management LLC. Shares reported as beneficially owned by ValueAct Master Fund are also reported as beneficially owned by VA Partners, as General Partner of ValueAct Master Fund. Shares reported as beneficially owned by ValueAct Master Fund III are also reported as beneficially owned by VA Partners III, as General Partner of ValueAct Master Fund III. VA Partners, VA Partners III, ValueAct Management LLC and the Managing Members also, directly or indirectly, may own interests in one or more than one of the partnerships from time to time. Unless otherwise indicated below, by reason of such relationships each of the ValueAct Master Fund and ValueAct Master Fund III is reported as having shared power to vote or to direct the vote, and shared power to dispose or direct the disposition of, the above-listed shares of our common stock, together with VA Partners (only with respect to ValueAct Master Fund), VA Partners III (only with respect to ValueAct Master Fund III), ValueAct Management L.P., ValueAct Management LLC and the managing members. As of the date of the amended Schedule 13D, ValueAct Master Fund is the beneficial owner of 7,908,832 shares (which shares may also be deemed to be beneficially owned by VA Partners), ValueAct Master Fund III is the beneficial owner of 902,803 shares (which shares may also be deemed to be beneficially owned by VA Partners III), and ValueAct Management L.P., ValueAct Management LLC and Messrs. Ubben, Hamel and Kamin may each be deemed the beneficial owner of an aggregate of 8,811,635 shares.

(3)

The amount shown and the following information was provided by Massachusetts Financial Services Company (MFS) in Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008, indicating ownership as of December 31, 2007. The amended Schedule 13G was filed by MFS, an investment adviser, on behalf of itself as well as certain other non-reporting entities. According to the amended Schedule 13G, MFS has sole dispositive power over 6,970,664 shares of our common stock and sole voting power over 6,861,064 of such shares.

(4)

The amount shown and the following information was provided by D. E. Shaw & Co., L.P. (“DES LP”) and the following affiliated entities and persons named in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on January 11, 2008, indicating ownership as of January 10, 2008: D.E. Shaw Composite Portfolios, L.L.C. (“DES Composite”), D.E. Shaw Valence Portfolios, L.L.C. (“DES Valence”), D. E. Shaw & Co., L.L.C. (“DES LLC”), and David E. Shaw. Pursuant to such amended Schedule 13G, DES Valence, DES LP and Mr. Shaw are deemed to have shared voting and dispositive power with respect to the 5,727,177 shares owned by such entities, and DES Composite and DES LLC own none of such shares. Mr. Shaw disclaims beneficial ownership of such shares, but may be deemed to be the owner of such shares by virtue of his position as president and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of DES LP, which in turn is the managing member and investment adviser of DES Valence.

(5)

The amount shown and the following information was provided by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer in Amendment No. 3 to Schedule 13D filed with the Securities and Exchange Commission on February 22, 2008, indicating ownership as of February 21, 2008. In addition to Mr. Gabelli, the entities listed on the amended Schedule 13D include: GGCP, Inc. (“GGCP”), GAMCO Investors, Inc. (“GBL”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), Gabelli Securities, Inc. (“GSI”), Gabelli & Company, Inc. (“Gabelli & Company”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), and LICT Corporation (“LICT”). The above listed persons and entities beneficially own an aggregate of 5,096,932 shares of our common stock, as follows: Gabelli Funds—992,400 shares; GAMCO—3,984,932 shares; MJG Associates—49,000 shares; GSI—18,600 shares; Foundation—4,000 shares; GGCP—15,000 shares; GBL—19,000 shares; and Mario Gabelli—14,000 shares. Mario Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing. GSI is deemed to have beneficial ownership of the shares owned beneficially by Gabelli & Company. GBL and GGCP are deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing other than Mario Gabelli and the Foundation. Each of the above-named reporting persons and entities has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 128,000 of its reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by funds managed by the Gabelli Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the shares and, in that event, the proxy voting committee of each such fund shall respectively vote that fund’s shares, (iii) at any time, the proxy voting committee of each such fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GBL, and GGCP is indirect with respect to shares beneficially owned directly by other of the above-named reporting persons.

(6)

The amount shown and the following information was provided by Tremblant Capital Group in a Schedule 13G filed with the Securities and Exchange Commission on December 21, 2007, indicating ownership as of December 18, 2007. In its Schedule 13G, Tremblant Capital Group reports that it has sole power to vote and dispose of 4,157,739 shares of our common stock.

(7)

The amount shown and the following information was provided by The Guardian Life Insurance Company of America (“Guardian Life”) and certain named affiliates in a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2008, indicating ownership as of December 31, 2007. In its Schedule 13G, Guardian Life, together with Guardian Investor Services LLC (“Guardian Investor”) and RS Investment Management Co. LLC (“RS”), reports having shared voting and dispositive power with respect to the 3,523,219 shares of our common stock covered by the report. As set forth in the Schedule 13G, RS is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 3,523,219 shares of our common stock. No individual RS client’s holdings of such shares are more than five percent of the outstanding total. Guardian Insurance is an insurance company and the parent company of both Guardian Investor and RS.

Security Ownership of Directors and Executive Officers

Presented below is information concerning the amount of company stock beneficially owned by:

•	each director and director nominee,

•	each named executive officer, and

•	all directors and executive officers of the company as a group.

All numbers stated are as of February 29, 2008, and include beneficial ownership of shares of common stock. Except as otherwise indicated, sole voting and investment power exists with respect to all shares listed as beneficially owned. With the exceptions of Mr. Mazzo and Mr. Morfit, no individual named below beneficially owns more than 1% of the company’s outstanding voting stock. The shares beneficially owned by all directors and executive officers as a group constitute 18.5% of the company’s outstanding voting stock, based upon 60,718,078 shares outstanding as of February 29, 2008. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable within 60 days of February 29, 2008 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. Based on these assumptions, Mr. Mazzo is deemed to be the beneficial owner of 1.3% of our outstanding voting stock and Mr. Morfit, as a partner of ValueAct Capital, is deemed to be the beneficial owner of 14.5% of our outstanding voting stock. However, as noted in the footnotes to the below table, Mr. Morfit disclaims beneficial ownership of such shares.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Rights to Acquire Beneficial Ownership (3)	Total
Christopher G. Chavez	11,861	36,000	47,861
Elizabeth H. Dávila	24,992	322,108	347,100
Daniel J. Heinrich	0	0	0
William J. Link, Ph.D.	10,045	9,500	19,545
James V. Mazzo(4)	132,682	634,500	767,182
G. Mason Morfit(5)	8,811,635	0	8,811,635
Michael A. Mussallem	12,608	36,000	48,608
Deborah J. Neff	8,933	29,500	38,433
Robert J. Palmisano	0	0	0
James O. Rollans	13,227	36,000	49,227
Richard A. Meier	70,776	265,500	336,276
Michael J. Lambert	0	0	0
C. Russell Trenary, III	3,846	160,250	164,096
Holger Heidrich, Ph.D.	1,870	312,848	314,718
Douglas H. Post	10,834	248,756	259,590
All current directors and executive officers (20 persons, including those named above)	9,131,858	2,570,068	11,703,796

(1)	The business address of each stockholder is c/o Advanced Medical Optics, Inc., 1700 E. St. Andrew Place, Santa Ana, California 92705.

(2)

In addition to shares held in the individual’s sole name, this column also includes shares held in various trusts and, for employees, includes shares held in trust for the benefit of the named employee in the Advanced Medical Optics, Inc. 401(k) Plan as of February 29, 2008.

(3)

Shares which the party or group has the right to acquire within 60 days after February 29, 2008 upon the exercise of stock options granted under the Advanced Medical Optics, Inc. 2002 and 2005 Incentive Compensation Plans, and under assumed VISX stock plans in the case of Ms. Dávila and Mr. Post.

(4)	Includes 16 shares held in trust for a child of Mr. Mazzo’s.

(5)

The shares are owned directly by ValueAct Capital Master Fund, L.P. and ValueAct Capital Master Fund III, L.P. and may be deemed to be beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) VA Partners III, LLC as General Partner of ValueAct Capital Master Fund III, L.P., (iii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P. and ValueAct Capital master Fund III, L.P., (iv) ValueAct Capital Manager, LLC as General Partner of ValueAct Capital Management, L.P., (v) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and VA Partners III, LLC and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. G. Mason Morfit, Jeffrey W. Ubben and George F. Hamel, Jr. represent the management board of ValueAct Holdings GP, LLC and, as such, share investment power of these shares. Mr. Morfit disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

The company’s directors and executive officers are required to file reports with the Securities and Exchange Commission concerning their ownership of company stock. Based on the company’s review of such reports, all officer and director reports were filed on a timely basis and there are no known failures to file by directors and executive officers during 2007 other than one small stock sale by an investment club in which the spouse of Mr. Mazzo is a member, which was not timely reported, but such transaction was subsequently reported on Form 4, and all transactions are reflected in this proxy statement.

EXECUTIVE OFFICERS

Set forth below are the names and ages of each of our executive officers (Section 16 reporting persons) as of February 29, 2008, their positions with the company, and summaries of their backgrounds and business experience. (For information on the business experience of Mr. Mazzo, the Company’s Chairman and Chief Executive Officer, see “Nominees for Election as Directors—Term Expiring 2011” on page 3 above.)

Sheree L. Aronson, 52, has been our Corporate Vice President, Corporate Communications, Investor Relations and Market Research, since September 2006, and served as our Vice President, Corporate Communications and Investor Relations from August 2003 to September 2006. From August 2002 to July 2003, she was Director of Communications for RSM EquiCo, a division of H&R Block, and from August 1999 to July 2002, she was a Senior Vice President at Fleishman-Hillard, Inc., an international public relations firm. Between 1985 and 1999, she held senior-level corporate communications and investor relations positions at several companies, including Apria Healthcare, Inc., MTI Technology Corporation, Foodmaker, Inc. and HomeFed Bank.

Leonard R. Borrmann, Pharm.D., 50, has been our Executive Vice President, Research and Development, since February 2007, was Corporate Vice President, Research and Development, from September 2006 to February 2007, was Senior Vice President, Research and Development, from July 2005 to September 2006, and was our Vice President, Surgical Research and Business Development, from March 2004 to June 2005. From August 2002 to February 2004, Dr. Borrmann was President, Chief Executive Officer and a director of Insert Therapeutics, Inc., a privately-held drug delivery company focused on development of novel drug delivery technologies, and from December 2000 to March 2002, he was President, Chief Executive Officer and a director of Maret Pharmaceuticals, Inc., a privately-held drug development company. From May 1998 to September 2000, Dr. Borrmann was the Chief Executive Officer and a director of ACADIA Pharmaceuticals, Inc., a privately-held neuroscience drug discovery company. From June 1984 to May 1998, Dr. Borrmann was employed by Allergan, Inc. in a number of clinical and business development positions, including Vice President, Business Development, a position he held from June 1992 to May 1998.

Robert F. Gallagher, 49, is our Senior Vice President, Chief Accounting Officer and Controller, a position he assumed in April 2006, and he was our Vice President, Controller from February 2002 to April 2006. Mr. Gallagher has over 18 years of financial management experience in our industry. From 1995 to 2001, he served in a variety of senior financial positions at Bausch & Lomb and its acquired business, Chiron Vision, most recently as Vice President, Finance of Bausch & Lomb’s Global Surgical Products business. From 1988 to 1995, Mr. Gallagher was employed by Allergan in various financial management positions of increasing responsibility, including Vice President, Controller for North East Asia and Controller for Puerto Rico operations.

Holger Heidrich, Ph.D., 55, is our Corporate Vice President and President, EAM and International Government Affairs, a position he assumed in February 2007, and was Corporate Vice President and President, EAM Refractive Vision Correction, from November 2006 to February 2007. From July 2005 to November 2006, Dr. Heidrich was our Corporate Vice President and President, Cataract / Implant Business, from December 2003 through July 2005, he served as President of our Europe, Africa, Middle East region, and from our inception through December 2003, he was President of our Europe, Africa, Asia Pacific region. Prior to joining us, Dr. Heidrich served as Senior Vice President and Head of Surgical Business of Allergan in the Europe/Africa/Middle East region from May 1998 to January 2002. From July 1996 to January 2002, Dr. Heidrich also assumed the duties of Head of Central Europe Area and Managing Director of Allergan Germany/Austria. From 1990 to 1996, Dr. Heidrich was Director of the Contact Lens Care Division of Allergan in Central Europe. From 1986 to 1989, Dr. Heidrich served as Division Director, Pharmaceutical & Surgical, at Pharm-Allergan GmbH, an Allergan subsidiary. He joined Allergan in 1985 as Marketing & Sales Director for Germany. Prior to joining Allergan, Dr. Heidrich held sales and marketing positions at Montedison Pharmaceutical and Ciba Geigy, and was Assistant Professor in Economics at the University Freiburg in Germany. Dr. Heidrich is no longer a Section 16 Officer effective February 2008.

Michael J. Lambert, 46, joined AMO as our executive vice president, chief financial officer in October 2007. Mr. Lambert served as senior vice president, chief financial officer of Quest Software, Inc., a publicly held developer and distributor of software products, from April 2005 until joining AMO. He previously served as senior vice president, finance of Quest Software, Inc. from November 2004 to April 2005. Before joining Quest, Mr. Lambert served as executive vice president and CFO at Quantum Corporation, a publicly held provider of storage solutions, from June 2001 through June 2004. Prior to Quantum, he was senior vice president and CFO of NerveWire, a systems integration consulting firm. From March 1996 to July 2000, Mr. Lambert worked for Lucent Technologies, most recently as vice president and CFO of the InterNetworking Systems Division.

Richard A. Meier, 48, was appointed President and Chief Operating Officer in November 2007, and from February 2007 was Chief Operating Officer and Chief Financial Officer. He previously served as our Executive Vice President, Operations, President, Eye Care Business, and Chief Financial Officer from April 2006 to February 2007. From February 2004 to April 2006, he was our Executive Vice President of Operations and Finance and Chief Financial Officer, and from April 2002 to February 2004, Mr. Meier served as our Corporate Vice President and Chief Financial Officer. Prior to joining us, Mr. Meier was Executive Vice President and Chief Financial Officer of Valeant Pharmaceuticals International (formerly ICN Pharmaceuticals, Inc.). Before joining Valeant Pharmaceuticals, Mr. Meier was a Senior Vice President with the investment banking firm of Schroder & Co. Inc. in New York from 1996 until joining Valeant Pharmaceuticals in 1998. Prior to Mr. Meier’s experience at Schroder & Co., he held various financial and banking positions at Salomon Smith Barney, Manufacturers Hanover Corporation, as well as other financial and management positions at other firms.

Douglas H. Post, 56, has been our Executive Vice President, and President, Corneal Refractive Group, since February 2007, and from November 2006 to February 2007, he was our Corporate Vice President and President, Corneal Refractive Surgery Group. From July 2005 to November 2006, Mr. Post served as our Corporate Vice President and President, Laser Vision Correction Business. From May 2005 to July 2005, Mr. Post was our Region President of the Americas. Mr. Post joined us following completion of the merger between VISX, Incorporated and Advanced Medical Optics. Mr. Post was President and Chief Operating Officer of VISX, Incorporated from July 2003 to May 2005, Executive Vice President, Operations, from January 2001 to July 2003, and Vice President, Operations and Customer Support from September 1996 to January 2001. He served as Senior Director, Customer Support from December 1992 to September 1996 and was Senior Vice President, Sales and Customer Support with VISX Massachusetts Inc. (formerly Questek, Inc.) from February 1985 to December 1992.

Jane E. Rady, 59, has been our Executive Vice President, Strategy and Corporate Development, since February 2007. From April 2006 to February 2007, she was our Corporate Vice President, Strategic and Corporate Development, and from April 2002 to April 2006, she was our Corporate Vice President, Strategy and Technology. Prior to joining us, Ms. Rady was a director and the Chief Executive Officer of Integrated Genomics, Inc. and was a consultant to Integrated Genomics and several other companies in 2001. From 1984 to 2000, Ms. Rady was employed by G.D. Searle & Co./Monsanto in various capacities including President and General Manager of Searle’s international joint venture, Lorex Pharmaceuticals Ltd., Vice President of Corporate Licensing & Business Development, and Vice President of Strategic Planning.

C. Russell Trenary, III, 50, was appointed Executive Vice President, Global Public Policy and Medical Education in October 2007. From February thru October 2007, he was Executive Vice President and President, Cataract Refractive Group, in February 2007. From November 2006 to February 2007, Mr. Trenary was our Corporate Vice President and President, Cataract Refractive Surgery Group, and from February 2004 to November 2006, he was our Corporate Vice President and Chief Marketing Officer. From April 2002 to February 2004, Mr. Trenary served as our Corporate Vice President and President, Americas region. From 1996 to November 2001, Mr. Trenary was the President of Sunrise Technologies International, Inc., and from 1997 to 2001, he held the additional title of Chief Executive Officer. From 1995 to 1996, Mr. Trenary was Senior Vice President, Worldwide Sales and Marketing, of Vidamed, Inc. Mr. Trenary began his career in 1981 with American Hospital Supply Corporation, which was acquired by Allergan in 1986 and which was the basis of

Allergan’s entering the ophthalmic surgical products business. While at Allergan from 1987 to 1995, Mr. Trenary held positions of increasing responsibility in the surgical products business, culminating with the position of Senior Vice President and General Manager of AMO Surgical Products, a position he held from 1991 to 1995.

Aimee S. Weisner, 39, is our Executive Vice President, Administration, and Secretary, a position she assumed in February 2008. Her responsibilities include Legal Affairs, Compliance and Human Resources, and she is our Chief Ethics Officer. From February 2007 to February 2008, she served as Executive Vice President, Administration, General Counsel and Secretary. From our inception through February 2007, her title was Corporate Vice President, General Counsel and Secretary. Ms. Weisner was Vice President and Assistant General Counsel of Allergan from January 2002 through June 2002, and was an Assistant Secretary of Allergan from November 1998 to April 2002. Prior to January 2002, Ms. Weisner served as Corporate Counsel of Allergan, which she joined in 1998. From 1994 to 1998, Ms. Weisner was an attorney with the law firm of O’Melveny & Myers LLP.

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Philosophy and Objectives

Compensation programs at AMO are designed to promote a high-performance culture that attracts, motivates and retains the key talent necessary to optimize stockholder value in a competitive environment. Compensation at AMO is market-driven and is designed to motivate the behaviors that will enable AMO to execute an effective business strategy.

Our compensation program is designed to reward the named executives for meeting or exceeding corporate performance goals and individual objectives, and for maintaining the highest standards of business conduct. Our Organization, Compensation and Corporate Governance Committee (referred to in this discussion as our compensation committee), or the board of directors acting as a whole, determines all elements of pay for executive officers. Our management is involved only to the extent of providing performance information and recommendations.

Our compensation committee has established a peer group of companies considering such factors as size, industry, geography, global spread, product lines and complexity, customers and market capitalization. As AMO’s business changes, through acquisition or otherwise, this peer group is reevaluated. The compensation consultant retained by the compensation committee provides information to the compensation committee regarding possible comparator companies and compiles data upon request of the compensation committee. Compensation data is generally regressed for market capitalization to ensure that the data is not distorted by larger companies. Regression analysis is a commonly used technique to size-adjust data which allows for more statistically valid comparisons. Many factors go into the regression analysis. The key measure used in the AMO regression model is market capitalization. Based on this measure, the regression formula correlates and adjusts the raw data for base salary, total cash compensation and total direct compensation to predict those items based on the market capitalization for each of the peer companies. These adjusted amounts are then used to develop the competitive benchmarks. In 2007, the group of comparator companies included: Alcon, Inc., Allergan, Inc., Arrow International, Inc., C.R. Bard, Inc., Bausch & Lomb, Inc., Beckman Coulter, Inc., Bio-Rad Laboratories, Inc., BioMet, Inc., The Cooper Companies, Inc., Edwards Lifesciences Corporation, Haemonetics Corporation, Millipore Corporation, Polymedica Corporation, Respironics, Inc., St. Jude Medical, Inc., Stryker Corporation, Sybron Dental Specialties, Inc., Varian Medical Systems, Inc., and Zimmer Holdings, Inc. In the discussion that follows, we refer to this group of companies as our peer group.

In determining the amount and structure of total direct compensation for named executive officers (defined as base salary, short-term management incentives, and stock incentives), the compensation committee first reviews a summary of current and past compensation under these programs. This is then compared to benchmark data, provided by the compensation consultant, as described above. Each element is then reviewed by the compensation committee and adjusted for the coming year, based on input from the compensation consultant and the chief executive officer. Targets for compensation and benefit programs are generally set at the market median (i.e., 50th percentile). Benchmarking of peer group data is just one element considered in setting levels of named executive officer compensation. Corporate performance, individual performance, changes in the executive officer’s roles and responsibilities, internal equity, employee retention and motivation, among other factors, are also carefully considered. Other elements of the named executive officer compensation and benefits package are reviewed by the compensation committee on an annual basis to monitor the competitiveness and cost-effectiveness of the programs.

Elements of the AMO Compensation Program

Set forth below are the elements of compensation for the named executive officers, along with the rationale for why we pay each element, how we determine the amount of each element, and the impact of the accounting and tax treatment of each element, to the extent relevant. Our 2007 named executive officers include James V. Mazzo, our Chairman of the Board and Chief Executive Officer, Richard A. Meier, our President and Chief Operating Officer, Holger Heidrich, our Corporate Vice President and President, EAM and International Government Affairs, C. Russell Trenary III, our Executive Vice President, Global Public Policy and Medical Education, and Douglas H. Post, our Executive Vice President and President, Corneal Refractive Group. We have also included as a named executive officer Michael J. Lambert, our Executive Vice President and Chief Financial Officer. Mr. Lambert joined AMO in October 2007 and assumed the role as principal financial officer in March 2008. Dr. Heidrich, who remains with AMO in a specialized role, is no longer an executive officer of AMO.

•

Base Salary. Base salaries are generally targeted at or near the market median. The market is defined as the peer group. It is expected that in return for base salaries the executives should deliver a threshold level of performance. Annual adjustments to base salary are made to adjust for inflation, and deviations from our corporate target salary increase amounts are made primarily on the basis of individual performance in the prior year, the responsibilities assumed by the officer, and market data for similar positions at comparator companies in the peer group. The primary purpose of this element of compensation is to maintain a competitive level of base salary compared to the market.

•

Annual Management Incentive. Annually, the compensation committee reviews management’s recommendation regarding funding triggers for the annual incentive plan and approves the funding mechanism for the year. The compensation committee considers the rationale for the funding objectives and their link to the elements of our business strategy that we believe will result in sustained stockholder growth. Offering an incentive plan that motivates the behaviors needed to support the accomplishment of the business strategy is the key rationale for the AMO program.

The annual incentive program for all named executive officers is structured to preserve the tax deductibility of payments under the program. As such, targets have been established and expressed in dollars, which, if funded based solely on performance, are the maximum amounts payable under the program, The compensation committee may then use “negative discretion” to reduce the payment based on performance results (corporate, business unit or individual) against pre-established objectives. By setting a high amount which can then be reduced, we are advised that our plan meets the requirements of Section 162(m) of the Internal Revenue Code. A reduction from the maximum amount is not necessarily a negative reflection on performance.

•

Stock Incentives. We award a combination of stock options, restricted stock units and performance awards to our named executive officers. Stock options and restricted stock units, along with base salary and short-term management incentives, are targeted at the market median. 2007 performance awards were designed to award additional compensation if our company performs above the market median in total stockholder return. In addition, we offer an employee stock purchase program to all employees of AMO.

The stock option and restricted stock unit awards are designed to align the interests of the executives with those of the stockholders and to maintain a competitive total compensation program for retention purposes. The 2007 performance award was to further align the interests of the executives with those of the stockholders from the perspective that if the stockholders realize above average value, the executives receive additional compensation. If the stockholders do not enjoy positive, above median total stockholder returns compared to the peer group, no additional compensation is earned. All of these programs are designed to comply with Section 162(m) of the Internal Revenue Code to the fullest extent possible and have been approved by our stockholders.

•

Stock Options. We allocate a majority of our stock-based incentives in stock options. We believe that stock options provide the best alignment of the interests of our executives with stockholder interests as compensation is only earned if stockholder value is increased. Our stock options also provide for a retention incentive through a four-year vesting schedule. And, through the implementation of our executive stock ownership guidelines, discussed in more detail below, we encourage our executives to maintain their stock options, or hold shares acquired upon exercise of stock options, on a long-term basis.

•

Restricted Stock Unit Awards. We also issue restricted stock units to named executive officers as an effective means to encourage long-term ownership and long-term performance. These awards expose the executives to downside equity performance risk. These awards also provide an important retention incentive, as they are vested only after continued employment for a period of time, typically three years. We also include restricted units as an element of stock incentive compensation to control dilution and to responsibly utilize the shares authorized under our incentive compensation plan. Restricted stock unit awards that are solely time vested may not be tax deductible under Section 162(m) of the Internal Revenue Code.

•

Performance Awards. The combination of stock options and restricted stock unit awards, discussed above, is generally designed to provide long-term incentives at the market median for similar executives in the peer group. In 2007, we granted performance awards that were designed to reward performance up to the 75th percentile, but only if our performance, in terms of total stockholder return, exceeds the market median of total stockholder return of the peer group, and only if that return is positive. In February 2008, this grant took the form of performance vested restricted stock units which vest in one-third increments based on the achievement of stock price targets of $27, $35, and $45 within three years of the date of grant.

•

Employee Stock Purchase Plan. We offer an employee stock purchase program to executive and non-executive employees of AMO on the same terms and conditions, other than in certain countries where it is impractical for us to offer this benefit. Employees may purchase AMO stock twice a year, through payroll deductions, at a discount of 15% off the lower of the stock price on the first or last day of the six-month purchase period. Because the discount offered under the plan is more than 5%, we incur an expense associated with the program. However, we have maintained the program in its original design because we feel that it is an important tool for attracting and retaining key talent throughout the organization, and for encouraging employee investment in the long-term performance of AMO.

The compensation committee uses its judgment and evaluates each individual’s performance in the prior year, total compensation package, total vested and unvested equity incentives and other factors in considering the final amount of any award. Those awards may be above or below the targeted amounts, as the compensation committee deems appropriate. We feel that it is important to target total compensation at the market median in order to retain key talent. We also deem it crucial to motivate our executives to perform well above the median.

Each of our stock incentive programs results in a non-cash expense to AMO. We consider the expense implications of these incentives each time they are granted, and in aggregate with past grants and estimated future grants. We feel that the expense associated with the incentives is reasonable and appropriate. Moreover, we feel the benefit to the company well exceeds this cost.

•	Retirement. Our U.S.-based named executive officers participate in our retirement programs on the same terms as all of our employees. In the United States, we offer a 401(k) plan, with company matching of 50% of the first 8% of employee contributions. We also offer a profit sharing contribution once a year based on a points system, combining points for age and years of service. Company contributions to the 401(k) plan may be limited in amount by Internal Revenue Service regulations. If this occurs, we make contributions of the amounts so limited to our non-qualified executive deferred compensation plan. Executives may also make elective pre-tax deferrals to the executive deferred compensation plan, but we do not guarantee any rate of return on the executives’ accounts. The executive deferrals and excess contributions are funded through a third party administrator and invested in the executives’ choices of investment vehicle. We offer retirement programs to our named executive officers and all of our employees in order to encourage savings for retirement and to remain competitive.

Dr. Heidrich, our only named executive officer based outside of the United States, participates in a defined benefit pension plan which is carried on AMO’s balance sheet as an unfunded liability as permitted under German law. We continued this benefit for Dr. Heidrich, which he had originally received while employed by Allergan, Inc., our former parent company.

•

Health and Welfare Programs. AMO provides health and welfare benefits to its named executive officers that are identical to those provided to all regular full-time employees, including medical, dental, and disability insurance. In addition, each of the U.S.-based named executive officers is entitled to receive a comprehensive executive physical worth up to approximately $2,000, which is coordinated with our medical plan. We provide this benefit in order to encourage the proactive management of the executives’ health care and to provide an opportunity for early diagnosis and management of any health issues.

•

Perquisites. The named executive officers receive the following perquisites, which are fully taxable to the executive and deductible by AMO. We determine these amounts and the maximum amounts payable in consideration of practices at peer group companies, historical practice and custom, and evolving business needs. We also provide these benefits as a relatively inexpensive means to maintain competitiveness.

•

Transportation. A car and gas allowance totaling $11,000 per year is provided to each U.S.-based named executive officer. Dr. Heidrich, based in Germany, receives a company-leased car and a gas allowance. These benefits are provided in recognition of the need to have executive officers travel to visit customers, business partners and advisors and other stakeholders in order to fulfill their job responsibilities. This travel causes wear and tear on personal vehicles and increases fuel expenses. The car and gas allowance eases the administrative burden of tracking mileage and wear-and-tear each time travel occurs. Executives receiving these benefits are not eligible for additional mileage reimbursement for travel related to a personal vehicle.

•

Tax and Financial Planning. We provide to each U.S.-based named executive officer an opportunity for reimbursement of expenses related to tax and financial planning, up to a maximum amount of reimbursement of $13,000. We believe it is in the best interests of the company for the officers to have professional assistance in managing their compensation, benefits and equity so that the officers focus their full attention on our business. Reimbursement covers the services of a professional financial planner, the costs of developing a will or trust, tax planning, tax return preparation and filing, and other related expenses. It does not include investment fees, tax penalties or other similar costs.

•

Life Insurance. We provide company-paid life insurance to all U.S.-based employees, but at a higher benefit level for our named executive officers. We offer this benefit to our employees to provide financial security to our employees’ families and/or beneficiaries. The insured amount for our U.S.-based named executive officers is $1.5 million, and this is purchased through our cost-effective group insurance program. At a low cost to the company, we are able to provide an important benefit that is key to executive recruitment and retention.

•

Club Dues. We reimburse our U.S.-based named executive officers for the costs of membership in a private social or health club, up to a maximum amount of $19,500 for Mr. Mazzo, $12,540 for Mr. Meier, and $9,150 for Mr. Trenary and Mr. Post. Mr. Lambert does not receive this benefit, which has been discontinued for new officers. We provide this benefit to enable our officers to entertain business colleagues and business partners, and to provide a forum for the development of future business. This benefit includes health clubs in order to encourage executive health and fitness.

•

Spousal Travel. On a very limited basis, we may provide for the payment of spousal travel, as well as gross-up the taxes associated with the imputed income to the executive for this benefit. This travel is only paid by the company with the specific approval of the chief executive officer and has historically been associated with incentive award trips for the sales organization.

•

Employment Agreements. AMO has entered into employment agreements with each of our named executive officers other than Mr. Lambert. We entered into employment agreements with Messrs. Mazzo, Meier, and Trenary and Dr. Heidrich, effective June 29, 2002 in connection with our spin-off from Allergan. At that time, our board of directors deemed the employment agreements necessary to the recruiting process for executives of the new company. The assurance offered by the employment agreements was deemed necessary and prudent to entice long-term Allergan employees (Mr. Mazzo and Dr. Heidrich) and those who were giving up positions or opportunities at other companies (Messrs. Meier and Trenary) to join AMO, a new company with no history as an independent company. We entered into an employment agreement with Mr. Post in 2005, in connection with our acquisition of VISX, for which Mr. Post was President and Chief Operating Officer.

Each agreement has an initial term of three years and may be automatically extended for successive one-year terms unless either party to the agreement elects in writing not to extend the term. The agreements set forth the general principles of the executives’ compensation and benefits arrangements. Mr. Mazzo’s agreement also provides for his service as a director of AMO. Each year, our compensation committee reviews the prudence of maintaining the employment agreements in the context of AMO’s current business environment and all of the other benefits afforded the named executive officers. This review was most recently completed in July 2007. The compensation committee determined not to terminate any of the employment agreements with the named executive officers. This decision was based on the most recent performance reviews of the named executive officers, the importance of the continued roles played by the executives, and competitive market practice. New employment agreements with executives, or any amendments to the current agreements, require the approval of the compensation committee.

The following is a summary of the key terms of the employment agreements, which generally follow the same form. Unless otherwise noted, the following summary applies to all five employment agreements.

The agreements provide for a minimum level of base salary, with the actual rate of base salary subject to change annually above that minimum rate in the discretion of the compensation committee. The agreements also provide that the executive is eligible to participate in annual incentive, stock option and other equity award programs that are generally available to similarly situated executives of AMO. The agreements do not require any minimum level of annual incentive payments or participation in any stock option or equity-based plans. The agreements also entitle the executives to participate in or receive the benefits and perquisites as are generally provided from time to time to similarly situated executives. The agreements do not guarantee the continuation of any plan or benefit, other than an assurance of office support and reimbursement of business expenses. The agreements similarly entitle the executive to receive paid vacation only in accordance with then current company policies and practices, with no guaranteed levels of the benefit.

Dr. Heidrich’s employment agreement contains additional provisions that were unique to his position as an executive in Germany. His agreement provides for the continuation of a company car according to AMO’s then current policy for German employees, with AMO’s agreement to bear any tax associated with Dr. Heidrich’s personal use of the vehicle. The agreement further provides for minimum levels of insurance and health coverage, capital accumulation benefits under German law, temporary disability coverage, a minimum of 30 days of vacation, and a small cash vacation allowance of €21 per day.

The compensation committee has determined that an assurance of a minimum level of base salary is prudent for retention of key talent. No other specific assurances were deemed necessary, and none were given in the agreements, in order to preserve full flexibility for the compensation committee to change benefits or incentives from time to time.

The employment agreements provide for payments in certain situations when employment is terminated. Please see the section of this proxy statement entitled “Potential Payments Upon Termination or Change-In-Control.”

We agreed to repatriate Mr. Mazzo and his household from the United Kingdom, and this was completed in 2004. To assist in his repatriation, we provided him a five-year, interest-free relocation loan of $500,000 which Mr. Mazzo repaid in full in 2007.

The agreements provide protection to the executives for their lawful acts while officers of AMO. The agreements cover the indemnification of the executives for legal claims or proceedings filed against the executives because of their status as an officer, to the extent permitted under California law. The agreements further require AMO to maintain director and officer insurance. We believe it is fair to protect our executives for their lawful acts and to avoid the distraction of personal liability associated with their work. Any fraud or illegal conduct by the executive generally would not be covered under these provisions.

Other than the named executive officers, we have employment agreements with Aimee S. Weisner, Executive Vice President, Administration and Secretary, and Jane E. Rady, Executive Vice President, Strategy and Corporate Development. These agreements, entered into at the time of our spin-off, provide for their positions as officers and have the same standard terms as described for our U.S.-based named executive officers.

•

Indemnity Agreements. We have entered into Indemnity Agreements with each of the named executive officers. These agreements define the indemnification of the officers set forth in our Certificate of Incorporation and under Delaware law. They generally cover claims arising from actions taken by the executive in his or her capacity as an officer or director. No indemnification is provided where the officer has gained a personal profit or advantage to which he was not legally entitled, for any claim for accounting of profits made from the purchase or sale of our stock, or for any claim based on the executive’s knowing fraudulent, deliberately dishonest or willful misconduct. In addition, no indemnity is provided where it is prohibited by law. We believe the indemnity agreements, which are prevalent for public companies, afford important and necessary protection for executives who assume obligations, and expose themselves to personal liability and expense, by serving as an officer of a public company. We believe that the named executive officers would not agree to continue in their current positions without the protections afforded by the Indemnity Agreements.

•

Terms of Employment for Mr. Lambert. Our offer letter to Mr. Lambert, dated September 25, 2007, set forth certain terms of his employment. We do not have an employment agreement with Mr. Lambert. The letter provides for a base salary of $375,000, with consideration in February 2008 for an increase to $400,000. Mr. Lambert received a sign-on bonus of $187,500, which was paid in February 2008 in lieu of participation in our management incentive program. We granted 50,000 non-qualified stock options and 5,000 restricted stock units to Mr. Lambert at the time of his employment. The letter outlined perquisites provided to Mr. Lambert. Finally, the letter set forth severance arrangements, which are discussed in the section below entitled “Potential Payments upon Termination or Change-in-Control.”

Interrelationship of Compensation Elements

Our policy for allocation between long-term and currently paid out compensation is to attempt to strike an appropriate balance between the focus on short-term operational goals and longer-term strategic goals. The proportions of base salary, annual incentives and long-term incentives vary among the named executive officers depending on their levels of responsibility, but generally a significant amount of pay for executive officers is composed of long-term, at-risk pay to focus management on the long-term success of AMO. Our chief executive officer has the greatest amount of pay at risk, followed by our president and chief operating officer and chief financial officer.

Our policy for allocating between cash and non-cash compensation is to heavily weight our long-term incentives in the form of non-cash awards. We have chosen non-cash awards as a means to link the compensation directly to longer-term stockholder value. Base salary is earned for performing basic job responsibilities. Annual cash incentives are designed to focus executives on shorter-term but crucial operational and strategic objectives. Our philosophy regarding the differentiation among different forms of non-cash compensation is discussed above, but in general our primary vehicle for non-cash compensation is stock options due to their direct link to growth in stockholder value.

Each year, our compensation committee reviews an inventory of all elements of executive compensation in order to maintain an understanding of the proportions of each of these elements in our overall compensation program. We consider prior compensation in setting other elements of compensation. We provide our equity incentive awards primarily to incentivize future performance, and therefore the amounts of prior equity grants are just one element considered in the incentive grant process.

Timing of Incentive Awards

Our incentive awards for named executive officers are considered annually. Annual cash incentive targets are established in February of each year. Historically, our long-term incentive awards have been awarded on the date of our annual stockholder meeting in May. This has been the same date of the annual grant to all employees eligible for stock incentive awards. Our compensation committee decides the timing of all incentive awards issued to the named executive officers and could elect to deviate from this practice if deemed appropriate. We do not have any program, plan or practice to time option grants to our executives in coordination with the release of material non-public information. Grants of stock incentive awards to new executives are not made in coordination with the release of material non-public information, but are instead granted on the later to occur of the first date of employment or the approval of the compensation committee, or full board of directors if applicable. We have not timed, and do not plan to time, the release of material non-public information for the purpose of intentionally affecting the value of executive compensation.

Incentive awards with performance terms or performance vesting are generally awarded at the compensation committee’s first meeting of the year in order to establish performance terms early in the performance cycle and to comply with the requirements of Section 162(m) of the Internal Revenue Code. Again, these grants are not made in coordination with the release of material, non-public information but are instead granted on the date of the regular meeting approving the grant.

Consideration of Corporate Performance

In setting compensation policies and making compensation decisions, our compensation committee considers measures of corporate performance. Corporate performance is an element of each named executive officer’s annual review of base salary and annual equity incentive grants. Corporate performance is the primary funding mechanism for our management incentive program and for our performance awards.

Our annual management incentive plan (known formally as the 2002 Bonus Plan) lists several measures that the compensation committee may choose from in establishing a funding target for the management incentive payment, either alone or in any combination, and measured either on an absolute basis, on a relative basis against one or more pre-established targets, peer group performance, or past company performance, as the compensation committee, in its sole discretion, determines. These measures include revenue (sales), cash flow, earnings per share (including earnings before interest, taxes and amortization), return on equity, total stockholder return, return on capital, return on assets or net assets, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin, and market share.

Our 2007 performance awards are determined on the basis of AMO’s total stockholder return as compared to that of the peer group. Our 2008 performance awards vest based on the achievement of pre-established stock price targets over a three-year period.

Consideration of Individual Performance

The following forms of compensation are structured and implemented to reflect a named executive officer’s individual performance and contribution to our corporate performance:

•

Base Salary. An important element of the annual review of each executive’s performance measures the executive’s individual attainment of objectives and the individual’s contribution to corporate performance.

•

Annual Management Incentive. As discussed above, corporate performance determines the funding of our annual management incentive program. The incentive award for each individual named executive officer is then determined by applying “negative discretion” to the maximum payment amount, based on achievement of individual and business unit performance objectives. If there is no funding for the annual incentive plan, discretionary bonuses may be awarded upon approval of the compensation committee.

•

Stock Incentives. The annual review of individual executive performance is an important factor in determining the amount of stock incentives awarded to our named executive officers. Stock incentives are, however, primarily a tool for us to incentivize future performance. Therefore, future potential, retention and motivation are the primary considerations.

Stock Ownership Guidelines

In January 2003 we adopted, and in September 2004 we revised, stock ownership guidelines for our executive officers. We ask each of our executive officers to own, at least, a number of shares having a value computed as follows:

•	Chief Executive Officer, 5 times base salary

•	President, Executive Vice Presidents and Corporate Vice Presidents, 3 times base salary

•	Senior Vice Presidents, 2 times base salary

For purposes of this calculation, we include the equivalent share value of vested, in-the-money stock options (net of tax and exercise price) and the value of restricted stock and restricted stock units. Executives are expected to meet these guidelines within five years of becoming an officer.

Analysis of 2007 Named Executive Officer Compensation

Our compensation committee considered the factors described below in making its compensation decisions for each of our named executive officers.

•

Base Salary. Our compensation committee increased salaries for our named executive officers an average of 5.68% in February 2007. The committee starts with the corporate target adjustment for the year (4% in 2007), and adjusts from that number based on the following factors: performance assessment (which for each named executive officer includes multiple factors based on objectives for corporate performance, business unit performance, and individual qualitative measures), market data, promotions or changes in job responsibilities, and internal equity considerations. Overall performance is then assessed as not meeting expectations, meeting expectations or exceeding expectations. Generally base salary adjustments are decreased from the budgeted adjustment for not meeting expectations, and may be increased above the targeted adjustment for performance that meets or exceeds expectations. 2007 salary adjustments reflect consideration of 2006 individual performance. For 2006, the compensation committee determined that all of the named executive officers met or exceeded expectations with respect to their overall objectives, and individual performance did not materially impact base salary increased in 2007. The following are the adjustments made by the committee to base salary for 2007 and the primary factors considered: Mr. Mazzo (4% increase at budget, market data and internal equity considerations in line with targets); Mr. Meier (9.4% increase, including increase for promotion to President and Chief Operating Officer); Dr. Heidrich (3% increase, reduced from budgeted amount to better align with market median); and Mr. Trenary and Mr. Post (6% increases above budgeted amounts to better align with market media). Overall, base salaries for the named executive officers were 5% above the market median when analyzed in February 2007.

Mr. Lambert joined AMO late in 2007. Mr. Lambert’s base salary was negotiated. Factors considered by our compensation committee in approving the salary were Mr. Lambert’s then current base salary (which was higher than the amount offered by AMO), and internal equity and market median analyses which supported the agreed level.

•

Annual Management Incentive. The compensation committee identified all of the named executive officers, other than Mr. Lambert, as “162(m) Participants” under our bonus plan and set forth performance objectives as follows: provided that the corporation achieved adjusted operating income (excluding the impact of the charges or write-offs associated with acquisitions, reorganizations or recapitalizations, and unrealized gains or losses on derivative instruments) of at least $184.79 million or revenue of at least $1,085 million in 2007, the compensation committee established target awards for 2007 as follows: Mr. Mazzo ($1,200,000), Mr. Meier ($600,000), Dr. Heidrich (€289,783), Mr. Trenary ($350,000) and Mr. Post ($350,000). These “targets” are the maximum amounts payable under the program in order to comply with the requirements of Section 162 (m) of the Internal Revenue Code. The compensation committee retained the discretion to decrease the incentive awards below the target award level.

In February 2008, the compensation committee determined that the performance criteria were not satisfied, due to a product recall in May 2007, which had a materially negative impact on our revenue and adjusted operating income. The committee determined that discretionary bonus payments to the named executive officers were appropriate and in the best interests of our stockholders, to recognize performance in light of the unexpected product recall. The compensation committee considered, as one factor in making the discretionary bonus awards, the funding level for non-named executive officers under our bonus plan. This was considered in order to maintain internal equity with other AMO management. The plan applicable to non-named executive officers was funded at approximately 67%. Another factor considered was individual performance in 2007. All of the named executive officers met or exceeded the expectations for individual performance. Individual performance favorably impacted the bonus awards for all named executive officers. In particular, Messrs. Mazzo, Meier and Post received positive adjustments to the 67% metric to reflect their levels of accomplishment.

As discussed above, the 162(m) targets established for each officer are maximum amounts payable in the event of over-achievement of corporate objectives. In applying negative discretion, we also utilize for each officer a reference target for annual incentive payments designed to pay total cash compensation at the market median, assuming performance expectations are met. The bonus awarded for 2007 performance were awarded as follows, expressed as a percentage of these reference targets; Mr. Mazzo (74%), Mr. Meier (73%), Dr. Heidrich (67%), Mr. Trenary (67%), and Mr. Post (72%). Mr. Lambert’s bonus was guaranteed as part of his terms of new employment.

At Mr. Mazzo’s request, the compensation committee paid approximately $200,000 of Mr. Mazzo’s 2007 bonus to him in the form of AMO common stock, valued on the same date that cash bonuses were paid, under our 2005 Incentive Compensation Plan. The remainder of Mr. Mazzo’s bonus was paid in cash.

According to Mr. Lambert’s terms of employment, he received a sign on bonus, payable in February 2008, in lieu of participation in the management incentive program for 2007. The compensation committee approved the guaranteed bonus as part of the negotiated compensation package in order to attract Mr. Lambert in light of the bonus and cash retention payments foregone with his then current employer.

•

Total Cash Compensation. In considering bonus awards for each named executive officer, the committee reviewed the relationship of each named executive officer’s total cash compensation to Mr. Mazzo’s total cash compensation, and then compared it to the relationship of the benchmark data for each named executive officer to the Chief Executive Officer benchmark. The committee assessed the relative value of the person and position within AMO compared to the market data and used this assessment as another input to their decision making process for establishing total cash compensation opportunities for the named executive officers. Overall the named executive officers’ total cash compensation was 10% below the market median for 2007, due primarily to the reduced level of annual incentives earned. This comparison excludes Mr. Lambert, who joined AMO late in 2007.

•

Stock Incentives. In May 2007, our compensation committee awarded stock-based incentive compensation to the named executive officers. These awards consisted of stock options and restricted stock units. On average, stock options represented 80% of the value of the stock-based awards with the remainder (20%) awarded in restricted stock units. The total value of the awards was generally targeted at relevant peers for each executive at the market median of our peer group, but were adjusted based on relevant factors such as internal equity analysis, individual performance and potential, and overall goals for motivation and retention. Application of the committee’s judgment resulted in the awards as shown in the “2007 Grants of Plan Based Awards” table found on page 45. Mr. Mazzo’s stock incentives were granted at the targeted market median value, after concluding such amounts were appropriate in light of individual performance at or above expectations, internal equity, and total direct compensation at the market median. Messrs, Meier, Trenary and Post received higher than targeted awards to account for internal equity disparities and reflecting individual performance at or above expectations. Dr. Heidrich’s award was lower than the targeted amount to align internal equity considerations and total direct compensation comparisons to the market median.

In February 2007, the compensation committee granted performance-vested restricted stock units to the named executive officers other than Mr. Lambert. The number of units granted to each executive was determined based on the difference between the maximum payout of the award at the 75 th percentile long-term incentive benchmark and the market median long-term incentive benchmark. This difference was then divided by the fair market value of the common stock on the date of the grant. These units will vest in 2010 only to the extent that AMO’s total stockholder return is positive and exceeds the 50th percentile of the peer group over the calendar years 2007-2009. The amount of units that vest, if any, will be determined on a sliding scale, based on the level of total stockholder performance achieved between the 50th and 75th percentiles. For example, if an executive received 1,000 performance vested restricted stock units, and our total stockholder performance was at the 60th percentile, 400 of the units would vest in early 2010.

In May 2007, Mr. Post received a grant of 2,000 performance vested restricted stock units. Performance conditions included key metrics associated with the integration and performance of the acquired IntraLase business. These metrics included laser placements, procedure sales, upgrades, selling prices, new product launches and employee turnover. In February 2008, the compensation committee determined that 89.7% of the metrics were attained and approved the vesting of 1,794 of Mr. Post’s units, subject to his continued employment through May 2010.

The compensation committee granted 50,000 stock options and 5,000 restricted stock units to Mr. Lambert in connection with his employment. In its analysis, the committee considered the potential value of equity incentives foregone with his prior employer, market data indicators for appropriate total direct compensation, motivation and retention.

•

Total Direct Compensation. Overall the total direct compensation for the AMO named executive officers (excluding Mr. Lambert) was 3% below the market median, due primarily to the reduced level of annual incentives earned. It should be noted that the overall relationship of chief executive officer compensation to the other named executive officers was consistent with the relationship in the benchmark data. In comparing the second through fifth ranked positions to Mr. Mazzo’s 2007 total cash compensation (base salary and bonus), the average ratio of compensation was 47% of Mr. Mazzo’s total cash compensation, as compared to 45% in the peer group. With respect to total direct compensation (base salary, bonus and stock incentive expense), their average ratio of compensation was 38% of Mr. Mazzo’s total direct compensation, as compared to 34% in the peer group. Our compensation committee concluded that this relationship is appropriate, given the unique level of responsibility and skills required of our chief executive officer in order to lead a company of our size and complexity. Goals of motivation and retention were also addressed in assessing total direct compensation for Mr. Mazzo, with the ultimate goals of driving corporate performance and increasing stockholder value.

In 2007, our compensation committee reviewed an inventory of all elements of executive compensation, including perquisites, retirement plans, benefits, employment agreements and severance arrangements, and their costs to AMO. The compensation committee concluded that AMO’s compensation program is currently reasonable and in the best interests of AMO’s stockholders.

Compensation Committee Report

The Organization, Compensation and Corporate Governance Committee of the board of directors of Advanced Medical Optics, Inc. issues the following report for inclusion in the company’s proxy statement in connection with the company’s 2008 annual meeting of stockholders.

1.	The committee has reviewed and discussed the Compensation Discussion and Analysis with management.

2.	Based on this review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s proxy statement on Schedule 14A for the 2008 annual meeting of stockholders.

The Organization, Compensation and Corporate Governance Committee:

Michael A. Mussallem, Chairman

Christopher G. Chavez

James O. Rollans

Summary Compensation Table

The individuals named in the following tables are described elsewhere in this proxy statement as the “named executive officers,” and they include the company’s principal executive officer, principal financial officer, and the three other most highly compensated executive officers of the company for 2007. The tables also include Michael J. Lambert, who joined AMO as Executive Vice President, Chief Financial Officer in October 2007 but did not assume the role of “principal financial officer” for reporting purposes until May 2008.

It is important to note that the amounts represented in the “Total” column were not entirely earned in 2006 and 2007, and portions of that amount may never be earned. The amounts represented in the columns entitled “Stock Awards” and “Option Awards” represent the accounting valuation of these awards. The amounts do not necessarily represent the value the executive may actually receive; the value could be substantially less (even zero) or more than the amounts represented.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensa- tion ($) (2)		Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($) (4)		All Other Compensa- tion ($)(5)	Total ($)
James V. Mazzo,	2007	$769,269	$550,000	$330,437	$1,814,314	$	N/A	$	N/A	$195,442	$3,659,462
Chairman and Chief Executive Officer	2006	684,865	N/A	112,647	2,123,838		357,500			163,382	3,442,232

Richard A. Meier,	2007	514,269	275,000	124,082	759,889		N/A		N/A	99,840	1,773,080
President and Chief Operating Officer	2006	466,173	171,375	44,003	912,880					59,303	1,653,734

Holger Heidrich, Ph.D.,	2007	527,389	186,832	110,983	462,334		N/A		—	51,720	1,339,258
Corporate Vice President and President, EAM Region and International Government Affairs(6)	2006	448,781	99,000	33,266	550,602				205,418	45,738	1,177,379

C. Russell Trenary III,	2007	378,784	146,400	117,134	534,575		N/A		N/A	66,410	1,243,303
Executive Vice President, Global Public Policy and Medical Education	2006	341,538	94,875	31,242	580,285					61,304	1,109,246

Douglas H. Post,	2007	364,060	155,000	128,453	437,769		N/A		N/A	95,204	1,180,486
Executive Vice President and President, Corneal Refractive Group	2006	337,773	93,000	33,266	343,694					55,370	863,103

Michael J. Lambert,	2007	72,115	187,500	11,038	31,953		N/A		N/A	3,399	306,005
Executive Vice President and Chief Financial Officer

(1)

The amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers. The 2006 amount shown under “Salary” includes $7,577 which was paid to Mr. Meier in lieu of accrued vacation. In 2007 the following amounts were paid to the named executive officers in lieu of accrued vacation and are reflected under “Salary” above: Mr. Mazzo—$28,615; Mr. Meier—$19,231; Mr. Trenary—$15,472; and Mr. Post—$6,913.

(2)

The amounts shown for 2007 represent management incentive awards which were paid in the first quarter of 2008 under our Bonus Plan for services rendered during 2007. The awards are expressed as “bonus” when discretion has been applied in determining funding. For 2006, Mr. Mazzo’s annual management incentive appears in the column “Non-Equity Incentive Plan Compensation” because it met the requirements of Section 162(m) of the Internal Revenue Code for objective funding measures.

(3)

Amounts shown in this column reflect our accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year for the fair value of stock options, restricted stock and restricted stock units granted to the officers. The fair values were estimated in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information and our assumptions made in calculating amounts under SFAS 123R, refer to Note 11 of our financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC.

(4)

Dr. Heidrich participates in AMO’s German defined benefit plan. No other named executive officer participates in a defined benefit retirement plan. The change in pension value for 2007 is a decrease of $102,217, using the average 2007 exchange rate of euros to dollars of 1.37. This was mainly due to a significant increase in the discount rate. Amount for 2006 represents the aggregate change in the actuarial present value of the accumulated benefit from September 30, 2005 to September 30, 2006, using the average 2006 exchange rate of euros to dollars of 1.26. The 2006 change in pension value reflected in this table has been revised to $205,418. The value reported in the 2006 Proxy Statement was $219,563. The reduction in value is attributed to a correction in the service credit calculation.

(5)

“All Other Compensation” for 2007 in the foregoing Summary Compensation Table is composed of company contributions to our qualified and non-qualified retirement plans and the cost of term life insurance, as well as perquisites paid to a named executive officer. The following table sets forth all such compensation paid in 2007 to the named executive officers. In the case of Dr. Heidrich, who is based in Germany, retirement benefits are company contributions to a pension plan, which is comparable to a retirement savings plan, and Other (as set forth below) includes $864 holiday pay, which is mandated by a works council agreement, as well as a $658 employer contribution to a government-supported savings plan.

Nature of All Other Compensation	Mr. Mazzo	Mr. Meier	Dr. Heidrich	Mr. Trenary	Mr. Post	Mr. Lambert
Retirement	$152,405	$34,795	$10,407	$38,492	$70,027	$955
Insurance	4,002	2,610	751	4,002	7,482	329
Other	—	—	1,522	—	—	—
Perquisites:
Executive club dues	4,430	12,540	—	1,530	6,695	—
Tax preparation and financial planning	13,000	8,360	—	781	—	—
Transportation Allowance (for U.S. executives; for Dr. Heidrich, includes car lease, insurance and car taxes)	11,000	11,000	39,041	11,000	11,000	2,115
Spousal Travel	7,164	22,211	—	7,164	—	—
Tax gross up, spouse travel	3,441	8,324	—	3,441	—	—

Total	$195,442	$99,840	$51,720	$66,410	$95,204	$3,399

(6)

Dr. Heidrich is paid in euros. 2007 dollar amounts shown for Dr. Heidrich in the “Salary,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” columns in the foregoing Summary Compensation Table and in these footnotes were converted from euros to dollars using the average conversion rate of 1.37 for the period January 1, 2007 to December 31, 2007. 2006 amounts were converted from euros to dollars using the average 2006 conversion rate of 1.26.

Cash management incentives for the named executive officers are expressed in the Summary Compensation Table as “Bonus” due to the compensation committee’s use of discretion in funding. Please refer to the discussion of 2007 compensation in the “Compensation Discussion and Analysis” section above.

Grants of Plan-Based Awards

2007 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date Approved (if different from Grant Date) (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)		Estimated Future Payouts Under Equity Incentive Plan Awards (3)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Target ($)		Target (#)	Maximum (#)
James V. Mazzo	2/6/07		$1,200,000
	2/6/07				25,800	25,800				$546,960
	5/21/07						15,800			672,290
	5/21/07							161,200	$42.55	2,650,128
Richard A. Meier	2/6/07		600,000
	2/6/07				14,600	14,600				309,520
	5/21/07						5,600			238,280
	5/21/07							65,000	$42.55	1,068,600
Holger Heidrich, Ph.D.	2/6/07		397,003	(4)
	2/6/07				4,300	4,300				91,160
	5/21/07						6,200			263,810
	5/21/07							34,700	$42.55	570,468
C. Russell Trenary III	2/6/07		350,000
	2/6/07				6,900	6,900				146,280
	5/21/07						7,300			310,615
	5/21/07							55,900	$42.55	918,996
Douglas H. Post	2/6/07		350,000
	2/6/07				6,900	6,900				146,280
	5/21/07				2,000	2,000				76,335
	5/21/07						7,200			306,360
	5/21/07						1,000			42,550
	5/21/07							55,900	$42.55	918,996
Michael J. Lambert	10/15/07	10/8/07					5,000			155,100
	10/15/07	10/8/07						50,000	$31.02	598,500

(1)

On October 8, 2007, our compensation committee approved the terms of an employment offer letter to Mr. Lambert, pursuant to which the awards listed in this table were specified, effective upon Mr. Lambert’s first date of employment, which was October 15, 2007. Under the terms of our equity incentive plans, the stock option exercise price is equal to the closing price of our stock on the trading day immediately preceding the date of grant, which in this case resulted in a higher exercise price.

(2)

This amount represents the maximum and target non-equity incentive plan opportunity under the 2007 management incentive program, subject to negative discretion by our compensation committee. Due to an unexpected product recall in May 2007, the non-equity incentive plan was not funded. Discretionary bonus payments to the named executive officers, which were paid in March 2008, are reflected in the Summary Compensation Table above as bonus compensation. No threshold amount is expressed because our named executive officers are not guaranteed any level of payment.

(3)

These amounts represent the maximum face value of restricted stock units that could vest pursuant to the 2007 performance awards. If our total stockholder return for the period of 2007 to 2009 is positive and is above the 50th percentile of an identified group of comparable companies, the restricted stock units begin to vest, and the maximum number of units vest at 75th percentile performance. No threshold amount is expressed because we do not guarantee any level of vesting. For Mr. Post, this includes 2,000 performance vested restricted stock units granted in connection with the integration of the IntraLase business. In February 2008, our compensation committee determined that 1,794 of the units may vest contingent upon Mr. Post’s continued employment through May 2010.

(4)	Target was established in euros at €289,783, which using the 2007 average exchange rate of euros to dollars of 1.37, equates to $397,003.

All equity awards in the foregoing table were made under our 2005 Incentive Compensation Plan, other than awards to Mr. Lambert which were made under our 2004 Stock Incentive Plan. Our plans dictate that the exercise price for all stock options awarded under the plans be priced at the closing price on the trading day prior to the date of grant. In 2006 and 2007, this resulted in higher stock option exercise prices than would have been established based on the closing prices on the date of the grant. The date of grant is coincident with the date of the compensation committee’s (or board’s) approval of the grant. The stock options awarded in 2007 vest 25% each year on the anniversary of the date of grant and have a term of 10 years from the date of grant.

All restricted shares and units vest three years from the date of grant, which is coincident with the date of the compensation committee’s approval of the grant, or in the case of Mr. Lambert, his first date of employment. Holders of restricted stock are entitled to receive dividends, if any, and are entitled to vote the restricted shares. Holders of restricted stock units are not entitled to receive dividends or vote.

The performance awards issued in 2007 were in the form of performance vested restricted stock units. If our total stockholder return is positive and exceeds the 50th percentile of our peer group for the years 2007-2009. The number of restricted units to be vested, if any, depends on our total stockholder return performance between the 50th and 75th percentiles on a pro rata basis. In addition, Mr. Post received 2,000 performance vested restricted stock units, with vesting based on performance metrics associated with the integration of IntraLase, acquired in 2007. In February 2008, our compensation committee determined that 89.7% of the metrics were attained, and that 1,794 of the units should vest, contingent on Mr. Post’s continued employment through May 2010.

Under our 2007 management incentive program, each of our named executive officers, other than Mr. Lambert who joined AMO late in 2007, were designated as “162m Participants,” with maximum bonus payments identified for each officer based on corporate performance of revenue and adjusted operating income. Neither target was reached in 2007 due to an unexpected product recall in May 2007, which materially affected our financial results. In February 2008, our compensation committee awarded discretionary bonuses to the officers with respect to performance, in light of the product recall and overall management of the business. Please see our Compensation Discussion and Analysis regarding the incentive amounts awarded for 2007 performance. Mr. Lambert received a guaranteed bonus for 2007 as part of the terms of his new employment with AMO. In future years, Mr. Lambert’s bonus is not guaranteed.

Our stock incentive plan, by its terms, calls for accelerated vesting of stock incentive awards for all participants in the event of a change in control, and for a limited term to exercise the options after termination of employment. Our employment agreements with the named executive officers (change in control agreement in the case of Mr. Lambert) provide for exercisability of stock options over their full term, even if the executive’s employment is terminated in connection with the change in control. The agreements do not guarantee that the named executive officers will receive any stock incentive grants or particular levels of cash incentives. The agreements do provide for minimum levels of base salary, which for each of the named executive officers are as follows: Mr. Mazzo—$450,000; Mr. Meier—$375,900; Dr. Heidrich—€300,468; Mr. Trenary—$365,700; and Mr. Post—$315,000. These agreements, along with a discussion regarding our practices for stock incentive grants, are discussed in further detail in the section entitled “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2007

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James V. Mazzo	240,000	(1)			$8.99	7/29/12
	120,000	(1)			13.85	4/29/13
	150,000	(1)	50,000	(1)(2)	33.72	5/20/14
	92,500	(1)	92,500	(1)(3)	38.20	5/26/15
	32,000	(1)	96,000	(1)(4)	45.26	5/24/16
			161,200	(5)	42.55	5/21/17
							12,800	(6)	$313,984
							15,800	(7)	387,574
										25,800	(8)	$632,874	(8)
Richard A. Meier	100,000				8.99	7/29/12
	45,000				13.85	4/29/13
	67,500		22,500	(2)	33.72	5/20/14
	40,000		40,000	(9)	38.20	5/26/15
	13,000		39,000	(10)	45.26	5/24/16
			65,000	(11)	42.55	5/21/17
							5,000	(6)	122,650
							5,600	(7)	137,368
										14,600	(8)	358,138	(8)
Holger Heidrich, Ph.D.	48,242	(12)			8.9401	1/24/10
	85,106	(12)			13.7150	2/2/11
	80,000				8.99	7/29/12
	30,000				13.85	4/29/13
	37,500		12,500	(2)	33.72	5/20/14
	22,500		22,500	(13)	38.20	5/26/15
	9,500		28,500	(14)	45.26	5/24/16
			34,700	(15)	42.55	5/21/17
							3,780	(6)	92,723
							6,200	(7)	152,086
										4,300	(8)	105,479	(8)
C. Russell Trenary III	58,000				8.99	7/29/12
	30,000				13.85	4/29/13
	37,500		12,500	(2)	33.72	5/20/14
	25,000		25,000	(16)	38.20	5/26/15
	9,750		29,250	(17)	45.26	5/24/16
			55,900	(18)	42.55	5/21/17
							3,550	(6)	87,082
							7,300	(7)	179,069
										6,900	(8)	169,257	(8)

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Douglas H. Post	5,250	(19)			40.20	2/16/10
	535	(19)			24.54	2/12/11
	4,723	(19)			23.58	2/12/12
	2,174	(19)			34.46	7/23/13
	2,007	(19)			30.73	2/11/14
	14,017	(19)			40.20	2/16/10
	12,309	(19)			24.51	2/12/11
	35,417	(19)			23.58	2/12/12
	94,163	(19)			34.45	7/23/13
	46,161	(19)			30.73	2/11/14
	22,500		22,500	(20)	38.50	5/27/15
	9,500		28,500	(14)	45.26	5/24/16
			55,900	(18)	42.55	5/21/17
							3,780	(6)	92,723
							1,000	(7)	24,530
							7,200	(7)	176,616
										6,900	(8)	169,257	(8)
										2,000	(21)	49,060	(21)
Michael J. Lambert			50,000		31.02	10/15/17
							5,000	(22)	122,650

(1)	Stock option was transferred to executive’s family trust, for no value.
(2)	Stock options vest on May 20, 2008.
(3)	Stock options vest 46,250 on each of May 26, 2008 and May 26, 2009.
(4)	Stock options vest 32,000 on each of May 24, 2008, May 24, 2009 and May 24, 2010.
(5)	Stock options vest 40,300 on each of May 21, 2008, May 21, 2009, May 21, 2010 and May 21, 2011.
(6)	Restricted stock vests on May 24, 2009.
(7)	Restricted stock units vest on May 21, 2010.
(8)

Maximum number, and 12/31/07 value of, performance vested restricted stock units, which will vest pro rata, if at all, based on our total stockholder return. Vesting begins if the total stockholder return, as compared to an identified peer group, is positive and exceeds the 50th percentile. Maximum vesting is at the 75th percentile.

(9)	Stock options vest 20,000 on each of May 26, 2008 and May 26, 2009.
(10)	Stock options vest 13,000 on each of May 24, 2008, May 24, 2009 and May 24, 2010.
(11)	Stock options vest 16,250 on each of May 21, 2008, May 21, 2009, May 21, 2010 and May 21, 2011.
(12)	Stock options that were converted from Allergan stock options at the time of our spin off in July 2002.
(13)	Stock options vest 11,250 on each of May 26, 2008 and May 26, 2009.
(14)	Stock options vest 9,500 on each of May 24, 2008, May 24, 2009 and May 24, 2010.
(15)	Stock options vest 8,675 on each of May 21, 2008, May 21, 2009, May 21, 2010 and May 21, 2011.
(16)	Stock options vest 12,500 on each of May 26, 2008 and May 26, 2009.
(17)	Stock options vest 9,750 on each of May 24, 2008, May 24, 2009 and May 24, 2010.
(18)	Stock options vest 13,975 on each of May 21, 2008, May 21, 2009, May 21, 2010 and May 21, 2011.
(19)	Stock options that were converted from VISX stock options following our acquisition of VISX in May 2005.
(20)	Stock options vest 11,250 on each of May 27, 2008 and May 27, 2009.
(21)

Maximum number, and 12/31/07 value of, performance vested restricted stock units. Performance conditions included metrics for the IntraLase acquisition integration. The compensation committee determined in February 2008 that 89.7% of the metrics were achieved, and approved the vesting of 1,794 of these units.

(22)	Restricted stock units vest October 15, 2010.

Option Exercises and Stock Vested

2007 OPTION EXERCISES AND STOCK VESTED

During 2007, no stock awards vested. The following table describes the stock options exercised by the named executive officers in 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
James V. Mazzo(1)	91,932	$2,537,305
Richard A. Meier	—	—
Holger Heidrich, Ph.D.	82,829	2,845,791
C. Russell Trenary III	2,000	64,420
Douglas H. Post	—	—
Michael J. Lambert	—	—

(1)

During 2007, pursuant to a Rule 10b5-1 Plan that was entered into on February 18, 2005, and amended and restated on February 23, 2007, Mr. Mazzo’s family trust exercised a stock option that had been granted in February 2001 and that otherwise would have expired in February 2008; of the 91,932 options exercised, the trust sold only the portion necessary to cover the exercise price and associated taxes and to repay Mr. Mazzo’s relocation loan from AMO, and the trust retained ownership of 20,502 shares.

Pension Benefits

We do not offer a defined benefit pension plan to our U.S.-based executives. The following disclosure relates to Dr. Heidrich’s participation in our German pension plan.

2007 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Holger Heidrich, Ph.D.	AMO GERMANY GmbH Ettlingen Pension Plan	23	$1,468,333	$0

(1)

Dr. Heidrich was an employee of Allergan from January 1, 1985 through our spin-off date of June 29, 2002. During the period of January 1, 1985 to June 30, 1996, Dr. Heidrich was not admitted to the Allergan pension plan and instead participated in the pension fund of the local union group. Upon Dr. Heidrich’s entry into the Allergan pension plan on July 1, 1996, it was discovered that his prior pension benefit was significantly less than would have been provided had he participated in the Allergan pension plan. After analysis of the pension benefit gap, Allergan entered into an agreement with Dr. Heidrich to compensate for lost pension benefits during his first 11 years with Allergan (January 1, 1985—June 30, 1996) by providing an additional year of credit under the pension plan for each subsequent year of service through December 31, 2007. As part of AMO’s spin-off from Allergan, due to local regulations, AMO duplicated the plan and assumed the commitment to Dr. Heidrich in effect at the time of the spin-off for Allergan employees who transferred to AMO. As of December 31, 2007, Dr. Heidrich has received his full past service pension credit. With this commitment fulfilled, future service credit will resume under a normal schedule of one year of pension credit for one year of service. As of December 31, 2007, the estimated present value of the accumulated benefit that is attributable to the additional years of service is $734,167.

(2)

Based on December 31, 2007 accrued benefit obligation of €1,071,776 using the average currency conversion rate for calendar year 2007 (1.37). The following assumptions were used in calculating the disclosure amount: 2007 salary of €372,194, 2006 salary of €361,372; normal retirement age of 65; Dr. Heidrich’s actual date of birth and hire date of January 1, 1985; discount rate of 5.40%; social security increase of 2.25%; inflation of 2.00%; mortality table Heubeck RT 2005 G; disability table Heubeck RT 2005 G; turnover using Mercer Human Resource Consulting’s standard tables. The present value of accumulated benefit reported in the 2006 proxy was $2,164,601. The correct 2006 present value of accumulated benefit is $1,440,114 (in both cases using a euro to dollar conversion rate of 1.25622). The update is due to a corrected assumption for service credits.

Dr. Heidrich participates in the pension plan that is offered to all employees of AMO Germany GMbH. This plan is a defined benefit plan that provides a benefit upon retirement, early retirement, disability or death. The benefit is based upon final average salary and years of service with the company. The annual benefit at the normal retirement age of 65 is: years of service times the sum of: (.5% times final average salary below the Social Security Compensation Ceiling (“SSCC”), plus 1.5% times final average salary above the SSCC). The SSCC increases over time; the SSCC for 2007 was €63,000. In general the plan does not grant extra years of service. However, for Dr. Heidrich an agreement was made, as described above in footnote (1), to grant additional service to reconcile his pension plan benefit with his actual years of service.

Nonqualified Deferred Compensation

2007 NONQUALIFIED DEFERRED COMPENSATION

Name (1)	Plan	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
James V. Mazzo	Executive Deferred Compensation Plan	$0		$0	$51,279	$0	$586,123	(3)

	2005 Executive Deferred Compensation Plan	0		120,684	18,417	0	240,910

Richard A. Meier	Executive Deferred Compensation Plan	0		0	34,650	0	271,455	(3)

	2005 Executive Deferred Compensation Plan	59,027	(4)	15,358	22,547	0	214,254	(5)

C. Russell Trenary III	Executive Deferred Compensation Plan	0		0	1,416	0	25,680

	2005 Executive Deferred Compensation Plan	0		16,292	1,317	0	34,550

Douglas H. Post	Executive Deferred Compensation Plan	0		0	0	0	0

	2005 Executive Deferred Compensation Plan	100,000		37,853	16,180	0	239,822

(1)	Dr. Heidrich is not eligible to participate in the Executive Deferred Compensation Plan, and Mr. Lambert has not participated in the plan.

(2)

Represents company contributions of amounts that would have been contributed to the executive’s 401(k) Plan account if the executive had not deferred amounts under the deferred compensation plan and certain Internal Revenue Code limitations did not apply.

(3)

Of these amounts, the following represent amounts reported in prior Summary Compensation Tables of AMO as “Salary” or “Bonus,” and aggregate amounts the executives deferred but could have taken in cash (including investment gains or losses on the amounts deferred):

	Amounts Previously Reported	Amounts Attributed to Executive Deferrals
Mr. Mazzo	$152,423	$402,365
Mr. Meier	158,399	239,937

(4)

$24,752 of Mr. Meier’s deferral is included in the “Salary” column of the Summary Compensation Table for 2007. The remainder was included as “Bonus” in our 2006 Summary Compensation Table, as it related to his 2006 bonus, which was paid and deferred in 2007.

(5)

Of these amounts, $149,915 has been reported in prior Summary Compensation Tables of AMO as “Salary” or “Bonus” and $181,612 is the aggregate amount Mr. Meier deferred but could have taken in cash (including investment gains or losses on the amounts deferred):

The foregoing tables include information on the Executive Deferred Compensation Plan implemented at the time of our spin-off in 2002 and our 2005 Executive Deferred Compensation Plan. The American Jobs Creation Act of 2004 changed the federal income taxation of compensation deferred after December 31, 2004 under nonqualified deferred compensation plans such as ours. The changes made by the Act were intended to limit participant discretion in the timing of the payment of deferred compensation. Under the Act, pre-2005 plans, such as ours, were able to be “grandfathered” with their existing terms. Our board of directors determined that we would continue operating our original plan under its existing terms for amounts that had been deferred prior to December 31, 2004, and established a new deferred compensation plan, AMO’s 2005 Executive Deferred Compensation Plan, effective for amounts deferred after December 31, 2004.

The AMO executive deferred compensation plans are nonqualified deferred compensation plans maintained for the benefit of eligible employees in the U.S. and Puerto Rico. The plans’ provisions and terms apply to our named executive officers in the same manner as applied to all eligible employees. Eligible employees are U.S. and Puerto Rico based employees who are in positions having a salary grade of 8E (director) or above or other executive or management positions approved by the committee. An employee eligible to participate in the 2005 plan generally may elect to defer up to 100% of his or her base salary and annual cash incentives (subject to a minimum deferral of $5,000) under the plan. Employee deferrals are limited to salary and annual cash incentives, and exclude deferral of gains from the exercise of employee stock options, commissions, sales bonuses, and other non-regular forms of compensation. The plan also provides that we will credit certain additional amounts to an eligible employee’s deferral account under the plan that would have been contributed to the employee’s account under the Advanced Medical Optics, Inc. 401(k) Plan, if such employee had not deferred amounts under the deferred compensation plan and certain Internal Revenue Code limitations did not apply. Also, AMO may credit additional discretionary amounts to an eligible employee’s deferral account under the 2005 plan, but has not done so with respect to any of the named executive officers. All such amounts are credited to an eligible employee’s deferral account, which is maintained for bookkeeping purposes only.

An eligible employee’s deferral account, in either plan, represents an unfunded and unsecured right to receive distributions under the plan. An eligible employee has only the rights of a general creditor of AMO and has no right or interest in any asset of AMO or the trusts established in connection with the plans. An eligible employee may direct the investment of his or her deferral account in certain fund media, as may be selected from time to time by the plan administrator, and his or her deferral account will be credited with investment returns based on the income, gains, losses and expenses of such investment funds. Our plans do not guarantee any rate of return on these investments.

A participant in the plans may change his or her fund media elections electronically, via the plan website, or by contacting the third party administrator in writing or by telephone. Elections may be changed on a daily basis, without restriction. The fund media offered to participants in both plans, and their rates of return for 2007, are as follows:

Investment Choices	2007 Return
BlackRock Money Market—Class A	4.55%
PIMCO Total Return—Admin Class	8.22%
BlackRock Diversified—Class A	6.29%
FI Value Leaders—Class D	3.62%
Legg Mason Partners Variable Equity Index—Class I	4.72%
Janus Forty	29.88%
Third Avenue Small Cap Value—Class B	-2.81%
Templeton Foreign Securities—Class 2	14.94%
AIM V.I. International Growth—Series I Shares	14.17%

An eligible employee will receive distributions from his or her deferral account upon retirement (defined as age 55 and a minimum of five years of service, or age 65 with a minimum of one year of service), termination of employment, or death (in which case the employee’s beneficiary receives the distribution), in cash in a lump sum or installments. An eligible employee may also receive in-service distributions. Participants make elections for distribution under the various circumstances described above each year, prior to any deferrals being made for that year, and only for the deferrals to be made in the following calendar year. These elections generally are irrevocable, except as provided for under the laws governing such plans. In the event that a participant retires who is determined to be a key employee, defined in the 2005 plan as a group limited to the top 50 compensated employees, the payment of their retirement benefits under the 2005 plan is delayed until the earlier of (a) six months after the termination of employment or (b) the death of the participant.

A participant may also make withdrawals due to financial hardship. Such withdrawals require approval of the administrative committee charged with oversight of the plans, and are limited to an amount necessary to address the financial hardship. In the event a participant makes a hardship withdrawal under the 2005 Plan, current year participation in the plan will be terminated, and future participation may be restricted.

AMO has established grantor trusts to which AMO will make contributions to assist it in meeting its obligations to provide plan benefits. However, plan participants have no title to, or interest in, any of the trusts’ assets. Participant interests in the plans remain, therefore, at risk.

Potential Payments upon Termination or Change-In-Control

We have entered into employment agreements with each of the named executive officers other than Mr. Lambert. The employment agreements are the only arrangements we have with our named executive officers to provide benefits upon termination or change-in-control that are not otherwise part of our employee benefit plans, which apply to all employees on the same terms. Below is a summary of the employment agreement terms with respect to termination of employment for Messrs. Mazzo, Meier, Trenary, Mr. Post, and Dr. Heidrich. Unless otherwise noted, these terms apply to all five agreements:

Severance Arrangements

•

Termination by Us without Cause or by the Executive for Good Reason. In the event that the executive is terminated by us other than for “cause,” or if the executive terminates his or her employment for “good reason,” the executive will receive severance pay that includes:

•	a prorated portion of the executive’s targeted annual incentive award;

•	an amount representing the executive’s unused accrued vacation time (at his base salary rate) through the date of termination;

•	continued medical and other welfare plan coverage for the executive and his eligible dependents for twelve months;

•

a severance payment calculated by multiplying the executive’s annual compensation by two (three in the case of Mr. Mazzo). For the purposes of this severance payment calculation, the executive’s annual compensation is defined as the sum of (i) the higher of the executive’s then-current base salary or his highest annual salary within the five-year period ending at the time of his or her termination plus (ii) a management incentive plan increment, which is equal to the higher of 100% of his or her then-current annual target incentive award rate or the average of the two highest of the last five annual incentive awards paid by us to the executive. For Dr. Heidrich, the annual compensation also includes the value of the company car benefit.

The employment agreements define “cause” to include:

•	willful and continued refusal to comply with a lawful, written instruction of the board;

•	willful misconduct which results in a material financial loss to the company or material injury to its public reputation; or

•	conviction of any felony.

The employment agreements also define “good reason” to include:

•	a reduction or adverse material change in the executive’s overall compensation; or

•

a material change in duties, defined as any substantial diminution or adverse modification in the executive’s overall position, responsibilities or reporting relationship, or move of job location to more than 50 miles from the then current place of employment.

Our board has determined that it is in the best interest of AMO and its stockholders to define the parameters for termination and to define termination terms and consequences. These agreements were deemed prudent at the time of signing and as of the compensation committee’s latest review in order to retain our key executive talent.

•

Termination by Us with Cause or by the Executive for other than Good Reason. If the executive’s employment is terminated by us with cause, or if the executive voluntarily resigns without good reason, the executive is entitled only to those elements of pay as are required by law, such as base pay through the date of termination, payment for unused accrued vacation, and reimbursable business expenses.

•	Termination as a Result of Death or Disability. In the event that the executive’s employment is terminated as a result of death or disability, the executive will receive severance pay that includes:

•

Executive’s base salary until, in the case of the executive’s death, the earlier of (i) twelve months after the date of the executive’s death and (ii) the last day of the term of the employment agreement and, in the case of the executive’s disability, the date the executive begins to receive benefits under the long term disability insurance, but in no event following twelve months after the date of termination;

•	a prorated portion of the executive’s targeted annual cash incentive;

•	an amount representing the executive’s unused accrued vacation time (at his or her base salary rate) through the date of termination; and

•	continued medical and other welfare plan coverage for the executive (in the case of his disability) and the executive’s eligible dependents for twelve months.

Disability is defined as the executive’s physical or mental disability or infirmity which, in the opinion of a competent physician selected by the board, renders the executive unable to perform his duties under the employment agreement for more than 120 days during any 180-day period. The compensation committee has determined that benefits in the event of death and disability are important and prudent elements of the entire package provided to the executives as a means to provide financial security to the executive and his or her family in the unfortunate event of a death or disability. This feature also provides the company with a framework for addressing the replacement of a disabled executive.

•

Termination in Connection with Change in Control. In the event the executive’s employment is terminated by us without cause, or by him for good reason, 120 days prior to or within two years after a change in control event occurs, the employment agreements provide that the executive will receive a severance payment equal to three times “annual compensation” using the same method of calculation described above. The agreements also provide that all of the executives’ stock options, incentive compensation awards and restricted stock that are outstanding at the time of the termination will immediately become fully exercisable, payable or free from restrictions, respectively. The applicable exercise period for any stock option or other award will continue for the length of the exercise period specified in the grant of the award as determined without regard to the executive’s termination of employment. The executive will also be allowed to continue to participate for three years following his termination in all of our employee benefit plans that were available to him or her before termination.

A “change in control” is carefully defined in the agreements but can be generally summarized to include:

•	any person becomes the beneficial owner of 20% of the voting power of our outstanding stock without the approval of our board (or 33% even if approved by our board);

•	a change in the majority of our board, if not approved by the incumbent board members;

•	the consummation of a merger, consolidation or reorganization involving AMO, other than a transaction that satisfied both of the following conditions:

•	the voting stock of AMO represents at least 55% of the combined voting power of the surviving entity; and

•	no person is or becomes the beneficial owner of more than 20% of the combined voting power of our outstanding voting securities; or

•	the stockholders approve a plan of complete liquidation or agree to sell or dispose all or substantially all of AMO’s assets.

We believe that it is in the best interest of AMO and our stockholders to foster the executives’ objectivity in making decisions with respect to any pending or threatened change in control, and to assure that AMO will have the continued dedication and availability of the executives as employees of AMO notwithstanding the possibility, threat, or occurrence of a change in control. We believe these goals can be accomplished by alleviating certain of the risks and uncertainties with regard to the executives’ financial and professional security that would be created by a pending or threatened change in control and that inevitably would distract the executives and could impair their abilities to objectively perform their duties on behalf of AMO. Accordingly, we believe it is appropriate to provide for executive compensation arrangements upon a change in control that lessen the executives’ financial risks and uncertainties and that are competitive with those of other companies in our industry.

Excise Tax Gross-Up. In the event that any payment or benefits an executive receives pursuant to the employment agreement is deemed to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, he or she is entitled to an excise tax gross-up payment to the full extent of his or her corresponding excise tax liability. Our compensation committee has determined that it is in the best interest of our stockholders to continue to provide the tax gross-up provision in the employment agreements in order to alleviate concerns over personal income tax liability associated with a potential change in control transaction and to bolster the objectivity of the executives in analyzing and managing potential change in control transactions.

Restrictive Covenants and Other Provisions. The executives have agreed not to disclose our confidential information to any other person or entity for a period of five years or to solicit any of our employees for a period of two years following termination of employment. A breach of these covenants entitles AMO to an injunction against the executives and may cause the executives to forfeit any benefits under the employment agreement. Our obligation to provide any payments under the employment agreements is expressly conditioned on the executive’s execution of a general release of claims against AMO. We deem these elements of the agreements as important conditions to the executives’ receipt of the payments and benefits under the agreements. They provide important protections to AMO in exchange for the benefits paid.

Mr. Lambert joined AMO in October 2007 as Executive Vice President and Chief Financial Officer. Mr. Lambert’s offer letter included a severance agreement which provided that if he is terminated for anything other than “cause” he will receive a severance payment equal to twelve months of base pay, a prorated management bonus (determined as if all corporate targets were achieved and prorated for completed months of employment in the plan year, divided by 12) and twelve months of health care benefit continuation. For this purpose, “cause” is defined as

•

Willful refusal to comply with a lawful, written instruction by the CEO or board of directors so long as the instruction is consistent with the scope and responsibilities of his position prior to termination;

•	Dishonesty which results in a material financial loss to AMO or material injury to its public reputation; or

•	Conviction of any felony involving an act of moral turpitude.

Mr. Lambert also received a change of control agreement in AMO’s standard form. It is a “double trigger” agreement, like the employment agreements discussed above, which provides the same benefits as described for the employment agreements, except that two times’ annual compensation is paid, and benefit continuation is for two years. The agreement contains confidentiality and non-solicitation terms binding on Mr. Lambert post termination and requires a mutual release agreement to be signed before benefits may be paid.

The following tables include the estimated amounts that would have been payable to our named executive officers under their employment agreements (or offer letter, in the case of Mr. Lambert) in various termination circumstances. The table includes the total estimated amounts payable, and, where applicable, the footnotes indicate the portion of that amount that would have been payable under our standard plans applicable to all salaried employees. For instance, our 2002 Bonus Plan provides for pro-rated incentive payments for all participants in the event of a change in control mid-year. Similarly, our incentive compensation plans require full vesting of all stock incentive awards in the event of a change in control. Unless otherwise noted, all cash payments are made in a lump sum and would be paid by AMO or AMO’s successor. The table assumes that the triggering event occurred on December 31, 2007, and assumes a stock price of $24.53 our closing price on December 31, 2007. The amounts set forth in these tables represent estimates and forward-looking information that are subject to substantial variation, based on the timing of the triggering event. We caution you to consider these limitations in reviewing the following tables.

Mr. Mazzo

Executive Benefits and Payments Upon Termination	Termination by AMO Without Cause or by the NEO for Good Reason		Termination as a Result of Death	Termination as a Result of Disability	Termination by AMO Without Cause or by NEO for Good Reason (Change in Control)
Cash Payment	$5,208,000	(1)	$1,488,000	$1,488,000	$5,208,000	(4)
Equity Vesting(2)	n/a		n/a	n/a	1,334,432
Medical and Welfare Plan Coverage(3)	10,431		4,413	10,431	35,640
Transportation Allowance	n/a		n/a	n/a	33,000
Club Dues	n/a		n/a	n/a	58,500
Financial and Tax Planning Benefit	n/a		n/a	n/a	39,000
Outplacement	n/a		n/a	n/a	21,600
Excise Tax Gross-up	n/a		n/a	n/a	0

Total	$5,218,431		$1,492,413	$1,498,431	$6,730,172

(1)

AMO has a severance pay policy that applies to all U.S.-based employees. If Mr. Mazzo had been involuntarily terminated on 12/31/2007, he would have been eligible for 18 months of severance equal to $1,116,000 based on his seniority, were it not for his employment agreement.

(2)

Represents the “in-the-money” value of stock options accelerated by virtue of a change in control and the market value of restricted stock and restricted stock units vested by virtue of a change in control, assuming an acquisition deal price of $24.53. Options held in a trust are assumed to be attributable to the executive. All option, restricted stock unit and restricted stock holders would be entitled to vesting on the same terms, except that the employment agreement allows the executive the full term to exercise stock options, whereas other option holders generally have 90 days after termination of employment to exercise their vested options.

(3)

Represents AMO’s expense in providing benefits. The 12-month coverage stipulated in the employment agreement is lower than Mr. Mazzo would receive through AMO’s regular severance program (up to 18 months).

(4)	Absent the employment agreement, the amount payable under standard AMO plans would be $1,860,000.

Mr. Meier

Executive Benefits and Payments Upon Termination	Termination by AMO Without Cause or by the NEO for Good Reason		Termination as a Result of Death	Termination as a Result of Disability	Termination by AMO Without Cause or by NEO for Good Reason (Change in Control)
Cash Payment	$3,000,000	(1)	$875,000	$875,000	$3,000,000	(4)
Equity Vesting(2)	n/a		n/a	n/a	618,156
Medical and Welfare Plan Coverage(3)	10,431		4,413	10,431	35,640
Transportation Allowance	n/a		n/a	n/a	33,000
Club Dues	n/a		n/a	n/a	37,620
Financial and Tax Planning Benefit	n/a		n/a	n/a	25,080
Outplacement	n/a		n/a	n/a	21,600
Excise Tax Gross-up	n/a		n/a	n/a	1,541,662

Total	$3,010,431		$879,413	$885,431	$5,312,758

(1)

AMO has a severance pay policy that applies to all U.S.-based employees. If Mr. Meier had been involuntarily terminated on 12/31/2007, he would have been eligible for eight and a half months of severance equal to $354,167 based on his seniority, were it not for his employment agreement.

(2)

Represents the “in-the-money” value of stock options accelerated by virtue of a change in control and the market value of restricted stock and restricted stock units vested by virtue of a change in control, assuming an acquisition deal price of $24.53. Options held in a trust are assumed to be attributable to the executive. All option, restricted stock unit and restricted stock holders would be entitled to vesting on the same terms, except that the employment agreement allows the executive the full term to exercise stock options, whereas other option holders generally have 90 days after termination of employment to exercise their vested options.

(3)	Represents AMO’s expense in providing benefits.

(4)	Absent the employment agreement, the amount payable under standard AMO plans would be $729,167.

Dr. Heidrich

Executive Benefits and Payments Upon Termination	Termination by AMO Without Cause or by the NEO for Good Reason	Termination as a Result of Death	Termination as a Result of Disability	Termination by AMO Without Cause or by NEO for Good Reason (Change in Control)
Cash Payment(1)(6)	$2,647,025	$789,017	$789,017	$2,647,025
Equity Vesting(2)	n/a	n/a	n/a	350,288
Medical and Welfare Plan Coverage(3)	10,895	10,895	10,895	32,685
Transportation Allowance(4)	n/a	n/a	n/a	109,170
Club Dues	n/a	n/a	n/a	n/a
Financial and Tax Planning Benefit	n/a	n/a	n/a	n/a
Outplacement	n/a	n/a	n/a	21,600
Excise Tax Gross-up(5)	n/a	n/a	n/a	n/a

Total	$2,657,920	$799,912	$799,912	$3,139,168

(1)	Dr. Heidrich’s salary data has been converted to U.S. dollars from euros using the currency conversion average rate for calendar year 2007 (1.37).

(2)

Represents the “in-the-money” value of stock options accelerated by virtue of a change in control and the market value of restricted stock and restricted stock units vested by virtue of a change in control, assuming an acquisition deal price of $24.53. Options held in a trust are assumed to be attributable to the executive. All option, restricted stock unit and restricted stock holders would be entitled to vesting on the same terms, except that the employment agreement allows the executive the full term to exercise stock options, whereas other option holders generally have 90 days after termination of employment to exercise their vested options.

(3)	Represents AMO’s expense in providing benefits.

(4)	Annual estimate based on AMO’s 2007 cost of car lease, insurance and car taxes.

(5)	Dr. Heidrich is not eligible for excise tax gross-up as he is based in Germany and is not generally subject to US taxes.

(6)	Amount is determined over five-year period prior to estimated change in control date, and average exchange rate for each calendar year is used.

Mr. Trenary

Executive Benefits and Payments Upon Termination	Termination by AMO Without Cause or by the NEO for Good Reason		Termination as a Result of Death	Termination as a Result of Disability	Termination by AMO Without Cause or by NEO for Good Reason (Change in Control)
Cash Payment	$1,974,780	(1)	$585,120	$585,120	$1,974,780	(4)
Equity Vesting(2)	n/a		n/a	n/a	435,408
Medical and Welfare Plan Coverage(3)	10,431		4,413	10,431	35,640
Transportation Allowance	n/a		n/a	n/a	33,000
Club Dues	n/a		n/a	n/a	27,450
Financial and Tax Planning Benefit	n/a		n/a	n/a	19,200
Outplacement	n/a		n/a	n/a	21,600
Excise Tax Gross-up	n/a		n/a	n/a	937,931

Total	$1,985,211		$589,533	$595,551	$3,485,009

(1)

AMO has a severance pay policy that applies to all U.S.-based employees. If Mr. Trenary had been involuntarily terminated on 12/31/2007, he would have been eligible for 17 and a half months of severance equal to $533,313 based on his seniority, were it not for his employment agreement.

(2)

Represents the “in-the-money” value of stock options accelerated by virtue of a change in control and the market value of restricted stock and restricted stock units vested by virtue of a change in control, assuming an acquisition deal price of $24.53. Options held in a trust are assumed to be attributable to the executive. All option, restricted stock unit and restricted stock holders would be entitled to vesting on the same terms, except that the employment agreement allows the executive the full term to exercise stock options, whereas other option holders generally have 90 days after termination of employment to exercise their vested options.

(3)

Represents AMO’s expense in providing benefits. The 12-month coverage stipulated in the employment agreement is lower than Mr. Trenary would receive through AMO’s regular severance program (up to 17 and a half months).

(4)	Absent the employment agreement, the amount payable under standard AMO plans would be $752,733.

Mr. Post

Executive Benefits and Payments Upon Termination	Termination by AMO Without Cause or by the NEO for Good Reason		Termination as a Result of Death	Termination as a Result of Disability	Termination by AMO Without Cause or by NEO for Good Reason (Change in Control)
Cash Payment	$1,941,301	(1)	$575,200	$575,200	$1,941,301	(4)
Equity Vesting(2)	n/a		n/a	n/a	512,186
Medical and Welfare Plan Coverage(3)	10,431		4,413	10,431	35,640
Transportation Allowance	n/a		n/a	n/a	33,000
Club Dues	n/a		n/a	n/a	27,450
Financial and Tax Planning Benefit	n/a		n/a	n/a	19,200
Outplacement	n/a		n/a	n/a	21,600
Excise Tax Gross-up	n/a		n/a	n/a	0

Total	$1,951,732		$579,613	$585,631	$2,590,377

(1)

AMO has a severance pay policy that applies to all U.S.-based employees. If Mr. Post had been involuntarily terminated on 12/31/2007, he would have been eligible for eighteen months of severance equal to $539,250 based on his seniority, were it not for his employment agreement.

(2)

Represents the “in-the-money” value of stock options accelerated by virtue of a change in control and the market value of restricted stock and restricted stock units vested by virtue of a change in control, assuming an acquisition deal price of $24.53. Options held in a trust are assumed to be attributable to the executive. All option, restricted stock unit and restricted stock holders would be entitled to vesting on the same terms, except that the employment agreement allows the executive the full term to exercise stock options, whereas other option holders generally have 90 days after termination of employment to exercise their vested options.

(3)	Represents AMO’s expense in providing benefits.

(4)	Absent the employment agreement, the amount payable under standard AMO plans would be $754,950.

Mr. Lambert

Executive Benefits and Payments Upon Termination	Termination by AMO Without Cause		Termination by AMO Without Cause or by NEO for Good Reason (Change in Control)
Cash Payment	$562,500	(1)	$1,125,000	(4)
Equity Vesting(2)	n/a		122,650
Medical and Welfare Plan Coverage(3)	10,431		21,684
Transportation Allowance	n/a		22,000
Club Dues	n/a		0
Financial and Tax Planning Benefit	n/a		12,800
Outplacement	n/a		14,400
Excise Tax Gross-up	n/a		0

Total	$572,931		$1,318,534

(1)

AMO has a severance pay policy that applies to all U.S.-based employees. If Mr. Lambert had been involuntarily terminated on 12/31/2007, he would have been eligible for eight months of severance equal to $250,000 based on his seniority, were it not for his severance agreement.

(2)

Represents the “in-the-money” value of stock options accelerated by virtue of a change in control and the market value of restricted stock and restricted stock units vested by virtue of a change in control, assuming an acquisition deal price of $24.53. Options held in a trust are assumed to be attributable to the executive. All option, restricted stock unit and restricted stock holders would be entitled to vesting on the same terms, except that the employment agreement allows the executive the full term to exercise stock options, whereas other option holders generally have 90 days after termination of employment to exercise their vested options.

(3)	Represents AMO’s expense in providing benefits.

(4)	Absent the severance agreement with Mr. Lambert, the amount payable under standard AMO plans would be $437,500.

Compensation Committee Interlocks and Insider Participation

No member of our Organization, Compensation and Corporate Governance Committee is a current or former officer or employee of AMO or any of our subsidiaries. None of our executive officers serve on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or Organization, Compensation and Corporate Governance Committee.

Equity Compensation Plans Approved by Stockholders

At the time of our spin-off in 2002, all of our equity compensation plans were approved by Allergan, Inc., as our sole stockholder, and our public stockholders also approved the 2002 Incentive Compensation Plan at the 2003 Annual Meeting of Stockholders. Subsequent to our spin-off, all new equity compensation plans and all material equity compensation plan amendments have been approved by our stockholders. With our May 2005 acquisition of VISX, Incorporated, we assumed several equity compensation plans. One such VISX plan with options outstanding at year end had not been approved by the VISX stockholders, but no further shares are available for grant under this plan. With our April 2007 acquisition of IntraLase, we assumed their stock incentive plan, which was approved by IntraLase stockholders in 2004.

The following table sets forth, for each of our equity compensation plans, the number of outstanding option grants and the number of shares remaining available for issuance as of the end of fiscal 2007.

Equity Compensation Plan Information

Category of Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options (1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity Compensation Plans Approved by Security Holders	7,373,441	$28.0817	4,945,537
Equity Compensation Plans Not Approved by Security Holders(3)	144,903	$21.5494	0
Total	7,518,344	$27.9557	4,945,537

(1)

Includes options which remain outstanding under our equity incentive plans, 758,989 of which were issued upon conversion of Allergan, Inc. stock options as a consequence of our spin-off in 2002 and were outstanding at year-end, and 1,217,798 of which were issued upon conversion of VISX, Incorporated stock options upon completion of our acquisition of VISX in 2005 and were outstanding at year-end. Does not include an aggregate of 720,194 shares of restricted stock and restricted stock units issued under our plans.

(2)

Includes 1,174,291 shares currently authorized for issuance, in the aggregate, under our 2002 Employee Stock Purchase Plan, as amended, and under our 2002 International Stock Purchase Plan, as amended. As amended in 2005, these plans contain evergreen features which provide that each year on November 1 (through November 1, 2014), the number of authorized shares (for both plans, on an aggregate basis) increases by the lesser of 400,000 shares or 1% of our shares of common stock outstanding. Also includes 141,533 shares authorized for issuance under our Irish Savings Related Share Option Scheme and 150,000 shares authorized for issuance under our AMO (Ireland) Share Participation Scheme. All of such shares have been registered with the SEC. Does not include an aggregate of 720,194 shares of restricted stock and restricted stock units issued under our plans.

(3)

The VISX, Incorporated 2001 Nonstatutory Stock Option Plan, under which stock options remain outstanding, had not been approved by the stockholders of VISX prior to our acquisition of VISX, Incorporated in May 2005.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee (the “AFC”) of the board of directors of Advanced Medical Optics, Inc. issues the following report for inclusion in the company’s proxy statement in connection with the company’s annual meeting scheduled for May 29, 2008.

1.	The AFC has reviewed and discussed the audited financial statements for the year ending December 31, 2007, with management of the company and with the company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

2.	The AFC has discussed those matters required by Statement on Auditing Standards No. 61 with PricewaterhouseCoopers LLP.

3.	The AFC has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, confirming PricewaterhouseCoopers’ independence, and has discussed with the independent registered public accounting firm the firm’s independence from the company and its management (including whether the independent registered public accounting firm’s provision of information technology services, if any, and other non-audit services to the company is compatible with the firm’s independence).

4.	After the discussions referenced in paragraphs 1 through 3 above, the AFC recommended to the board of directors that the audited financial statements for the fiscal year ending December 31, 2007 be included in the Annual Report on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

Audit and Finance Committee

James O. Rollans, Chairman

Daniel J. Heinrich

William J. Link, Ph.D.

Deborah J. Neff

ADDITIONAL INFORMATION

Other Business

We do not expect any business to come up for stockholder vote at the meeting other than the items described in this booklet. If other business is properly raised, your proxy card authorizes the proxy holders to vote as they deem appropriate. The company’s Bylaws contain provisions regarding matters which may properly be brought before the stockholders at an annual meeting. The most recently revised Bylaws were filed as Exhibit 3.1 to the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2007.

Stockholder Proposals for Next Year

In order to be eligible for inclusion in the company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal (including the submission of nominees for directors) must be received by the company to the attention of the Secretary at its principal executive offices not later than the close of business on December 18, 2008. Stockholder proposals and nominations received by the company between January 22, 2009 and February 21, 2009 may also be considered at next year’s annual meeting of stockholders but may not be included in the proxy materials for next year’s annual meeting of stockholders.

How We Solicit Proxies

Advanced Medical Optics pays the costs of soliciting proxies. In addition to this mailing, the company may solicit proxies personally, electronically or by telephone. We reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

People Needing Special Assistance

If you plan to attend the annual meeting, we can provide reasonable assistance to help you participate in the meeting if you let us know in advance. Please call or write our Investor Relations department at least two weeks before the meeting at the number or address under “Questions?” below.

Annual Report

The summary Annual Report to Stockholders for the year ended December 31, 2007 accompanies the proxy material being mailed to all stockholders. The Annual Report is not a part of the proxy solicitation material.

Questions?

If you have questions or need more information about the annual meeting, write to the

Investor Relations Department

Advanced Medical Optics, Inc.

1700 E. St. Andrew Place

Santa Ana, California 92705

or call us at (714) 247-8200.

For additional information about the company, we invite you to visit Advanced Medical Optics, Inc.’s Internet site at www.amo-inc.com. Internet site materials are for your general information and are not part of this proxy solicitation. According to rules of the Securities and Exchange Commission (“SEC”), the information presented in this proxy statement under the captions “Report of the Organization, Compensation and Corporate Governance Committee,” and “Report of the Audit and Finance Committee” shall not be deemed to be “soliciting material” or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any previous filings made by the company under the aforementioned Acts shall be interpreted as incorporating by reference the information presented under the specified captions.

YOUR VOTE IS VERY IMPORTANT! Please vote by calling the toll-free number set forth on your proxy card, voting by Internet or by signing and promptly returning your proxy card in the enclosed envelope.

Exhibit A

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors of Advanced Medical Optics, Inc. (the “Company”) recognizes the importance of good corporate governance as a means of addressing the needs of the Company’s stockholders, employees, customers, suppliers and community. These guidelines are intended to serve as flexible principles and to be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation, Bylaws and other governing legal documents, all of which necessarily take precedence. The Board of Directors recognizes that corporate governance is a developing and dynamic area warranting periodic review. Accordingly, the following guidelines are subject to review and change from time to time by the Board of Directors.

Role of the Board of Directors

1.	The Board of Directors, which is elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. It appoints the senior management team, which is charged with the conduct of the Company’s business. Having appointed the senior management team, the Board’s role is to oversee management. The Board also acts as an advisor and counselor to senior management and ultimately monitors its performance. The Board has complete access to the Company’s management. The Board also has access, as necessary and appropriate, to independent legal, financial and accounting advisors to assist in their duties to the Company and its stockholders.

2.	The Board of Directors shall support a corporate environment of internal controls, fiscal accountability, ethical standards and compliance with applicable governance policies, laws and regulations. Under Delaware law, each director owes duties of loyalty and care to the Company and is expected to act in the best interests of the Company’s stockholders as a whole. The Company has adopted a Code of Ethics that is applicable to each of its directors, officers and employees.

3.	It is the general policy of the Company that all major decisions be considered by the Board as a whole. The Board has delegated certain basic responsibilities to three committees: Audit and Finance; Organization, Compensation and Corporate Governance (“OCCG”); and Science and Technology. The responsibilities of these committees are set forth in their respective written charters, which shall be publicly available at all times.

4.	The OCCG is responsible for setting annual and long-term performance goals for the Chief Executive Officer and for evaluating his or her performance against those goals on an annual basis. The evaluation is submitted for consideration by the outside directors of the Board in an executive session. The evaluation is then used in the consideration of the Chief Executive Officer’s compensation.

5.	The OCCG is also responsible for undertaking an annual assessment of the Board’s performance. This report will be discussed with the full Board. The assessment will focus on the Board’s contribution as a whole and areas in which the Board or management believes a better contribution could be made.

6.	The Board plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. The Board or the OCCG should also receive at that time an assessment of persons considered potential successors to certain senior management positions and the Company’s management development plans.

7.	The Chief Executive Officer is responsible for establishing effective communications with the Company’s stakeholders. It is the policy of the Company that designated management speaks for the Company. Stockholders may communicate directly with the Board of Directors or with any of the non-management directors in writing, mailed or delivered to such person or group in care of the Secretary at the Company’s headquarters.

Composition of the Board of Directors

8.	The members and chairs of Board committees are recommended to the Board by the OCCG in consultation with the Chairman and Chief Executive Officer. The Audit and Finance Committee and the OCCG are comprised solely of independent directors. Committee members will be rotated as needed. Each committee is responsible for preparing an annual self-evaluation.

9.	It is the policy of the Company that a majority of the members of the Board of Directors be independent directors and that the number of directors not exceed a number that can function efficiently as a body. The OCCG will analyze the independence of its members annually and report to the Board. After receiving the OCCG’s report, the Board shall annually review the affiliations of each outside director to affirmatively determine his or her independence, and the Company will publicly disclose these determinations. The Company generally will not classify a director as “independent” if:

(a)	the director is, or has been within the last three years, an employee of the Company, or an immediate family member (defined below) is, or has been within the last three years, an executive officer of the Company;

(b)	the director is a current employee, or an immediate family member is a current executive officer, of a company that that has made significant (defined below) payments to, or received significant payments from, the Company for property or services in any of the last three fiscal years;

(c)	the director beneficially owns or is affiliated with an entity that owns more than 20% of the Company’s common stock;

(d)	the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(e)	the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

(f)	the director or an immediate family member is, or has been within the last three years employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; and

(g)	the director is an executive officer of a tax-exempt entity that receives significant contributions from the Company;

“Immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. “Significant” means amounts exceeding in any single fiscal year the greater of $1 million or 2% of either entity’s consolidated gross revenues.

Any relationships that do not surpass the limitations set out above are deemed categorically immaterial.

The Board may make exceptions to the above classification on a case by case basis, provided, however, that so long as the Company has a class of securities registered under federal securities laws, the Board will comply with applicable corporate governance rules promulgated by the U.S. Securities and Exchange Commission and each stock exchange on which the securities of the Company are then listed.

For purposes of membership on the Audit and Finance Committee, in order to be “independent,” its members must receive no compensation from the Company other than director fees (be they in cash, equity or some other form) and may not serve on the audit committees of more than five public companies at any time without prior Board approval. In addition, no member of the Audit and Finance Committee may be an “affiliated person” of the Company, as that term is defined under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. At least one member of the Audit and Finance Committee should also qualify as an “audit committee financial expert,” as defined in Item 401(e) of Regulation S-K.

10.	The OCCG, in consultation with the Chairman and Chief Executive Officer, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The OCCG also performs the functions that otherwise would be delegated to a standing nominating committee. In this capacity, the OCCG considers and recommends to the full Board candidates to fill new positions created by expansion and vacancies. Board candidates are selected for their character, judgment, business experience and acumen. Scientific expertise and familiarity with issues affecting the Company are also relevant. Final approval of a new candidate is determined by the OCCG before the decision to invite someone to join the Board is made. The OCCG will consider director candidates recommended by stockholders, using the process for stockholder communications detailed in Section 7 above.

11.	The roles of Chairman of the Board and Chief Executive Officer need not be separate. The Board will make this decision in each circumstance in the best interests of the stockholders.

12.	Individual directors who change the responsibility they held when they were elected to the Board should offer to tender their resignations. The OCCG will then recommend to the Board the action, if any, to be taken with respect to the offer.

13.	The Board does not believe that it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations.

14.	The Company is committed to the continuous education of its Board members. New directors will receive an orientation about the Company, its industry and its corporate governance philosophy.

Board and Committee Meetings; Director Responsibilities

15.	The outside (non-management) directors will meet without management present in executive session at regularly scheduled meetings. The independent directors will meet in executive session at least once per year. The Chairman, if an independent director, will preside over such meetings. If the Chairman is not an independent director, an independent director will be selected by a majority of the independent directors to serve as Presiding Director. The Presiding Director will chair all meetings of the Board at which the Chairman is not present, including executive sessions, and will communicate Board member feedback to the Chairman. The Presiding Director will act as a key liaison between the outside directors and the Chairman and as an advisor to the Chairman. The Board will consider the rotation of the Presiding Director at least every two years. The OCCG may award additional compensation to the Presiding Director in its discretion on at least an annual basis if a considerable time commitment is required in the prior year, up to a maximum of three times the annual retainer of a Board member who is not the Chairman of the Board or a committee chairman.

16.	The Chairman and the Chief Executive Officer set the agenda for Board meetings, and the committee chairs set the agendas for the committee meetings. Any member of the Board may request that an item be included on the agenda.

17.	Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings where necessary to allow the directors to prepare for discussion of the items at the meeting. Directors are expected to review such materials prior to the meeting so that Board meeting time may be conserved and discussion time focused on questions that the Board may have about the materials.

18.	Regular attendance at Board meetings is important. Directors should attend meetings in person whenever possible. Managers other than the Chief Executive Officer are encouraged to attend Board meetings as necessary. Directors are strongly encouraged to attend annual meetings of stockholders.

Director Compensation

19.	The Board recognizes that questions as to a director’s independence may be raised when director fees and emoluments exceed what is customary or are outside the scope of fees directly attributable to a director’s service on the Board. The OCCG will critically evaluate these matters when periodically determining the form and amount of director compensation. Such determination also may be based upon information provided by Company management and outside consultants. Changes in Board compensation, if any, will be made with the full discussion and approval by the Board.

20.	Each director is encouraged to maintain ownership of the Company’s common stock. In furtherance of this objective, the Board established stock ownership guidelines applicable to non-employee directors that encouraged each outside director to own a minimum of shares of the Company’s common stock equal to five times the director’s annual cash retainer, within five years of the individual first becoming a director. In May 2007, the Board amended the guidelines to ten times the retainer amount for a non-committee chair, with three years to meet the increased level.

These Corporate Governance Guidelines, the Company’s Code of Ethics and the Charters for each of the committees of the Board of Directors are to be included on the Company’s website and publicly disclosed in such other manner as management deems appropriate.

Exhibit B

ADVANCED MEDICAL OPTICS, INC.

2002 BONUS PLAN

(as amended to date)

I. PURPOSE

The purpose of the Advanced Medical Optics, Inc. 2002 Bonus Plan (the “Plan”) is to attract and retain highly qualified individuals; to obtain from each the best possible performance; and to include in such individual’s compensation package an annual incentive component which is tied directly to the accomplishment of specific corporate and individual objectives that enhance value for the stockholders of Advanced Medical Optics, Inc. (“AMO,” together with its subsidiaries, the “Company”).

With respect to individuals who the Committee (as defined below), in its sole discretion, determines meet or may meet the definition of “covered employee” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, such bonus compensation shall be based the accomplishment of specific preestablished financial performance objectives by the Company based on objective business criteria. Such bonus compensation is intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder.

II. EFFECTIVE DATE; TERM; PLAN YEAR

The Plan is effective as of its adoption by the Board of Directors of the Company (the “Board”) and shall remain in effect until such time as it shall be terminated by the Board.

The Plan year shall be each January 1 to December 31 during the term of the Plan; provided, however, that the first Plan year under the Plan shall commence on the date the Distribution (as defined below) is effective and shall end on the following December 31.

III. ELIGIBILITY AND PARTICIPATION

All regular full-time and part-time employees of the Company and its subsidiaries scheduled to work 20 or more hours per week in salary grades 6E and above (in the United States and Puerto Rico) and 7E and above (outside of the United States and Puerto Rico) are eligible to participate in the Plan. Participants in the Plan (“Participants”) shall be selected annually by the Organization, Compensation and Corporate Governance Committee (the “Committee”) from those eligible to participate in the Plan. Notwithstanding anything in the Plan to the contrary, an individual shall not be eligible to participate in the Plan if such individual (a) performs services for the Company and is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company or (b) performs services for the Company pursuant to an agreement between the Company and any other person including a leasing organization.

IV. OBJECTIVES

Bonuses for Participants, other than 162(m) Participants (as defined below), are based on: (a) both corporate performance and individual performance in relation to pre-established objectives as set forth in subsections A. and B. below and (b) subjective factors as determined by the Committee.

Bonuses for 162(m) Participants with respect to a Plan year shall be based on the achievement of specific preestablished financial performance objectives (the “Performance Objectives”) by the Company with respect to such Plan year. The Performance Objectives shall be based on any of the objective business criteria set forth in subsection A. below, either alone or in any combination, and measured either on an absolute basis, on a relative basis against one or more pre-established targets, peer group performance, or past Company performance, as the Committee, in its sole discretion, determines in accordance with Section V.

A.	Corporate Objectives

Corporate objectives with respect to a Plan year shall be set by the Committee at the beginning of such Plan year and shall be based on any of the following objective business criteria, either alone or in any combination, and measured either on an absolute basis, on a relative basis against one or more pre-established targets, peer group performance, or past Company performance, as the Committee, in its sole discretion, determines:

•	revenue (sales)

•	cash flow

•	earnings per share (including earnings before interest, taxes and amortization)

•	return on equity

•	total stockholder return

•	return on capital

•	return on assets or net assets

•	income or net income

•	operating income or net operating income

•	operating profit or net operating profit

•	operating margin

•	market share

B.	Individual Objectives

In the case of Participants, other than 162(m) Participants (as defined below), Management Bonus Objectives (“MBOs”) shall be prepared by each Participant and his or her supervisor at the beginning of each Plan year and shall be subject to modification, in the discretion of the Participant and his or her supervisor, at any time prior to the end of such Plan year. MBOs shall reflect results and objectives to be achieved by the Participant in order for such Participant to meet short-term and long-term business goals that contribute to increased stockholder value. MBOs shall be expressed as specific, quantifiable measures of performance in relation to key operating decisions for the Participant’s business unit including, without limitation, the following:

•	managing inventory levels, receivables, expenses or payables

•	increasing sales

•	eliminating unnecessary capital expenditures

V. 162(M) PARTICIPANTS

A.	Determination of Applicability of Section 162(m)

By no later than the latest time permitted by Section 162(m) of the Code, and the regulations promulgated thereunder (generally, no later than 90 days after the commencement of a Plan year), the Committee, in its sole discretion, shall determine which Participants in the Plan with respect to such Plan year, if any, meet or may meet the definition of “covered employee” under Section 162(m) of the Code and the regulations promulgated thereunder (such Participants hereinafter referred to as “162(m) Participants”). In making such determination, the Committee may employ and rely upon the advice of attorneys, consultants and accountants. Notwithstanding anything in the Plan to the contrary, a bonus payable to a 162(m) Participant for such Plan year shall be made in accordance with this Section V and unless otherwise provided herein, Sections IV, IX and X shall not apply to such 162(m) Participant.

B.	Performance Objectives

By no later than the latest time permitted by Section 162(m) of the Code, and the regulations promulgated thereunder (generally, no later than 90 days after the commencement of the Plan year) and while the achievement of the Performance Objectives remain substantially uncertain within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder, the Committee shall establish, in writing, the specific Performance Objectives which must be achieved in order for a bonus hereunder (or designated portion thereof) to be earned by a 162(m) Participant, the objective bonus formula for computing a bonus (or designated portion thereof) if such Performance Objectives are achieved, and targeted bonus for such 162(m) Participant for such Plan year.

The Committee shall determine whether the Performance Objectives for a Plan year are achieved, and, if so, the Committee shall certify in writing, prior to the payment of any bonus (or designated portion thereof) to a 162(m) Participant for such Plan year, that such Performance Objectives were satisfied. No bonus (or designated portion thereof) for a Plan year shall be paid to a 162(m) Participant unless and until the Committee makes a certification in writing with respect to the achievement of the Performance Objectives with respect to such Plan year as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

C.	Determination of Bonus Amounts

The Committee shall have authority to exercise discretion in determining the amount of the targeted bonus granted to each 162(m) Participant at the beginning of a Plan year, provided that no such targeted bonus shall exceed the maximum bonus limit set forth in Section V.D. The Committee shall also have the authority to reserve, under the terms of any bonus award, the right to exercise discretion to reduce the amount of a targeted bonus which shall be otherwise payable to the 162(m) Participant at the end of each Plan year, subject to the terms, conditions and limits of the Plan. The Committee shall have no authority to increase the amount of a targeted bonus which shall be payable to any 162(m) Participant or to pay a bonus under this Section V if the Performance Objectives have not been satisfied.

The payment of a bonus to a 162(m) Participant with respect to a Plan year shall be conditioned upon the 162(m) Participant’s employment by the Company on the day the bonus is paid; provided, however, that in the discretion of the Committee, if the Performance Objectives with respect to a Plan year are achieved and certified in accordance with Section V.B., a bonus may be paid to a 162(m) Participant: (i) in the event of a Change in Control prior to the end of such Plan year, or (ii) if such 162(m) Participant’s employment terminates after the beginning of such Plan year as a result of disability or death.

D.	Maximum Annual Bonus

Notwithstanding anything herein to the contrary, the maximum bonus that may be earned by any 162(m) Participant under the Plan in any given calendar year shall not exceed $2,000,000.

E.	Compliance with Section 162(m)

It is the intent of the Company that the bonuses made pursuant to Section V shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder. Any provision, application or interpretation of the Plan that is inconsistent with this intent to satisfy the standards in Section 162(m) of the Code, and the regulations promulgated thereunder, shall be disregarded.

VI. FORM OF BONUSES

All bonuses shall be reviewed and authorized by the Committee and shall be paid in cash.

VII. PAYMENT OF BONUSES

Bonuses will be paid no later than ninety (90) days following the end of the Plan year through the Participant’s normal payroll channel; provided, however, that with respect to a 162(m) Participant (as defined below), no bonus shall be paid unless and until the Committee certifies, in writing, that the amount payable with respect to such bonus does not exceed the limitations set forth in Section V and that the amount payable to such 162(m) Participant does not exceed the amount of the targeted bonus granted to such 162(m) Participant at the beginning of the Plan year. In the event of a “Change in Control” (as defined in the Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan) following the close of a Plan year but prior to such ninety (90) day period, bonuses with respect to such Plan year will be paid within 30 days of the effective date of the Change in Control.

VIII. STOCKHOLDER APPROVAL

The Plan shall be submitted to the Company’s stockholders for approval in accordance with the requirements of Section 162(m) of the Code, and the regulations promulgated thereunder, no later than the first regularly scheduled meeting of the Company’s stockholders occurring more than twelve (12) months after the date of Allergan, Inc.’s pro rata distribution to the holders of its common stock, $0.01 par value, of all the shares of Advanced Medical Optics, Inc. (the “Company”) common stock owned by Allergan, Inc. (the “Distribution”). No bonuses shall be paid with respect to 162(m) Participants under the Plan on or after such regularly scheduled meeting unless the Plan is approved in accordance with this Section VII and the requirements of Section 162(m) of the Code, and the regulations promulgated thereunder.

IX. CHANGE IN CONTROL

If a Change in Control occurs during the Plan year, Participants will be paid a bonus prorated to the effective date of the Change in Control and all corporate and individual performance objectives will be deemed to be met at the greater of 100% of the target or the actual prorated year-to-date performance.

Participants must be employed by the Company or its successor on the effective date of the Change in Control in order to receive the prorated payment, unless the Participant’s employment is terminated for retirement, death or disability or otherwise without cause prior to such date. For purposes of this plan, “cause” shall be limited to only three types of events: the willful refusal to comply with a lawful, written instruction of the Board so long as the instruction is consistent with the scope and responsibilities of the Participant’s position prior to the Change in Control; dishonesty which results in a material financial loss to the Company (or to any of its affiliated companies) or material injury to its public reputation (or to the public reputation of any of its affiliated companies); or conviction of any felony involving an act of moral turpitude.

X. TERMINATION OF EMPLOYMENT

Bonuses, if any, for Participants who become eligible after the beginning of a Plan year, retire (defined as age 55 or over with at least 5 years of service), become disabled, die or transfer into a position covered by another incentive plan will be prorated. Bonuses, if any, for Participants who are laid-off will be prorated provided the Participant was eligible for at least six months of the Plan year. All proration will be based on the number of months of participation in the Plan during the Plan year.

XI. ADMINISTRATION, AMENDMENT AND INTERPRETATION OF THE PLAN

The Committee shall administer the Plan. The Committee shall be appointed by the Board and shall consist solely of two or more members of the Board who shall qualify as “outside directors” under Section 162(m) of the Code, and the regulations promulgated thereunder. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan.

The Committee may at any time establish (and once established, rescind, waive or amend) additional conditions and terms of payment of bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of this Plan and may take into account such other factors as it deems appropriate in administering any aspect of this Plan; provided, however, that the Committee may not, with respect to Section V of the Plan, modify, reduce or alter Performance Objectives or objective bonus formula once such Performance Objectives and objective bonus formula with respect to a performance period have already been established by the Committee.

Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

The Board shall have the right to amend the Plan from time to time or to repeal it entirely or to terminate the Plan; provided, however, that no amendment to the Plan that is made on or after the first regularly scheduled meeting of the Company’s stockholders occurring more than twelve (12) months after the Distribution and that changes the maximum bonus payable to any 162(m) Participant, as set forth in Section V.D., or amends the objective business criteria with respect to 162(m) Participants as set forth in Section IV.A., shall be effective unless approved by the affirmative vote of a majority of shares voting at a meeting of the shareholders of the Company in accordance with Section 162(m), and the regulations promulgated thereunder.

XII. RIGHTS OF PLAN PARTICIPANTS

Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

No individual to whom a bonus has been made or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid.

No right or interest of any Participant shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

XIV. MISCELLANEOUS

The Company shall deduct all federal, state and local taxes required by law or Company policy from any bonus paid hereunder.

In no event shall the Company be obligated to pay to any Participant a bonus for any period by reason of the Company’s payment of a bonus to such Participant in any other period, or by reason of the Company’s payment of a bonus to any other Participant or Participants in such period or in any other period.

The Plan shall be unfunded. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus under the Plan. Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without regard to principles of conflicts of law).

Exhibit C

2004 STOCK INCENTIVE PLAN

~~Amended and Restated April 2, 2007~~

Proposed 2008 Amendment and Restatement

The ~~AMENDED AND RESTATED~~ 2004 STOCK INCENTIVE PLAN (the “Plan”) is hereby ~~further~~ amended and restated by ~~INTRALASE CORP~~Advanced Medical Optics, Inc., a Delaware corporation~~, as of April 2, 2007.~~ (“AMO”).

ARTICLE 1.

GENERAL PROVISIONS

1.1	Purposes of the Plan

The purposes of the Plan are (a) to enhance the ability to attract and retain the services of officers, qualified employees, directors and outside consultants and service providers, upon whose judgment, initiative and efforts the successful conduct and development of IntraLase’s businesses and the businesses of its parent company, AMO, largely depend, and (b) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of IntraLase and AMO by providing them an opportunity to participate in the ownership of AMO and thereby have an interest in the success and increased value of AMO that coincides with the financial interests of the AMO’s stockholders.

1.2	Definitions

As used herein the following terms shall have the meanings set forth below:

a.	“AMO” means Advanced Medical Optics, Inc., a Delaware corporation, or any successor thereto.

b.	“Board” means the Board of Directors of AMO.

c.	“Cause” means, with respect to the discharge by the Company of any Participant, any conduct that under Company policies as set forth from time to time in the employee handbook of the Company (or any successor thereto) would be considered to constitute “serious misconduct” that would justify immediate termination without benefit of a counseling review or severance pay.

d.	“Change in Control” means the following and shall be deemed to occur if any of the following events occur:

i.	Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of AMO representing (i) 20% or more of the combined voting power of AMO’s then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within 30 days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) 33% or more of the combined voting power of AMO’s then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

ii.

Individuals who, as of the Effective Date, constituted the Board of Directors of AMO (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board of Directors of AMO, provided that any person becoming a Director of AMO subsequent to Effective Date, whose election, or nomination for election by AMO’s stockholders, is approved by a vote of at least a majority of the Directors of AMO then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of AMO, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board of AMO;

iii.	The consummation of a merger, consolidation or reorganization involving AMO, other than one which satisfies both of the following conditions:

(A)	a merger, consolidation or reorganization which would result in the voting securities of AMO outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of AMO or such other entity resulting from the merger, consolidation or reorganization (the “Surviving Corporation”) outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in AMO’s voting securities immediately before such merger, consolidation or reorganization, and

(B)	a merger, consolidation or reorganization in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of AMO representing 20% or more of the combined voting power of AMO’s then outstanding voting securities; or

iv.	Complete liquidation of AMO or a sale of all or substantially all of AMO’s assets.

Additionally, notwithstanding the preceding provisions of this Paragraph (d), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Paragraph (d) is (1) an underwriter or underwriting syndicate that has acquired any of AMO’s then outstanding voting securities solely in connection with a public offering of AMO’s securities, (2) AMO or any subsidiary of AMO or (3) an employee stock ownership plan or other employee benefit plan maintained by the AMO or any of its subsidiaries that is qualified under the provisions of the Code. In addition, notwithstanding the preceding provisions of this Paragraph (d), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Paragraph (d) becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by AMO which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of AMO or through a stock dividend or stock split), then a Change in Control shall occur.

e.	“Code” means the Internal Revenue Code of 1986, as amended. Where the context so requires, a reference to a particular Code section shall also refer to any successor provision of the Code to such section.

f.	“Committee” means the committee appointed by the Board to administer the Plan. The Committee shall be composed entirely of members who meet the requirements of Section 1.4(a) hereof.

g.	“Common Stock” means the common stock of IntraLase Corp., subject to the provisions of (and substitution of AMO common stock pursuant to the merger contemplated by the Merger Agreement) Section 9.1(a).

h.	“Company” means AMO, IntraLase Corp. or any Subsidiary, as determined from time to time.

i.	“Consultant” means any consultant or adviser if:

i.	The consultant or adviser renders bona fide services to the Company;

ii.	The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

iii.	The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

~~For purposes of eligibility to receive Incentive Awards or Performance Awards, individuals who, immediately prior to the Effective Date, were employees or consultants (including Independent Directors) of AMO or AMO’s Subsidiaries (other than IntraLase Corp.) shall not be considered a Consultant.~~

j.	“Director” shall mean a member of the Board.

k.	“Dividend Equivalent” means an amount payable in cash, Common Stock or a combination thereof to a holder of a Stock Option, Stock Appreciation Right or other Incentive Award denominated in shares of Common Stock that is equivalent to the amount of dividends paid to stockholders with respect to a number of shares of Common Stock equal to the number of shares upon which such Incentive Award is based.

l.	“Effective Date” means the Effective Date as defined by the Merger Agreement.

m.	“Employee” means any individual classified by the Company as a regular, full-time or part-time employee of the Company, and with respect to individuals employed by the Company, whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Company, except that such term shall not include any individual who (a) performs services for the Company and who is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company or (b) performs services for the Company pursuant to an agreement between the Company and any other person including a leasing organization.

~~For purposes of eligibility to receive Incentive Awards or Performance Awards, individuals who, immediately prior to the Effective Date, were employees or consultants (including Independent Directors) of AMO or AMO’s Subsidiaries (other than IntraLase Corp.) shall not be considered an Employee.~~

n.	“Exchange Act” means the Securities Exchange Act of 1934, as amended. Where the context so requires, a reference to a particular section of the Exchange Act shall also refer to any successor provision to such section.

o.	“Fair Market Value” means: (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day next preceding such date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day next preceding such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

p.	“Incentive Award” means any Stock Option, Dividend Equivalent, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Stock Payment, Performance Award or other award granted or sold under the Plan.

q.	“Incentive Stock Option” means an incentive stock option, as defined under Code Section 422 and the regulations thereunder.

r.	“Independent Director” shall mean a member of the Board who is not an Employee (or otherwise an employee of the Company).

s.	“Merger Agreement” means the Agreement and Plan of Merger, dated January 5, 2007, by and among Advanced Medical Optics, Inc., Ironman Merger Corporation, and IntraLase~~,~~ Corp.

t.	“Nonqualified Stock Option” means a Stock Option other than an Incentive Stock Option. To the extent that any Option designated as an Incentive Stock Option fails in whole or in part to qualify as an

Incentive Stock Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 1.3(d) below, it shall to that extent constitute a Nonqualified Option.

u.	“Normal Retirement” means any termination of an Employee’s employment (other than for Cause or death or Total Disability) after such Employee has attained age 55 and has been employed by the Company for a minimum of five (5) years.

v.	“Option” or “Stock Option” means a right to purchase Common Stock and refers to both Incentive Stock Options and Nonqualified Stock Options.

w.	“Participant” means an individual who has received an Incentive Award pursuant to the Plan.

x.	“Payment Event” means the event or events giving rise to the right to payment of a Performance Award.

y.	“Performance Award” means an award, payable in Common Stock, Restricted Stock, Restricted Stock Units or a combination thereof, the terms and conditions of which may be determined by the Committee at the time the Performance Award is granted.

z.	“Performance Criteria” shall mean the following business criteria as established by the Committee:

(i)	Sales;

(ii)	Revenues;

(iii)	Operating income;

(iv)	Pre-tax income;

(v)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”);

(vi)	Gross margin;

(vii)	Return on equity;

(viii)	Return on capital;

(ix)	Earnings per share;

(x)	Consolidated net income divided by the average consolidated common stockholders equity;

(xi)	Cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;

(xii)	Adjusted operating cash flow return on income;

(xiii)	Cost containment or reduction;

(xiv)	Product development;

(xv)	Market share;

(xvi)	Customer satisfaction;

(xvii)	Employee satisfaction;

(xviii)	The percentage increase in the market price of the common stock over a stated period;

(xix)	Strategic transactions; and

(xx)	Individual business objectives.

aa.	“Plan” means this 2004 Stock Incentive Plan, as set forth herein, as amended from time to time.

bb.	“Purchase Price” means the purchase price (if any) to be paid by a Participant for Restricted Stock or Restricted Stock Units as determined by the Committee (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

cc.	“Restricted Stock” means Common Stock which is the subject of an Incentive Award under this Plan and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Plan and in any instrument evidencing the grant of such Incentive Award.

dd.	“Restricted Stock Unit” means a right granted pursuant to Section VI of the Plan to receive a share of Common Stock at a future date set by the Committee or over a vesting period established by the Committee.

ee.	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

ff.	“Securities Act” means the Securities Act of 1933, as amended.

gg.	“Stock Appreciation Right” or “Right” means a right granted pursuant to Section VII of the Plan to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount of cash or a combination of shares of Common Stock and cash, based on the increase in the Fair Market Value of the shares of Common Stock subject to the right during such period as is specified by the Committee.

hh.	“Stock Payment” means a payment in shares of Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to any Employee.

ii.	“Subsidiary” means any corporation in an unbroken chain of corporations beginning with AMO if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

jj.	“10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of AMO.

kk.	“Total Disability” means the inability of a person, by reason of mental or physical illness or accident, to perform any and every duty of the occupation for the Company for which such person was employed, engaged, appointed or elected when such disability commenced, which disability is expected to continue for a period of at least 12 months. Any determination as to the date and extent of any disability shall be made by the Committee upon the basis of such information as the Committee deems necessary or desirable including, without limitation, a determination by the insurance provider with respect to a Participant under the Company’s long term disability program or a disability award letter with respect to a Participant from the Social Security Administration.

1.3	Shares of Common Stock Subject to the Plan

a)	Pursuant to the authorization received by the stockholders of IntraLase Corp. prior to the Merger Agreement, and subject to the provisions of Section 1.3 (c) and Section 9.1 of the Plan, a total of 2,171,480 shares of Common Stock may be issued under the Plan as of April 2, 2007.[1] Subject to the provisions of Section 1.3 (c) and Section 9.1 of the Plan, in no event will more than 2,171,480 shares of Common Stock, be available for issuance pursuant to the exercise of Incentive Stock Options.

[1]	The stockholders of IntraLase Corp. previously authorized the issuance of 5,607,640 shares of common stock of IntraLase Corp. under the Plan. The numbers of Common Stock listed in this Section 1.3 are in terms of common stock of AMO, into which the common stock of IntraLase Corp. was converted.

b)	The Common Stock to be issued under this Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by AMO, including shares purchased on the open market.

c)	Shares of Common Stock subject to unexercised portions of any Incentive Award granted under this Plan that expires or is terminated, cancelled, or substituted or exchanged for an award for a different kind of shares or other securities, and shares of Common Stock issued pursuant to an Incentive Award under this Plan that are reacquired by AMO pursuant to the terms of the Incentive Award under which such shares were issued, will again become available for the grant of further Incentive Awards under this Plan. Additionally, shares of Common Stock which are delivered by an Employee (either actually or by attestation) or withheld by the Company upon the exercise of any Incentive Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder.

d)	The maximum number of shares of Common Stock with respect to which Incentive Awards may be granted to any individual in any given calendar year is ~~500,000~~335,750 shares. To the extent required for “incentive stock option” treatment under Code Section 422, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock, with respect to which Incentive Options granted under this Plan and any other plan of the Company become exercisable for the first time by an Optionee during any calendar year, shall not exceed $100,000.

1.4	Administration of the Plan

a)	The Plan will be administered by the Committee, which will consist of two or more Independent Directors appointed by the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Code Section 162(m). Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

b)	The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan Subject to the provisions of the Plan, the Committee has authority in its discretion to select the eligible Employees and Consultants to whom, and the time or times at which, Incentive Awards shall be granted or sold, the nature of each Incentive Award, the number of shares of Common Stock or the number of rights that make up each Incentive Award, the period for the exercise of each Incentive Award, the Performance Criteria (which need not be identical) utilized to measure the value of Performance Awards and such other terms and conditions applicable to each individual Incentive Award as the Committee shall determine. The Committee may grant at any time new Incentive Awards to an Employee or Consultant who has previously received Incentive Awards or other grants (including other stock options) whether such prior Incentive Awards or such other grants are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Incentive Awards. The Committee may grant Incentive Awards singly or in combination or in tandem with other Incentive Awards as it determines in its discretion. The purchase price or initial value and any and all other terms and conditions of the Incentive Awards may be established by the Committee without regard to existing Incentive Awards or other grants. Further, the Committee may, with the consent of the holder of an Incentive Award, amend in a manner consistent with the Plan the terms of such Incentive Award. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Code Section 162(m), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Incentive Awards granted to Independent Directors, in which case any reference in the Plan to the “Committee” shall be deemed a reference to the Board.

c)	Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan, to determine the terms and conditions of Incentive Awards and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

d)	Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, AMO and AMO’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board or the Committee nor any designee thereof will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any transaction arising under the Plan.

e)	The Committee may, but need not, delegate from time to time some or all of its authority to grant Incentive Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of AMO; provided, however, that the Committee may not delegate to any such committee, the Committee’s authority to grant Incentive Awards to officers. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 1.4(e) shall serve in such capacity at the pleasure of the Committee.

1.5	Award Instrument

At the time of the grant of each Incentive Award pursuant to this Plan, the Committee shall deliver, or cause to be delivered, to the Participant to whom the Incentive Award is granted an instrument evidencing the grant of the Incentive Award and setting forth such terms and conditions applicable to the Incentive Award as the Committee may in its discretion determine consistent with the Plan. For all purposes of this Plan, electronic communications may be considered written instruments.

ARTICLE II.

DIVIDEND EQUIVALENTS

2.1	Dividend Equivalents

Any holder of an Incentive Award of Restricted Stock Units may, in the discretion of the Committee, be granted, at no additional cost, Dividend Equivalents based on the dividends declared on the Common Stock on record dates during the period between the date an Incentive Award of Restricted Stock Units is granted and the date such Incentive Award of Restricted Stock Units is exercised (or expires, or is terminated or cancelled) or such other period as is determined by the Committee and specified in the instrument that evidences the grant of the Incentive Award. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee.

Dividend Equivalents shall be computed as of each dividend record date in such manner as may be determined by the Committee and shall be payable to Participants at such time or time as the Committee in its discretion may determine.

ARTICLE III.

OPTION GRANTS TO EMPLOYEES AND CONSULTANTS

3.1	Eligibility

Any Employee or Consultant selected by the Committee shall be eligible to be granted an Option; provided, however, that only Employees shall be eligible to receive “incentive stock options” within the meaning of Code Section 422 and the regulations promulgated thereunder.

3.2	Option Price

The purchase price of Common Stock under each Option (the “Option Exercise Price”) will be determined by the Committee at the date such Option is granted. The Option Exercise Price may not be less than the Fair Market Value on the date of grant of the Common Stock subject to the Option. If the person to whom an Incentive Stock Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Code Section 424.

3.3	Option Period

Options may be exercised as determined by the Committee, but: (a) in the absence of specific action by the Committee, or (b) in the case of an Incentive Stock Option, in no event after ten years from the date of grant of such Option (or with respect to an Incentive Stock Option, such other period as is necessary to enable such Option to be treated as an “incentive stock option” within the meaning of Code Section 422 and the regulations promulgated thereunder).

3.4	Exercise of Options

At the time of the exercise of an Option, the purchase price shall be paid in full in cash or other equivalent consideration acceptable to the Committee, in its sole discretion, consistent with the Plan’s purpose and applicable law and as set forth in the instrument evidencing the grant of the Option; provided, however, that the Company shall not lend money to any Participant to finance an option exercise. If the purchase price is paid in whole or in part, through the delivery of shares of Common Stock duly endorsed for transfer to AMO with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, and if such shares of Common Stock were issued to the Participant directly from AMO, such shares must have been owned by the Participant for at least six months. No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares.

3.5	Limitation on Exercise of Incentive Stock Options

The aggregate Fair Market Value (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all stock option plans of the Company) shall not exceed $100,000 or such other limit as is prescribed by the Code. Any Options granted as Incentive Stock Options pursuant to the Plan in excess of such limitation shall be treated as Nonqualified Stock Options.

3.6	Termination of Employment

a)	Except as otherwise provided in a written employment agreement or instrument between the Company and the Employee evidencing the grant of the Option, in the event of the termination of an Employee’s employment with the Company for Cause, all of the Employee’s unexercised Options shall expire as of the date of such termination.

b)	Except as otherwise provided in a written employment agreement or instrument between the Company and the Employee evidencing the grant of the Option, in the event of an Employee’s termination of employment for:

i.	Any reason other than for Cause, death, Total Disability, Normal Retirement or Job Elimination (as defined below), the Employee’s Options shall expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) three calendar months after the date of termination.

ii.	Death or Total Disability, all of the Employee’s unvested Options shall become vested as of the last date of employment, and the Employee (or his or her successor in interest) shall have twelve (12) months after the date of termination within which to exercise Options that have not expired on or before such date.

iii.	Normal Retirement, the Employee’s Options shall expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) three (3) years after the date of termination.

iv.	Job Elimination, all of the Employee’s unvested Options shall become vested as of the last date of employment, and the Employee’s Options shall expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) three calendar months after the date of termination. Notwithstanding the foregoing, if an Employee meets the requirements for Normal Retirement at the time his or her employment is terminated for Job Elimination, the Employee’s Options shall become vested as of the last date of employment, and the Employee’s Options shall expire and become unexercisable as of the earlier to occur of (Y) the date such Options expire in accordance with their terms or (Z) three calendar years after the date of termination. “Job Elimination” occurs when an Employee ceases to be an Employee of the Company as a result of a reduction in force or transfer to a new organization outside of the Company as a result of a divestiture, other than a spin-off or other distribution to AMO’s stockholders. A “reduction in force” occurs under the Plan when the Employee is terminated pursuant to a plan to reduce headcount and is not offered an alternative job at the Company. In order to receive the accelerated vesting set forth in this section (iv), the Employee must sign and deliver to the Company a release and waiver with respect to any and all claims relating to the Employee’s employment with or termination from the Company in a form acceptable to AMO.

c)	Notwithstanding anything to the contrary in Paragraphs (a) or (b) above, the Committee may in its discretion designate such shorter or longer periods to exercise Options following an Employee’s termination of employment; provided, however, that any shorter periods determined by the Committee shall be effective only if provided for in the instrument that evidences the grant to the Employee of such Options or if such shorter period is agreed to in writing by the Employee. In the case of an Incentive Stock Option, notwithstanding anything to the contrary herein, in no event shall such Option be exercisable after the expiration of ten years from the date such Option is granted (or such other period as is provided in Code Section 422 and the regulations promulgated thereunder). This Plan provides for automatic acceleration of vesting of Options in the event of an Employee’s termination due to death or Total Disability or Job Elimination. In all other situations, with the exception of terminations for Cause, Options shall be exercisable by an Employee (or his successor in interest) following such Employee’s termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination; provided, however, that the Committee, in its discretion, may elect to accelerate the vesting of all or any portion of any Options that had not become exercisable on or prior to the date of such termination.

3.7	Limitations on Exercise of Options Granted to Consultants

Unless otherwise prescribed by the Committee in the instrument evidencing the grant of the Option, no Option granted to a Consultant may be exercised to any extent by anyone after the first to occur of the following events:

a)	The expiration of 12 months from the date of the Consultant’s termination of consultancy by reason of his or her death or Total Disability;

b)	The expiration of three months from the date of the Consultant’s termination of consultancy for any reason other than such Consultant’s death or his or her Total Disability, unless the Consultant dies within said three-month period, in which case the Option shall expire 12 months from the date of the Consultant’s death; or

c)	The expiration of 10 years from the date the Option was granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

3.8	No Reload Rights

Options granted under this Plan shall not contain any provision entitling the Employee or Consultant to the automatic grant of additional options in connection with any exercise of the original Option.

3.9	Rights as Stockholder

Notwithstanding anything to the contrary, a recipient of an Option or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

ARTICLE IV.

DIRECTOR OPTIONS

4.1	Discretionary Grants

Notwithstanding the foregoing, the Board may, in its discretion, grant Options to Independent Directors at any time and from time to time, the terms of which shall be determined by the Board. In the discretion of the Board, Options granted hereunder to Independent Directors may be granted in lieu of director fees.

4.2	Terms of Options Granted to Independent Directors

Unless otherwise prescribed by the Board in the instrument evidencing the grant of the Option, the price per share of the shares subject to each Option granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Unless otherwise prescribed by the Board in the instrument evidencing the grant of the Option, each Option granted to an Independent Director shall become fully exercisable on the day immediately preceding the date of the first annual meeting of stockholders subsequent to the date the Option was granted, provided such person is an Independent Director as of such date. Subject to Section 4.3, the term of each Option granted to an Independent Director shall be 10 years from the date the Option is granted. No portion of an Option which is unexercisable at termination of directorship shall thereafter become exercisable. Payment of the exercise price with respect to an Option granted to an Independent Director shall be made in accordance with Section 3.4. Notwithstanding the foregoing, in the event of a Change in Control, Options granted to Independent Directors shall, as of the date of such Change in Control, immediately become fully vested and exercisable. The limitations under Section 3.8 shall apply to Options granted to Independent Directors.

4.3	Limitations on Exercise of Options Granted to Independent Directors

Unless otherwise prescribed by the Board in the instrument evidencing the grant of the Option, no Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

a)	The expiration of 12 months from the date of the Independent Director’s termination of directorship by reason of his or her death or Total Disability;

b)	The expiration of three months from the date of the Independent Director’s termination of directorship for any reason other than such Independent Director’s death or his or her Total Disability, unless the Independent Director dies within said three-month period, in which case the Option shall expire 12 months from the date of the Independent Director’s death; or

c)	The expiration of 10 years from the date the Option was granted.

ARTICLE V.

PERFORMANCE AWARDS

5.1	Grant of Performance Awards

a)	Any Employee or Consultant selected by the Committee may be granted one or more Performance Awards. At the time of grant, the Committee shall determine the Performance Criteria (which need not be identical) to be utilized to calculate the value of a Performance Award, the term of such Performance Award, the Payment Event, the form of payment of the Performance Award (in shares of Common Stock, Restricted Stock Units or shares of Restricted Stock) and the time of payment of the Performance Award. The specific terms and conditions of each Performance Award shall be set forth in a written statement evidencing the grant of such Performance Award (the “Performance Award Agreement”).

b)	Notwithstanding any other provision of the Plan or the applicable Performance Award Agreement, the Committee may, in its sole discretion, reduce the amount of any Performance Award, whether it provides for settlement in shares of Common Stock, Restricted Stock, or Restricted Stock Units and regardless of the extent to which the Performance Criteria specified in the Performance Award Agreement were attained, to an amount less than the amount set forth in the Performance Award Agreement, including zero. However, under no circumstances will the Committee have the authority to increase the amount of a Performance Award that would otherwise be payable under a Performance Award Agreement.

(c)	The occurrence of the Payment Event shall be tolled until the Committee certifies in writing whether and to the extent to which the Performance Criteria specified in any Performance Award Agreement was attained.

5.2	Payment of Award; Limitation

Upon the occurrence of a Payment Event, payment of a Performance Award will be made to the Participant (in shares of Common Stock, shares of Restricted Stock, or Restricted Stock Units, as determined by the Committee at the time of grant). The Committee may impose a limitation on the amount payable upon the occurrence of a Payment Event, which limitation shall be set forth in the written statement evidencing the grant of the Performance Award; provided, however, that such limitation shall not exceed the limit set forth in Section 1.3(d).

5.3	Expiration of Performance Award

If a Participant’s employment, or if applicable, consultancy with the Company is terminated for any reason other than death, Total Disability or, with respect to an Employee, Normal Retirement, prior to the occurrence of the Payment Event, all of the Participant’s rights under the Performance Award shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consultancy by reason of death, Total Disability or, with respect to an Employee, Normal Retirement, the Committee, in its discretion, may determine what portions, if any, of the Performance Award should be paid to the Participant.

ARTICLE VI.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.1	Award of Restricted Stock and Restricted Stock Units

The Committee may grant awards of Restricted Stock and/or Restricted Stock Units to Employees, Consultants and Independent Directors. The Committee shall determine the number of shares of Restricted Stock or Restricted Stock Units awarded, Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock and/or Restricted Stock Units, and when and under what circumstances such restrictions shall lapse. The terms and conditions of the Restricted Stock and/or Restricted Stock Units shall be set forth in the statement evidencing the grant of such award of Restricted Stock and/or Restricted Stock Units.

6.2	Requirements

All shares of Restricted Stock and Restricted Stock Units granted or sold, pursuant to the Plan will be subject to the following conditions:

a)	The Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

b)	The Committee may require that the certificates representing Restricted Stock granted or sold to a Participant pursuant to the Plan remain in the physical custody of an escrow holder or AMO until all restrictions are removed or expire;

c)	Each certificate representing Restricted Stock granted or sold to a Participant pursuant to the Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions; and

d)	The Committee may impose such other conditions on Restricted Stock and Restricted Stock Units as the Committee may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

6.3	Lapse of Restrictions

The restrictions imposed upon Restricted Stock and Restricted Stock Units pursuant to Section 6.2 above will lapse in accordance with such schedule or other conditions as are determined by the Committee and set forth in the statement evidencing the grant or sale.

6.4	Rights of Participant

Subject to the provisions of Section 6.2 or restrictions imposed pursuant to Section 6.2, and to the payment of the full Purchase Price, if any, the Participant will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Participant under the Plan, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto; provided, however, that in the discretion of the Committee, any non-cash distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.2. Holders of Restricted Stock Units will have no rights of a stockholder until shares of Common Stock are issued upon vesting of the units.

6.5	Termination of Employment, Consultancy or Directorship

Upon a Participant’s termination of employment or, if applicable, termination of consultancy or directorship, for death or Total Disability, all of the restrictions imposed on the Participant’s Restricted Stock shall lapse, and all of the Participant’s Restricted Stock Units will become vested and payable, as of the Participant’s last date of employment or, if applicable, consultancy or directorship. In all other cases (other than a Job Elimination), unless the Committee in its discretion determines otherwise, upon a Participant’s termination of employment or, if applicable, termination of consultancy or directorship, for any reason, (i) all of the Participant’s Restricted Stock that are unvested at that time shall be repurchased by AMO at the Purchase Price (if any) and (ii) all of the Participant’s Restricted Stock Units that are unvested at that time shall expire.

6.6	Termination of Employment Due to Job Elimination

Upon an Employee’s termination of employment due to Job Elimination, the terminating Employee shall have the restrictions lapse on each grant of Restricted Stock in an amount equal to the difference between (i) the total number of shares of Restricted Stock granted multiplied by a fraction, the numerator of which is the number of full calendar months from the date of grant until the Employee’s last day of employment and the denominator of which is the total number of months of the vesting schedule pursuant to the original award and (ii) any shares of Restricted Stock that vested prior to the date of termination of employment, and any remaining shares of unvested Restricted Stock shall be repurchased by AMO at the Purchase Price (if any). With respect to Restricted Stock Units, upon an Employee’s termination of employment due to Job Elimination, the terminating Employee shall become vested in each award of Restricted Stock Units in an amount equal to the difference between (y) the number of units awarded multiplied by a fraction, the numerator of which is the number of full calendar months from the date of grant until the Employee’s last day of employment and the denominator of which is the total number of months of the vesting schedule pursuant to the original award and (z) any Restricted Stock Units that vested prior to the date of termination of employment, and any remaining unvested Restricted Stock Units shall expire.

6.7	Payment of Restricted Stock Units

Following the end of the vesting period for a Restricted Stock Unit (or at such other time as the applicable Restricted Stock Unit Agreement may provide), the holder of a Restricted Stock Unit shall be entitled to receive one share of Common Stock for each Restricted Stock Unit, unless the Participant has elected otherwise, provided however, any such election is valid in accordance with Code Section 409A or any successor regulation.

ARTICLE VII.

STOCK APPRECIATION RIGHTS

7.1	Granting of Stock Appreciation Rights

The Committee may approve the grant to Employees or Consultants of Stock Appreciation Rights related or unrelated to Options, at any time.

a)	A Stock Appreciation Right granted in connection with an Option granted under this Plan will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 7.1(c). Such Option will, to the extent surrendered, then cease to be exercisable.

b)	Subject to Section 7.1(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that, the related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

c)	Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Option Exercise Price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

d)	The Committee may grant Stock Appreciation Rights unrelated to Options to eligible Employees or Consultants. Section 7.1(c) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the Option Exercise Price specified in the related Option the initial base amount specified in the Incentive Award shall be used. Such a Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the date of grant. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant.

e)	Notwithstanding the foregoing, the Committee, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under the Plan.

f)	Payment of the amount determined under the foregoing provisions of this Section 7.1 may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, in cash or in a combination of cash and shares of Common Stock as the Committee deems advisable. The Committee is hereby vested with full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Participant to receive cash in full or partial settlement of a Stock Appreciation Right. If the Committee decides to make full payment in shares of Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

g)	The Committee may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 (or any other comparable provisions in effect at the time or times in question).

7.2	Termination of Employment or Consultancy

Sections 3.6 and 3.7 will govern the treatment of Stock Appreciation Rights upon the termination of a Participant’s employment or consultancy, as applicable, with the Company.

ARTICLE IX.

STOCK PAYMENTS

8.1	Stock Payments

The Committee may approve Stock Payments of Common Stock to any Employee or Consultant for all or any portion of the compensation (other than base salary with respect to an Employee) that would otherwise become payable to an Employee or Consultant in cash.

ARTICLE IX.

OTHER PROVISIONS

9.1	Adjustment Provisions

a)	Subject to Section 9.1(b) below, (i) if the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) if the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares provided in Section 1.3 (including the maximum amounts referred to in Section 1.3(d)), (y) the number and kind of shares or other securities subject to then outstanding Incentive Awards, and (z) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards. No fractional interests will be issued under the Plan resulting from any such adjustments.

b)	In addition to the adjustments permitted by Section 9.1(a) above, except as otherwise expressly provided in the statement evidencing the grant of an Incentive Award, upon the occurrence of a Change in Control any outstanding Incentive Awards not theretofore exercisable, payable or free from restrictions, as the case may be, shall immediately become exercisable, payable or free from restrictions (other than restrictions required by applicable law or any national securities exchange upon which any securities of the Company are then listed), as the case may be, in their entirety and any shares of Common Stock acquired pursuant to an Incentive Award which are not fully vested shall immediately become fully vested, notwithstanding any of the other provisions of the Plan.

9.2	Continuation of Employment

a)	Nothing in the Plan or in any statement evidencing the grant of an Incentive Award pursuant to the Plan shall be construed to create or imply any contract of employment between any Employee and the Company, to confer upon any Employee any right to continue in the employ of the Company, or to confer upon the Company any right to require any Employee’s continued employment. Except as expressly provided in the Plan or in any statement evidencing the grant of an Incentive Award pursuant to the Plan, the Company shall have the right to deal with each Employee in the same manner as if the Plan and any such statement evidencing the grant of an Incentive Award pursuant to the Plan did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment of the Employee. Unless otherwise expressly set forth in a separate employment agreement between the Company and such Employee, the Company may terminate the employment of any Employee with the Company at any time for any reason, with or without cause.

b)	Any question(s) as to whether and when there has been a termination of an Employee’s employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Plan or any statement evidencing the grant of an Incentive Award pursuant to the Plan shall be determined by the Committee and the Committee’s determination thereof shall be final and binding.

9.3	Compliance with Government Regulations

No shares of Common Stock will be issued pursuant to an Incentive Award unless and until all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Incentive Award, the Company or AMO may require the Participant to take any reasonable action to comply with such requirements.

Nothing in this restatement of the Plan is meant to constitute either a “material revision” or a “material amendment” under the applicable exchange’s rules so as to require additional shareholder approval. To the extent that any provision of the restatement constitutes an amendment requiring shareholder approval, the terms of that specific provision of the Plan prior to the restatement shall be reinstated.

9.4	Additional Conditions

The award of any benefit under this Plan may also be subject to such other provisions (whether or not applicable to the benefit award to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of benefit, provisions giving AMO the right to repurchase shares of Common Stock acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

9.5	Privileges of Stock Ownership

No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award, except as to such shares of Common Stock, if any, that have been issued to such Participant in accordance with the terms and conditions of the applicable Incentive Award; provided, however, that Participants who have received Restricted Stock shall have only those rights with respect to such stock as are set forth in this Plan and the statement evidencing the grant or sale of such Restricted Stock. No adjustment will be made for any dividends or other rights where the record date is prior to the date shares of Common Stock are issued.

9.6	Repricings Not Permitted.

Notwithstanding anything herein to the contrary, the Committee shall not have the authority to cause an adjustment to the Exercise Price of any outstanding Options or SARs (a “Repricing”), unless such Repricing is approved by a majority of AMO’s stockholders entitled to vote on such matter.

9.7	Amendment and Termination of Plan, Amendment of Incentive Awards

a)	The Board may alter, amend, suspend or terminate the Plan at any time. No such action of the Board, unless taken with the approval of the stockholders of AMO, may increase the maximum number of shares that may be sold or issued under the Plan or alter the class of Employees eligible to participate in the Plan. With respect to any other amendments of the Plan, the Board may in its discretion determine that such amendments shall only become effective upon approval by the stockholders of AMO, if the Board determines that such stockholder approval may be advisable, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under federal or state securities law, federal or state tax law or any other laws or for the purposes of satisfying applicable stock exchange listing requirements.

b)	The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award as it deems advisable; provided, however, that pursuant to Section 9.6, the Committee may not reduce the exercise price of an outstanding Option by amending the terms of such Option without first obtaining approval from the AMO stockholders.

c)	Except as otherwise provided in this Plan or in the statement evidencing the grant of the Incentive Award, no amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

9.8	Not Transferable

a)	No Incentive Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order, unless and until such Award has been exercised, or the shares underlying such Incentive Award have been issued, and all restrictions applicable to such shares have lapsed. No Incentive Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

b)	During the lifetime of the Participant, only he or she may exercise an Option or other Incentive Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Committee pursuant to a domestic relations order. After the death of the Participant, any exercisable portion of an Option or other Incentive Award may, prior to the time when such portion becomes unexercisable under the Plan or the terms and conditions of such Incentive Award, be exercised by his or her personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

c)	Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to permit a Participant to transfer an Incentive Award to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Incentive Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Incentive Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Incentive Award as applicable to the Participant (other than the ability to further transfer the Incentive Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 9.8, “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Committee after taking into account any state or federal tax or securities laws applicable to transferable Incentive Award. Nothing contained in this Section 9.8(c) shall be deemed to require or obligate the Committee to permit a Participant to transfer an Incentive Award in the manner described herein.

9.9	Other Compensation Plans

The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company or AMO, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for Employees or Directors of the Company.

9.10	Plan Binding on Successors

The Plan shall be binding upon the successors and assigns of the Company.

9.11	Singular, Plural; Gender

Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

9.12	Headings, Etc., No Part of Plan

Heading of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

9.13	Participation By Foreign Employees

Notwithstanding Section 9.7 of the Plan, the Committee may, in order to fulfill the purposes of the Plan: (i) modify grants of Incentive Awards to Participants who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom and/or (ii) amend the Plan from time to time by adopting or modifying appendices to the Plan, which appendices shall contain such terms and conditions with respect to the operation of the Plan in one or more foreign jurisdictions as are necessary to bring the Plan into compliance with applicable law, tax policy or local custom. Nothing contained in this Section 9.13 shall be deemed to grant the Committee the authority to: (i) increase the maximum number of shares that may be sold or issued under the Plan, (ii) alter the class of Employees eligible to participate in the Plan, (iii) reduce the minimum exercise price with respect to Options as set forth in Sections 3.2 and 4.2, or (iv) increase the annual award limits set forth in Section 1.3(d).

9.14	Withholding

The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Incentive Award. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under such Incentive Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Incentive Award (or which may be repurchased from the Participant of such Incentive Award within six months after such shares of Common Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Incentive Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

9.15	Miscellaneous

a)	At the request of a Participant, and as soon as practicable after any proper exercise of an Option (or any portion thereof) in accordance with the provisions of the Plan, the Company shall deliver to the Participant at the main office of the Company, or such place as shall be mutually acceptable, a certificate or certificates representing the shares of Common Stock to which the Participant is entitled by reason of exercise of the Option (or portion thereof).

b)	No shares of Common Stock shall be issued or delivered upon exercise of an Option unless and until there shall have been compliance with all applicable requirements of the Securities Act, all applicable listing requirements of any market or securities exchange on which shares of Common Stock are then listed and any other requirement of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of AMO to obtain any required permits, authorizations or approvals necessary for the lawful issuance and sale of any shares of Common Stock hereunder on terms deemed reasonable by the Committee shall relieve the Company, AMO, the Board and the Committee of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite permits, authorizations or approvals shall not have been obtained.

c)	Each certificate representing shares of Common Stock acquired pursuant to the Plan shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed on the certificates. The determination of which legends, if any, shall be placed upon the certificates shall be made by the Committee in its sole discretion and such decision shall be final and binding.

ARTICLE X.

EFFECTIVE DATE

10.1	Effective Date and Duration of Plan

This restatement of the Plan shall become effective ~~on the Effective Date~~May 29, 2008 if approved by the stockholders of AMO. The Plan shall terminate on May 27, 2014, and no Incentive Award may be granted under the Plan after the date of such termination, but such termination shall not affect any Incentive Award theretofore granted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS	Please for Address Mark Here Comments Change or	☐
SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
1. ELECTION OF THREE DIRECTORS	☐	☐	2. TO APPROVE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
Nominees: 01 James V. Mazzo 02 Robert J. Palmisano 03 James O. Rollans				FOR	AGAINST	ABSTAIN
			3. TO RE-APPROVE THE ADVANCED MEDICAL OPTICS, INC. 2002 BONUS PLAN	☐	☐	☐
				FOR	AGAINST	ABSTAIN
			4. TO APPROVE THE 2004 STOCK INCENTIVE PLAN TO ALLOW BROADER UTILIZATION	☐	☐	☐
(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)			IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENVELOPE PROVIDED.

I/we plan to attend the meeting. (Please detach admittance card on the reverse side and bring to the meeting.)	☐

Signature	Signature (Joint Owners)	Title	Date

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please indicate any change of address. The signer hereby revokes all proxies heretofore given by the signer to vote at the Annual Meeting of Advanced Medical Optics, Inc. and any adjournments, postponements, continuations or reschedulings thereof.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING; BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time on May 28, 2008, the day prior to the meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/eye		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement

on the Internet at http://ir.amo-inc.com

PROXY

ADVANCED MEDICAL OPTICS, INC.

Annual Meeting, May 29, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing and returning this proxy, you appoint Aimee S. Weisner and Diane W. Biagianti, and each of them, with full power of substitution, to vote these shares at the Annual Meeting of Stockholders to be held on May 29, 2008 at 10:00 a.m. local time (or any adjournments or postponements thereof) at Advanced Medical Optics, Inc., 1700 E. St. Andrew Place, Santa Ana, CA 92705.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION, YOU MAY SIMPLY SIGN AND DATE THIS CARD ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Bring this admission ticket with you to the meeting on May 29, 2008. Do not mail.

This admission ticket admits you to the meeting. You will not be allowed into the meeting without an admission ticket or other proof of stock ownership as of March 31, 2008, the record date.

ADMISSION TICKET

ADVANCED MEDICAL OPTICS, INC.

Annual Meeting of Stockholders

May 29, 2008

10:00 A.M.

1700 E. St. Andrew Place

Santa Ana, CA 92705

NON-TRANSFERABLE	NON-TRANSFERABLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
1. ELECTION OF THREE DIRECTORS	☐	☐	2. TO APPROVE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
Nominees: 01 James V. Mazzo 02 Robert J. Palmisano 03 James O. Rollans				FOR	AGAINST	ABSTAIN
			3. TO RE-APPROVE THE ADVANCED MEDICAL OPTICS, INC. 2002 BONUS PLAN	☐	☐	☐
				FOR	AGAINST	ABSTAIN
			4. TO APPROVE THE 2004 STOCK INCENTIVE PLAN TO ALLOW BROADER UTILIZATION	☐	☐	☐
(Instruction: To withhold authority to vote for any individual nominee, write nominee’s name in the space provided below.)			IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

PLEASE SIGN, DATE AND RETURN THIS DIRECTION CARD IN THE ENVELOPE PROVIDED.

I/we plan to attend the meeting. (Please detach admittance card on the reverse side and bring to the meeting.)	☐

Signature	Signature (Joint Owners)	Title	Date

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please indicate any change of address. The signer hereby revokes all proxies heretofore given by the signer to vote at the Annual Meeting of Advanced Medical Optics, Inc. and any adjournments, postponements, continuations or reschedulings thereof.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time on May 23, 2008.

Your Internet or telephone vote authorizes the trustee to vote your shares in the same manner as if you marked, signed and returned your direction card.

INTERNET	OR	TELEPHONE
http://www.proxyvoting.com/eye-esop		1-866-540-5760
Use the Internet to vote your shares. Have your direction card in hand when you access the web site.		Use any touch-tone telephone to vote your shares. Have your direction card in hand when you call.

If you vote your shares by Internet or by telephone, you do NOT need to mail back your direction card.

To vote by mail, mark, sign and date your direction card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to

Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement

on the internet at http://ir.amo-inc.com

DIRECTION CARD

TO: JPMORGAN CHASE BANK, TRUSTEE

ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (“SIP”) AND

EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”)

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Advanced Medical Optics, Inc. Common Stock held for my account in the Allergan SIP and/or the Allergan ESOP at the Annual Meeting of Stockholders of Advanced Medical Optics, Inc. to be held on May 29, 2008, or any adjournment thereof, as marked on the reverse side of this card.

Unless JPMorgan Chase Bank, as Trustee for the Plan, receives my vote by May 23, 2008, it will vote the shares allocated to my SIP and/or ESOP account(s) as directed by the fiduciary for such Allergan plans.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Bring this admission ticket with you to the meeting on May 29, 2008. Do not mail.

This admission ticket admits you to the meeting. You will not be allowed into the meeting without an admission ticket or other proof of stock ownership as of March 31, 2008, the record date.

ADMISSION TICKET

ADVANCED MEDICAL OPTICS, INC.

Annual Meeting of Stockholders

May 29, 2008

10:00 A.M.

1700 E. St. Andrew Place

Santa Ana, CA 92705

NON-TRANSFERABLE	NON-TRANSFERABLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
1. ELECTION OF THREE DIRECTORS	☐	☐	2. TO APPROVE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
Nominees: 01 James V. Mazzo 02 Robert J. Palmisano 03 James O. Rollans				FOR	AGAINST	ABSTAIN
			3. TO RE-APPROVE THE ADVANCED MEDICAL OPTICS, INC. 2002 BONUS PLAN	☐	☐	☐
				FOR	AGAINST	ABSTAIN
			4. TO APPROVE THE 2004 STOCK INCENTIVE PLAN TO ALLOW BROADER UTILIZATION	☐	☐	☐
(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)			IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

PLEASE SIGN, DATE AND RETURN THIS DIRECTION CARD IN THE ENVELOPE PROVIDED.

I/we plan to attend the meeting. (Please detach admittance card on the reverse side and bring to the meeting.)	☐

Signature	Signature (Joint Owners)	Title	Date

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please indicate any change of address. The signer hereby revokes all proxies heretofore given by the signer to vote at the Annual Meeting of Advanced Medical Optics, Inc. and any adjournments, postponements, continuations or reschedulings thereof.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING; BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time on May 23, 2008.

Your Internet or telephone vote authorizes the trustee to vote your shares in the same manner as if you marked, signed and returned your direction card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/eye-401k		1-866-540-5760
Use the Internet to vote your shares. Have your direction card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your shares. Have your direction card in hand when you call.

If you vote your shares by Internet or by telephone, you do NOT need to mail back your direction card.

To vote by mail, mark, sign and date your direction card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on

the Internet at http://ir.amo-inc.com

DIRECTION CARD

TO: JPMORGAN CHASE BANK, TRUSTEE

ADVANCED MEDICAL OPTICS, INC. 401(K) PLAN

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Advanced Medical Optics, Inc. Common Stock held for my account in the Advanced Medical Optics, Inc. 401(k) Plan (the “Plan”) at the Annual Meeting of Stockholders of Advanced Medical Optics, Inc. to be held on May 29, 2008, or any adjournment thereof, as marked on the reverse side of this card.

Unless JPMorgan Chase Bank, as Trustee for the Plan, receives my vote by May 23, 2008, it will vote the shares allocated to my Plan account as directed by the Corporate Benefits Committee.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Bring this admission ticket with you to the meeting on May 29, 2008. Do not mail.

This admission ticket admits you to the meeting. You will not be allowed into the meeting without an admission ticket or other proof of stock ownership as of March 31, 2008, the record date.

ADMISSION TICKET

ADVANCED MEDICAL OPTICS, INC.

Annual Meeting of Stockholders

May 29, 2008

10:00 A.M.

1700 E. St. Andrew Place

Santa Ana, CA 92705

NON-TRANSFERABLE	NON-TRANSFERABLE